UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bausch + Lomb Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Monday, April 24, 2023 4:00 p.m. Eastern Daylight Time	2023 Notice of Annual Meeting and Proxy Statement

A Legacy of Innovation

“For more than a century and a half, we’ve been inspired and honored by our mission of helping people see better to live better.”

Message from the Chair and
Chief Executive Officer

March 13, 2023

Dear Shareholders:

I am honored to once again lead Bausch + Lomb during this exciting time as a new publicly traded company. Over the course of the Company’s history, Bausch + Lomb has always stood at the forefront of cutting-edge scientific and technological optical advancements, and today, Bausch + Lomb is more focused than ever on developing and offering new treatments to meet unmet eye health needs.

It is my pleasure to invite you to attend our Annual Meeting of Shareholders (the “Meeting”) on Monday, April 24, 2023 at 4:00 p.m., Eastern Daylight Time. Our Board of Directors has determined to conduct the Meeting in an exclusively virtual format via a live internet webcast to facilitate broad shareholder participation. There will be no physical meeting. We believe the virtual Meeting will facilitate shareholder attendance and participation by enabling shareholders to participate in the Meeting at no cost to shareholders.

At the Meeting, shareholders will vote on the proposals listed in the Notice of Annual Meeting (the “Notice”) and the accompanying Proxy Statement.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to our non-record (beneficial) shareholders in a fast and efficient manner via the internet. On March 13, 2023, we will begin mailing the notice of proxy materials to all our beneficial shareholders at the close of business on February 24, 2023 and will post our proxy materials on the website (www.proxyvote.com) and on Bausch + Lomb’s SEDAR profile (www.sedar.com). You may also call 1-800-579-1639 to request to receive paper copies of the proxy materials at no cost. Record shareholders at the close of business on February 24, 2023 will receive paper copies of our proxy materials.

Your vote is important. Whether or not you plan to attend the virtual Meeting, we hope you will vote as soon as possible. You will find voting instructions in the Notice or on the proxy card or your voting instruction form. You may vote via the internet or by telephone. Alternatively, if you have received a printed copy of the proxy materials by mail, you may mark, date, sign and mail the proxy card or voting instruction form in the envelope provided.

We appreciate your continued ownership of Bausch + Lomb shares and your support.

Sincerely,

Brenton L. Saunders

Chair of the Board and Chief Executive Officer

2023 PROXY STATEMENT	1

Notice of Annual Meeting of Shareholders

Date To be held on April 24, 2023	Location BAUSCH + LOMB CORPORATION 520 Applewood Crescent Vaughan, Ontario, Canada L4K 4B4

To the Shareholders of Bausch + Lomb Corporation:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Shareholders (the “Meeting”) of Bausch + Lomb Corporation, a Canadian corporation (the “Company,” “Bausch + Lomb,” “we” or “our”), will be conducted in an exclusively virtual format via a live internet webcast at www.virtualshareholdermeeting.com/BLCO2023 at 4:00 p.m., Eastern Daylight Time, on Monday, April 24, 2023, for the following purposes:

+	to elect ten directors to serve on the Company’s board of directors (the “Board”) until the close of the 2024 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal;
+	to approve, in an advisory vote, the compensation of our named executive officers;
+	to approve, in an advisory vote, the frequency of future advisory votes on named executive officer compensation;
+	to approve an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the number of shares authorized for issuance thereunder;
+	to appoint PricewaterhouseCoopers LLP to serve as the Company’s auditor until the close of the 2024 Annual Meeting of Shareholders and to authorize the Board to fix the auditor’s remuneration;
+	to receive the audited consolidated financial statements of the Company for the year ended December 31, 2022, and the auditor’s report thereon; and
+	to transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The record date for the Meeting is February 24, 2023. Only shareholders at the close of business on February 24, 2023 will be entitled to notice of, and to vote at, the Meeting.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to each non-record (beneficial) shareholder in a fast and efficient manner via the internet using notice-and-access. On March 13, 2023, we will begin mailing the notice of proxy materials to all beneficial shareholders as of the close of business on February 24, 2023 (the “record date”) and will post our proxy materials at www.proxyvote.com and on our SEDAR profile at www.sedar.com. Record shareholders as of the record date will receive paper copies of the meeting materials. The management proxy circular and proxy statement that accompanies this Notice of Annual Meeting of Shareholders contains additional information regarding the proposals to be considered at the Meeting, and shareholders are encouraged to read it in its entirety before voting.

We encourage shareholders to vote as soon as possible. Record shareholders can vote via the internet, by going to www.proxyvote.com and following the instructions on the website. Record shareholders can also call toll free 1-800-690-6903 on a touch tone telephone and follow the instructions provided by “Vote Voice.” You will need to refer to the 16-digit control number provided on your proxy card. You may also vote by proxy by completing, dating and signing the proxy card provided with those materials and sending it in the envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Beneficial shareholders who receive these materials through their broker or other intermediary should follow the instructions provided by their broker or intermediary.

For your vote to be effective, your voting instructions must be received by Broadridge Financial Solutions, Inc. (“Broadridge”) not later than 11:59 p.m. (Eastern Daylight Time) on Thursday, April 20, 2023, or, in the case of any adjournment of the Meeting, not less than 48 hours, excluding Saturdays, Sundays and applicable Canadian holidays, prior to the time of the rescheduled meeting (or in the case of a beneficial holder, such deadline as your intermediary specifies so that it can provide your voting instruction to Broadridge by the proxy deadline). The Chair of the Meeting may, at their discretion, accept late proxies or waive the time limit for deposit of proxies, but is under no obligation to accept or reject any late proxy. If you have voted by proxy or voting instruction form via the internet or by telephone or mail, any subsequent vote by proxy or voting instruction form through any of these methods or during the Meeting will cancel any other proxy or voting instruction form you may have previously submitted in connection with the Meeting, and only the latest dated proxy or voting instruction form received prior to the deadline will be counted. A proxy or voting instruction form received after this deadline may only be effective to revoke any prior proxy or voting instruction form.

By Order of the Board of Directors,

Christina M. Ackermann

Executive Vice President,
General Counsel and President, Ophthalmic Pharmaceuticals
Dated: March 13, 2023

2

Notice of Annual Meeting of Shareholders

This Management Proxy Circular and Proxy Statement (“Proxy Statement”) contains information about the 2023 Annual Meeting of Shareholders of Bausch + Lomb Corporation which will be conducted in an exclusively virtual format via a live internet webcast at www.virtualshareholdermeeting.com/ BLCO2023 at 4:00 p.m., Eastern Daylight Time, on April 24, 2023, and at any adjournments or postponements thereof (the “Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. In this document, the words “Bausch + Lomb,” “we,” “our,” “ours” “us” and similar terms refer only to Bausch + Lomb Corporation and not to any other person or entity. References to “US$” or “$” are to United States dollars. Unless otherwise indicated, the statistical and financial data contained in this Proxy Statement are as of March 6, 2023.

Electronic Delivery of Bausch + Lomb
Shareholder Communications

We are pleased to offer to our shareholders the benefits and convenience of electronic delivery of Meeting materials, including:

+ email delivery of the Proxy Statement, Annual Report and any related materials;

+ shareholder voting on-line;

+ reduction of the number of bulky documents shareholders receive; and

+ reduction of our printing and mailing costs associated with more traditional methods.

We encourage you to conserve natural resources and to reduce printing and mailing costs by signing up for electronic delivery of Bausch + Lomb shareholder communications.

If you are a registered shareholder or a beneficial owner of common shares of the Company (“Common Shares”), or if a broker or other intermediary holds your Common Shares, and you would like to sign up for electronic delivery, please visit www.proxyvote.com and enter the information requested to enroll. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call Bausch + Lomb Investor Relations at (877) 354-3705 or send an email to ir@bausch.com.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders
to be Held on April 24, 2023

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) is available on the internet at our website at www. bausch.com, through the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or through the U.S. Securities and Exchange Commission’s electronic data system, EDGAR, at www.sec.gov. To request a printed copy of our Annual Report, which we will provide to you without charge, either write to Bausch + Lomb Investor Relations at Bausch + Lomb Corporation, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4, or send an email to Bausch + Lomb Investor Relations at ir@bausch.com.

This Proxy Statement and the Annual Report are available at: www.proxyvote.com.

This Proxy Statement contains information regarding, among other things:

+ the date and time of the Meeting;

+ instructions for accessing the live internet webcast of the Meeting;

+ a list of the proposals being submitted to shareholders for approval; and

+ information concerning voting.

Whether or not you plan to attend the Meeting, please promptly provide your voting instructions. Your promptness in voting will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present at the Meeting. If you vote your proxy or follow the instructions for voting from the voting instruction from, you may nevertheless attend, and vote your Common Shares during, the live webcast of the Meeting by using the 16-digit control number on the Notice, proxy card or voting instruction form. If you want to revoke your instructions at a later time prior to the vote for any reason, you may do so in the manner described in this Proxy Statement.

2023 PROXY STATEMENT	3

2022 Summary Compensation Table	55
Grants of Plan-Based Awards	56
Outstanding Equity Awards at Fiscal Year-End	57
Option Exercises and Stock Vested	59
Potential Payments upon Termination or Change in Control	60
2022 Pay Ratio Disclosure	61
Pay Versus Performance	62
PROPOSAL 3 Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation	65
PROPOSAL 4 Approval of an Amendment and Restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to Increase the Number of Common Shares Authorized for Issuance Thereunder	66
PROPOSAL 5 Appointment of Auditor	75
Other Matters	78
Certain Related-Party Transactions	78
Ownership of the Company’s Securities	80
Other Shareholder Proposals and Director Nominations for the 2024 Annual Meeting of Shareholders	82
Attending the Meeting	83
Questions About Voting	83
Annual Report and Additional Information	88
House Holding of Proxy Materials	88
Miscellaneous	88
Appendix A - Bausch + Lomb Corporation Charter of the Board of Directors	90
Appendix B - Amended and Restated Bausch + Lomb Corporation 2020 Omnibus Incentive Plan	92
Appendix C - Bausch + Lomb Corporation Non-GAAP Information	106

4

Proxy Summary

PROPOSAL 1

Election of Directors

+   The Board, acting upon the recommendation of the Nominating and Corporate Governance Committee, has nominated these ten directors to serve on the Company’s Board until the close of the 2024 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal.

+   Thomas W. Ross, Sr.

+   Nathalie Bernier

+   Richard U. De Schutter

+   Andrew C. von Eschenbach

+   Gary Hu

+   Brett Icahn

+   Sarah B. Kavanagh

+   John A. Paulson

+   Russel C. Robertson

+   Brenton L. Saunders

+   Each nominee is highly qualified to serve through prior senior leadership roles and/or experience with other public companies.

+   The nominees bring a wide range of attributes, competencies, and experiences to the Board, with 40% being gender or ethnically diverse.

 The Board recommends a vote FOR each nominee for Director.

See page 6

PROPOSAL 2

Advisory Vote on Executive Compensation

+  A significant portion of the compensation opportunity provided to our named executive officers is performance-based and linked to satisfying our financial targets and strategic initiatives.

+  We engage an independent compensation consultant and conduct ongoing shareholder engagement to inform our compensation program.

+  We maintain several shareholder-friendly compensation practices, which further align the interests of our executives with those of our shareholders, including among other things, performance-based equity grants, share ownership guidelines, and holding requirements.

 The Board recommends a vote FOR this Proposal.

See page 40

PROPOSAL 3

Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation

+  The Board has determined an annual advisory vote on executive compensation is the most appropriate alternative for the Company since compensation for the named executive officers is evaluated and approved on an annual basis.

+  By providing an annual vote, our shareholders can provide direct input on our compensation philosophy, policies and practices every year.

 The Board recommends to conduct a vote on executive compensation every ONE YEAR.

See page 65

PROPOSAL 4

Approval of an Amendment and Restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan (“Omnibus Plan”) to Increase the Number of Common Shares Authorized for Issuance Thereunder

+   The Board, acting upon the recommendation of the Talent and Compensation Committee, is recommending an increase in the number of common shares of the Company authorized for issuance under the Omnibus Plan by an additional 10,000,000 common shares.

+   The Board and Talent and Compensation Committee carefully considered anticipated future equity needs, historical equity incentive compensation practices and the advice of the independent compensation consultant before recommending this increase.

+   They concluded that this proposed increase represents a reasonable amount of additional equity dilution, while allowing the continued award of equity incentives, which is an important component of our compensation program.

 The Board recommends a vote FOR this Proposal.

See page 66

PROPOSAL 5

Ratification of Appointment of Independent Registered Public Accounting Firm

+   The Board, acting upon the recommendation of the Audit and Risk Committee, is recommending that PwC be appointed as our auditor until the close of the 2024 Annual Meeting of Shareholders.

+   Shareholders are asked to vote for the appointment of PwC as auditor and to authorize the Board to fix the auditor’s renumeration.

 The Board recommends a vote FOR this Proposal.

See page 75

2023 PROXY STATEMENT	5

Election of Directors and Corporate Governance

PROPOSAL 1

Election of Directors Background
The Board recommends that you vote FOR each director nominee.

We have ten director nominees standing for election at the Meeting. Under the Company’s Articles, directors are elected annually. Directors elected at the Meeting will hold office until the close of the 2024 Annual Meeting of Shareholders of the Company, their successors are duly elected or appointed, or such director’s earlier resignation or removal. In an uncontested election, each director nominee is elected only if the number of votes cast in their favor represents a majority of the votes cast “for” and “against” them by the shareholders. In the event a director election becomes contested, votes “against” will be treated as votes “withheld”, with directors receiving the most “for” votes becoming elected.

Each of the ten director nominees has established his or her eligibility and willingness to serve on the Board. Set forth in the section titled “Director Nominees” beginning on page 8 are the names of the director nominees together with details about their backgrounds and experience. Also indicated is the number of the Company’s securities beneficially owned, controlled or directed, directly or indirectly, as of February 24, 2023, by each of the director nominees, as well as the aggregate value based on the $18.33 per share closing price of our Common Shares as reported on the NYSE on February 24, 2023. For each director nominee, you will find a record of attendance at meetings of the Board and the committees of the Board on which such director nominee served during 2022, if applicable.

The Board has determined that nine of the ten director nominees are independent within the meaning of all applicable securities regulatory and stock exchange requirements in Canada and the United States. In addition, in accordance with the applicable stock exchange requirements and Board committee charters, the Board has determined that all members of the Board’s Audit and Risk Committee, Talent and Compensation Committee and Nominating and Corporate Governance Committee are independent directors.

Unless otherwise instructed, the designated proxyholders intend to vote FOR the election of the ten director nominees proposed by the Board in this Proxy Statement. If, for any reason, at the time of the Meeting any of these director nominees are unable or unwilling to serve, the Board may choose to fix its size at a smaller number (so long as such number is within the range provided in the Company’s Articles) or may appoint an additional director to fill the position following the Meeting.

6

Election of Directors

Board Composition

Director Nominee Skills and Experience

Skills and Experience

Accounting/Finance

Has experience as a Chief Financial Officer, other accounting/finance executive, or audit professional, or actively supervised a comparable role. Assists the Board in understanding and overseeing the company’s financial reporting and internal controls.

Business Development/M&A

Has significant experience evaluating, implementing or overseeing strategic business development opportunities. Provides valuable insight for the Board when it oversees long-term strategies for growing the business.

Company CEO/President

Has experience as a CEO or President at a company of comparable scale and complexity. Useful since these leaders have experience with working, communicating, and engaging with a variety of stakeholders.

Consumer

Has strategic or management experience involving consumer marketing or brand management. Important to the company’s efforts to grow the business organically and build momentum in key portfolios.

Global Business Operations

Has held a substantial leadership position in an organization that operates globally, particularly in regions in which the company operates. Important to the continued geo-expansion of the company’s products.

Government, Legal, Regulatory and Public Policy Experience

Has worked closely with government organizations or has extensive legal, regulatory or public policy experience in highly regulated industries. Supports the Board in navigating the impact of evolving legal and regulatory developments.

Pharmaceutical/Healthcare Industry

Has held an executive or operational role at a company in the pharmaceutical or healthcare industry. Enables the Board to incorporate best practices, and consider emerging trends, from relevant industries.

Physician/Science/Researcher

Has extensive knowledge of sciences relevant to our business, particularly with respect to innovative or breakthrough scientific discoveries. Essential to the company’s focus to expand into new product categories.

Risk Management/Corporate Responsibility

Has extensive experience evaluating and managing a company’s significant risks and opportunities, including those relating to environmental, social and governance matters. Integral to the Board’s role in monitoring the effectiveness of the company’s risk management systems with a long-term view to the long-term viability of the company.

Board Tenure
Full Years	< 1	< 1	< 1	< 1	< 1	< 1	< 1	< 1	< 1	< 1
Age (as of March 13, 2023)
Years Old	59	82	35	43	66	67	75	72	53	81
Diversity
Gender	Female	Male	Male	Male	Female	Male	Male	Male	Male	Male

2023 PROXY STATEMENT	7

Election of Directors

Ethnically/Racially Diverse
Geographic Diversity	Canada	United States	United States	United States	Canada	United States	Canada	United States	United States	United States

In considering an individual’s experience, the following additional criteria are also considered with respect to the composition of the Board as a whole:

Board Snapshot

INDEPENDENCE	AGE	DIVERSITY

Director Nominees

Seven out of the ten proposed director nominees are incumbent directors as of the IPO in May 2022. As further discussed below, Messrs. Icahn and Hu were appointed to the Board on June 21, 2022 and Mr. Saunders joined the Board on March 6, 2023. Each director elected at the 2023 Annual Meeting will hold office until the close of the 2024 Annual Meeting of Shareholders, his or her successor is duly elected or appointed, or such director’s earlier resignation or removal.

The following narratives provide details about each of the director nominees’ background and experience, and summarizes the specific attributes, competencies and characteristics that led to the determination of the Nominating and Corporate Governance Committee and the Board to nominate such individual as a director for election by the shareholders at the Meeting. In addition, the narrative lists the number of meetings of the Board and any applicable committee each director nominee attended during 2022, if applicable, and any public company directorships, other than with the Company, held by the nominees during the past five years. The narrative also sets out (i) the number of securities of the Company each director nominee beneficially owned, controlled or directed, directly or indirectly, as of February 24, 2023; (ii) the aggregate value of such securities based on the $18.33 per share closing price of our Common Shares on February 24, 2023, as reported on the NYSE; and (iii) the progress of each director nominee toward the director share ownership requirement established by the Board. For further detail regarding the share ownership requirement for non-employee Directors, see the discussion in the section titled “Corporate Governance — Directors’ Share Ownership” on page 37. For further detail regarding the share ownership requirement for Mr. Saunders, see the discussion in the section titled “Compensation Discussion and Analysis — Other Compensation Governance Practices — Share Ownership Guidelines” on page 53.

Messrs. Icahn and Hu were recommended by the Icahn Group (as defined below), a shareholder of ours and our parent company, and appointed to the Board on June 21, 2022 in connection with the amendment and restatement of the Icahn Agreement described under “Certain Related-Party Transactions” beginning on page 79. Messrs. Ross, Paulson, Robertson and De Schutter, Dr. von Eschenbach and Mmes. Kavanagh and Bernier were recommended by our parent company, BHC, and appointed to the Board on April 28, 2022 in connection with the Master Separation Agreement entered into by BHC and the Company described under “Certain Related-Party Transactions” beginning on page 78. Mr. Saunders was recommended by the CEO Search Committee and appointed to the Board on February 15, 2023, effective March 6, 2023, to replace Mr. Papa who stepped down from his roles as CEO of the Company and member of the Board on March 6, 2023, as previously disclosed in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 15, 2023.

None of the directors or director nominees are related by blood, marriage or adoption to one another or to any executive officer of the Company.

8

Election of Directors

Nathalie Bernier, FCPA, FCA Quebec, Canada	INDEPENDENT
Corporate Director, Former Chief Financial Officer and Senior Vice President Strategic and Business Planning, Public Sector Pension Investment Board
Age: 59	Director since: 2022

Background

Ms. Bernier serves as an independent director of the Company having served as a director since April 2022. From August 2015 to September 2019, Ms. Bernier served as Chief Financial Officer and Senior Vice President Strategic and Business Planning of Public Sector Pension Investment Board, a large Canadian pension investment manager. Prior to this role, Ms. Bernier spent nearly 30 years as an Audit and Advisory Partner at Arthur Andersen LLP and KPMG from 1986 to 2015, including serving as Regional Managing Partner (Quebec) and as a member of KPMG’s Canadian Leadership team. Ms. Bernier is currently a director of RF Capital Group Inc., a publicly traded company, where she serves as Chair of the risk committee and member of the audit committee. Ms. Bernier also currently serves as a director of the board of Canada Enterprise Emergency Funding Corporation, a Canadian Crown Corporation, where she serves as Chair of the audit committee. Ms. Bernier is also Chair of the board of United Way of Greater Montreal Foundation, a charitable organization. Ms. Bernier holds a Bachelor of Commerce degree from McGill University. She is a Certified Public Accountant, a fellow of the Chartered Professional Accountants in Canada.

The Board has determined that Ms. Bernier’s extensive experience as a public company board member and financial and accounting expertise qualify her to serve as a member of the Board.

Current Public Company Directorships	2022 Meeting Attendance:
+ RF Capital Group Inc.	+ Board – 9/9
+ Audit and Risk Committee – 6/6
+ Science and Technology Committee – 1/1
Previous Public Company Directorships	Stock Ownership:
None	+ 0 Common Shares – $0
+ 16,380 Restricted Share Units (“RSUs”) (comprised of
12,500 unvested RSUs and 3,880 vested RSUs – $300,245.40)

2023 PROXY STATEMENT	9

Election of Directors

Richard U. De Schutter California, USA	INDEPENDENT
Corporate Director; Former CEO, DuPont Pharmaceuticals
Age: 82	Director since: 2022

Background

Mr. De Schutter serves as an independent director of the Company having served as a director since April 2022. He has also served on the board of BHC since January 2017, and will continue to serve in that role until the close of Bausch Health Companies Inc.’s 2023 Annual Meeting. Mr. De Schutter is the owner of asset management firm L.B. Gemini, Inc., where he has served as President and director since 2000. He previously served as the Chairman and Chief Executive Officer of DuPont Pharmaceuticals Company from July 2000 until its acquisition by Bristol-Myers Squibb in October 2001. Mr. De Schutter was also a director and Chief Administrative Officer of Pharmacia Corporation, which was created through the merger of Monsanto Company and Pharmacia & Upjohn in 2000. Prior to this merger, Mr. De Schutter was a director, Vice Chairman and Chief Administrative Officer for Monsanto. From 1995 to 1999, he served as Chairman and Chief Executive Officer of G.D. Searle & Co., Monsanto’s wholly-owned pharmaceutical subsidiary. Mr. De Schutter earned a Bachelor of Science degree in 1963, and a Master of Science Degree in Chemical Engineering in 1965 from the University of Arizona. Mr. De Schutter has served as a director of AuVen Therapeutics, a private equity company focused on the healthcare industry, since 2007, and as a director of Sermonix Pharmaceuticals Inc., a private biotechnology company, since April 2019. He previously served as Chairman of publicly traded pharmaceutical companies Incyte Corporation, from 2003 to 2015, and Durata Therapeutics, Inc., from 2012 to 2014. Mr. De Schutter also served as a director of Smith & Nephew plc, a publicly traded medical device company, from 2001 to 2014, during which time he also served as the Lead Independent Director from 2011 to 2014.

The Board has determined that Mr. De Schutter’s extensive experience as a chief executive officer of a public pharmaceuticals company, where he demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations, and his understanding of operations and financial strategy in challenging environments, qualify him to serve as a member of the Board.

Current Public Company Directorships	2022 Meeting Attendance:
+ Bausch Health Companies Inc.	+ Board – 9/9
+ Talent and Compensation Committee – 3/3
+ Science and Technology Committee – 1/1
Previous Public Company Directorships	Stock Ownership:
+ Incyte Corporation	+ 0 Common Shares – $0
+ Durata Therapeutics, Inc. + Smith & Nephew plc	+ 12,500 Restricted Share Units (“RSUs”) (comprised of 12,500 unvested RSUs – $229,125.00)

10

Election of Directors

Andrew C. von Eschenbach Texas, USA	INDEPENDENT
President, Samaritan Health Initiatives, Inc.
Age: 81	Director since: 2022

Background

Dr. von Eschenbach serves as an independent director of the Company having served as a director since April 2022. Dr. von Eschenbach has been the President of Samaritan Health Initiatives, Inc., a health care policy consultancy, and an Adjunct Professor at University of Texas MD Anderson Cancer Center, since 2010. He has served in advisory roles at Roivant Sciences Ltd, a pharmaceutical preparations company, since February 2023, a Senior Advisor of Orcosa, a clinical-stage life sciences company, since July 2022, the Milken Institute from 2011 to present and the Bipartisan Policy Center from 2019 to present. From 2005 to 2009, Dr. von Eschenbach served as Commissioner of the U.S. Food and Drug Administration (the “FDA”). He was appointed Commissioner of the FDA after serving for four years as Director of the National Cancer Institute at the National Institutes of Health. As a researcher, clinician and administrator, Dr. von Eschenbach served for twenty-six years at the University of Texas MD Anderson Cancer Center as Chairman of Urology, Director of the Prostate Cancer Research Program and Executive Vice President and Chief Academic Officer. He earned a B.S. from St. Joseph’s University and a medical degree from Georgetown University School of Medicine in Washington, D.C. He served in the Davos Alzheimer’s collaborative group from December 2021 to December 2022. He completed his residency in surgery and urology at Pennsylvania Hospital and University of Pennsylvania, respectively, and his urologic oncology fellowship at University of Texas MD Anderson Cancer Center. He serves as a director of Celularity, Inc., a publicly traded biotechnology company, and as a director of Wren Therapeutics, Ltd, a private biopharmaceutical company, since February 2018 and November 2019, respectively. Dr. von Eschenbach is also a member of the board of the Regan Udall Foundation of the FDA, a non-profit organization formed to advance regulatory science, since December 2018. Dr. von Eschenbach served as a director of Radius Health Inc., a publicly traded biopharmaceutical company and as a member of the board of the Prostrate Cancer Foundation from June 2012 to April 2022. He previously served on the board of Bausch Health Companies Inc. from 2018 to 2022.

The Board has determined that Dr. von Eschenbach’s extensive leadership experience in the public sector and at prominent medical systems in the United States and his understanding of operations and healthcare strategy in challenging environments qualify him to serve as a member of the Board.

Current Public Company Directorships	2022 Meeting Attendance:
+ Celularity, Inc.	+ Board – 8/9
+ Radius Health, Inc.	+ Nominating and Corporate Governance Committee – 3/3
+ Science and Technology Committee – 1/1
Previous Public Company Directorships	Stock Ownership:
+ Bausch Health Companies Inc.	+ 0 Common Shares – $0
+ 12,500 Restricted Share Units (“RSUs”) (comprised of
12,500 unvested RSUs – $229,125.00)

2023 PROXY STATEMENT	11

Election of Directors

Gary Hu Florida, USA	INDEPENDENT
Portfolio Manager, Icahn Capital LP
Age: 35	Director since: 2022

Background

Mr. Hu serves as an independent director of the Company having served as a director since June 2022. Mr. Hu has been a Portfolio Manager for Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses since 2020. Prior to joining Icahn Capital LP, he held investment management roles at Silver Point Capital LP, a credit-focused investment firm, from 2012-2020 and Stockbridge Investors, the public securities affiliate of Berkshire Partners LLC from 2010-2012. Mr. Hu has also served on the board of Dana Inc. since 2022 and the board of International Flavors & Fragrances Inc., since February 2023, and was previously on the board of Occidental Petroleum Corporation and Cloudera Inc. Mr. Hu graduated from the University of Pennsylvania with a B.S. Econ in Finance and Accounting from The Wharton School and a B.A.S. in Computer Science from the School of Engineering and Applied Science.

The Board has determined that Mr. Hu’s experience as a portfolio manager and other investment management roles has provided him with experience in investing and finance and complex credit matters, respectively, which qualifies him to serve as a member of the Board.

Current Public Company Directorships	2022 Meeting Attendance:
+ Dana Inc.	+ Board – 9/9
+ International Flavors & Fragrances Inc.	+ Audit and Risk Committee – 4/4
+ Talent and Compensation Committee – 3/3
+ Science and Technology Committee – 1/1
Previous Public Company Directorships	Stock Ownership:
+ Occidental Petroleum Corporation	+ 0 Common Shares – $0
+ Cloudera Inc.	+ 13,256 Restricted Share Units (“RSUs”) (comprised of
13,256 unvested RSUs – $242,982.48)

12

Election of Directors

Brett Icahn Florida, USA	INDEPENDENT
Portfolio Manager, Icahn Capital LP
Age: 43	Director since: 2022

Background

Mr. Icahn serves as an independent director of the Company having served as a director since June 2022. He has also served on the board of Bausch Health Companies Inc. since March 2021. He has been a Portfolio Manager for Icahn Capital LP, a subsidiary of Icahn Enterprises LP. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate and home fashion), since October 2020. Mr. Icahn was previously a consultant for Icahn Enterprises LP., where he exclusively provided investment advice to Carl C. Icahn with respect to the investment strategy for Icahn Enterprises’ Investment segment and with respect to capital allocation across Icahn Enterprises’ various operating subsidiaries from 2017 to 2020. From 2010 to 2017, Mr. Icahn was responsible for coexecuting an investment strategy across all industries as a Portfolio Manager of the Sargon Portfolio for Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. From 2002 to 2010, Mr. Icahn served as an investment analyst for Icahn Capital LP and in a variety of investment advisory roles for Carl C. Icahn. Mr. Icahn joined the board of directors of Icahn Enterprises LP., in October 2020. Additionally, Mr. Icahn has been a director of: Newell Brands Inc., a global marketer of consumer and commercial products, since March 2018; and Dana Inc., a supplier of automotive products and services, since January 2022. Mr. Icahn was previously a director of: Nuance Communications, Inc., a provider of voice and language solutions, from October 2013 to March 2016; Voltari Corporation, a mobile data services provider, from January 2010 to August 2014; American Railcar Industries, Inc., a railcar manufacturing company, from January 2007 to June 2014; Cadus Corporation, a company engaged in the acquisition of real estate for renovation or construction and resale, from January 2010 to February 2014; Take-Two Interactive Software Inc., a publisher of interactive entertainment products, from April 2010 to November 2013; and The Hain Celestial Group, Inc., a natural and organic products company, from July 2010 to November 2013. American Railcar Industries, Cadus and Voltari were previously indirectly controlled by Carl C. Icahn. Carl C. Icahn also has or previously had non-controlling interests in Newell Brands, Nuance, Hain Celestial and Take-Two through the ownership of securities. Mr. Icahn received a B.A. from Princeton University.

The Board has determined that Mr. Icahn’s experience at the Icahn entities, and his service as a director of multiple public company boards, and his tenure as a Portfolio Manager provide him with expertise in investing and capital allocation, which qualifies him to serve as a member of the Board.

Current Public Company Directorships	2022 Meeting Attendance:
+ Bausch Health Companies, Inc.	+ Board – 9/9
+ Dana Inc.	+ Nominating and Corporate Governance Committee – 2/2
+ Icahn Enterprises L.P.
+ Newell Brands Inc.
Previous Public Company Directorships	Stock Ownership:
+ Nuance Communications, Inc.	+ 0 Common Shares – $0
+ Voltari Corporation	+ 13,256 Restricted Share Units (“RSUs”) (comprised of
+ American Railcar Industries, Inc.	13,256 unvested RSUs – $242,982.48)
+ Cadus Corporation
+ Take Two Interactive Software Inc.
+ Hain Celestial Group, Inc.

2023 PROXY STATEMENT	13

Election of Directors

Sarah B. Kavanagh Ontario, Canada	INDEPENDENT
Corporate Director; Former Vice Chair Investment Banking, Scotia Capital
Age: 66	Director since: 2022

Background

Ms. Kavanagh serves as an independent director of the Company having served as a director since April 2022. She has also served on the board of Bausch Health Companies Inc. since July 2016. From 2011 through May 2016, Ms. Kavanagh served as a Commissioner of the Ontario Securities Commission, where she also served as Chair of the audit committee starting in 2014. Between 1999 and 2010, Ms. Kavanagh served in various senior investment banking roles at Scotia Capital Inc. including Vice-Chair and Co-Head of Diversified Industries Group, Head of Equity Capital Markets, and Head of Investment Banking. Prior to Scotia Capital, she held several senior financial positions with operating companies. She started her career as an investment banker with a bulge bracket firm in New York. Ms. Kavanagh graduated from Harvard Business School with an MBA and received a Bachelor of Arts degree in Economics from Williams College. Since 2013, Ms. Kavanagh has been a director of Hudbay Minerals Inc., a publicly traded Canadian mining corporation, and a member of the board of trustees of WPT Industrial REIT, formerly a publicly traded open-ended real estate investment trust. In addition to her public company directorships, she currently serves as a director of Sustainable Development Technology Canada and a director of Cymax Technologies Group, where she also serves as the Chair of the audit and nominating and governance committees, and from November 2022 has served as a director of AST and AST Trust Company (Canada) (formerly Canadian Stock Transfer Company). She completed the Directors Education Program at the Institute of Corporate Directors in 2011.

The Board has determined that Ms. Kavanagh’s extensive experience of complex financial and capital markets issues at various banking institutions and the Ontario Securities Commission, where she demonstrated leadership capability and extensive knowledge of complex financial and public policy issues, qualify her to serve as a member of the Board.

Current Public Company Directorships	2022 Meeting Attendance:
+ Bausch Health Companies Inc.	+ Board – 9/9
+ Hudbay Minerals Inc.	+ Audit and Risk Committee – 6/6
+ Nominating and Corporate Governance Committee – 3/3
Previous Public Company Directorships	Stock Ownership:
+ WPT Industrial REIT (formerly publicly traded)	+ 0 Common Shares – $0
+ 12,500 Restricted Share Units (“RSUs”) (comprised of
12,500 unvested RSUs – $229,125.00)

14

Election of Directors

John A. Paulson New York, USA	INDEPENDENT
President, Paulson & Co. Inc.
Age: 67	Director since: 2022

Background

Mr. Paulson serves as an independent director of the Company having served as a director since April 2022. He has also served on the board of Bausch Health Companies Inc. from June 2017 to May 2022 and rejoined the board of Bausch Health Companies Inc. as its Chair on June 2022. Mr. Paulson is the President and Portfolio Manager of Paulson & Co. Inc., an SEC-registered investment management company specializing in global mergers, event arbitrage and credit strategies, which he founded in 1994. Prior to forming Paulson & Co. Inc., Mr. Paulson was a Partner of Gruss Partners and a Managing Director in mergers and acquisitions at Bear Stearns. Mr. Paulson graduated with a degree in finance from New York University in 1978 and his MBA from Harvard Business School in 1980. Mr. Paulson has been a director of BrightSphere Investment Group Inc., a publicly traded asset management holding company, since November 2018, and has served as Chairman since April 2020. He also currently serves as a member of the advisory board of Harvard Business School. Mr. Paulson previously served as a director of American International Group Inc., a multinational finance and insurance corporation, from May 2016 to June 2017.

The Board has determined that Mr. Paulson’s extensive experience as president and portfolio manager of an SEC-registered investment firm, where he demonstrated leadership capability and extensive knowledge of complex financial and operational issues, and his understanding of business and financial strategy in challenging environments, qualify him to serve as a member of the Board.

Current Public Company Directorships	2022 Meeting Attendance:
+ Bausch Health Companies Inc.	+ Board – 9/9
+ BrightSphere Investment Group Inc.	+ Nominating and Corporate Governance Committee – 1/2

Previous Public Company Directorships	Stock Ownership:
+ American International Group Inc.	+ 0 Common Shares – $0
+ 12,500 Restricted Share Units (“RSUs”) (comprised of
12,500 unvested RSUs – 229,125.00)

2023 PROXY STATEMENT	15

Election of Directors

Russel C. Robertson Ontario, Canada	INDEPENDENT
Corporate Director; Former CFO, BMO Financial Group
Age: 75	Director since: 2022

Background

Mr. Robertson serves as an independent director of the Company having served as a director since April 2022. He has also served on the board of Bausch Health Companies Inc. since June 2016. From 2013 through August 2016, Mr. Robertson served as Executive Vice President and Head, Anti-Money Laundering, at BMO Financial Group (“BMO”), a diversified financial services organization. Prior to that role, he served as Executive Vice President, Business Integration, at BMO Financial Group, and as Vice Chair at BMO Financial Corp. from 2011. He joined BMO as interim Chief Financial Officer, BMO Financial Group in 2008 and was appointed Chief Financial Officer, BMO Financial Group in 2009. Before joining BMO, Mr. Robertson spent over 35 years as a Chartered Public Accountant. In this capacity, he held various senior positions with a number of major accounting firms, including Vice Chair, Deloitte & Touche LLP in Toronto, Canada, from 2002 to 2008, and Canadian Managing Partner, Arthur Andersen LLP, from 1994 to 2002. Mr. Robertson holds a Bachelor of Arts degree (Honours) from the Ivey School of Business at the University of Western Ontario. Mr. Robertson has served on the board of Hydro One Limited, a publicly traded electricity transmission and distribution utility serving the Canadian province of Ontario, since August 2018, and from 2012 until December 2022 he had served on the board of Turquoise Hill Resources, a publicly traded Canadian mineral exploration and development company. Mr. Robertson previously served on the board of Virtus Investment Partners, Inc., a multi-manager asset management business, from 2013 to August 2016.

The Board has determined that Mr. Robertson’s extensive experience of complex financial matters at Deloitte & Touche LLP and Arthur Andersen LLP, in-depth knowledge of financial and accounting matters, understanding of financial strategy in challenging environments, and leadership capabilities in senior finance positions qualify him to serve as a member of the Board.

Current Public Company Directorships	2022 Meeting Attendance:
+ Bausch Health Companies Inc.	+ Board – 9/9
+ Hydro One Limited	+ Audit and Risk Committee – 6/6
+ Talent and Compensation Governance Committee – 3/3
Previous Public Company Directorships	Stock Ownership:
+ Turquoise Hill Resources	+ 0 Common Shares – $0
+ Virtus Investment Partners, Inc.	+ 12,500 Restricted Share Units (“RSUs”) (comprised of
12,500 unvested RSUs – 229,125.00)

16

Election of Directors

Thomas W. Ross, Sr. North Carolina, USA	INDEPENDENT
Lead Independent Director Director, Volcker Alliance and President Emeritus University of North Carolina
Age: 72	Director since: 2022

Background

Mr. Ross serves as Lead Independent Director of the Board since March 6, 2023. He served as Chair of the Board from July 19, 2022 to March 6, 2023 and served as Lead Independent Director of the Company from May 2022 to July 18, 2022, having served as a director since April 2022. Mr. Ross has also served on the board of directors of Bausch Health Companies Inc. beginning in March 2016 and was appointed Bausch Health Companies Inc.’s Lead Independent Director in June 2016. He served as the President of Volcker Alliance from July 2016 until December 31, 2021. He now serves as a director to the Volcker Alliance. He is President Emeritus of the University of North Carolina (“UNC”), having served as President from January 2011 to January 2016. Mr. Ross was named the Sanford Distinguished Fellow in Public Policy at the Duke University Sanford School of Public Policy in 2016. Prior to becoming President of the UNC system, Mr. Ross served as President of Davidson College, Executive Director of the Z. Smith Reynolds Foundation, director of the North Carolina Administrative Office of the Courts, a Superior Court judge, chief of staff to U.S. Congressman Robin Britt, a member of the Greensboro, NC law firm Smith, Patterson, Follin, Curtis, James & Harkavy, and as an Assistant Professor of Public Law and Government at UNC Chapel Hill’s School of Government. Mr. Ross holds a B.A. in Political Science from Davidson College and a J.D. from University of North Carolina School of Law.

The Board has determined that Mr. Ross’s demonstrated leadership in senior management positions, extensive experience with corporate governance responsibilities and complex knowledge of legal, compliance and operational issues qualify him to serve as a member of the Board.

Current Public Company Directorships	2022 Meeting Attendance:
+ Bausch Health Companies Inc.	+ Board – 9/9
+ Nominating and Corporate Governance Committee – 3/3
+ Talent and Compensation Committee – 3/3
Previous Public Company Directorships	Stock Ownership:
None	+ 0 Common Shares – $0
+ 12,500 Restricted Share Units (“RSUs”) (comprised of
12,500 unvested RSUs – $229,125.00)

2023 PROXY STATEMENT	17

Election of Directors

Brenton L. Saunders Florida, USA	NOT INDEPENDENT
Chief Executive Officer and Chair of the Board, Bausch+Lomb
Age: 53	Director since: 2023

Background

Mr. Saunders has served as our Chief Executive Officer and Chair of the Board since March 2023. He is currently the Executive Chairman of The Beauty Health Company. He was Co-Founder and Chairman of Vesper Healthcare Acquisitions Corp., a specialty purpose acquisition company from July 2020 to May 2021. He was Chairman, President and Chief Executive Officer of Allergan and served in the role of President and Chief Executive Officer from July 2014 to May 2020 and Chairman from October 2016 to May 2020, having previously served as Chief Executive Officer and President, and as director, of Forest Laboratories, Inc., prior to its acquisition by Allergan. Prior to that, he served as Chief Executive Officer of Bausch & Lomb Incorporated, serving in this capacity from March 2010 until August 2013. Mr. Saunders also held a number of leadership positions at Schering-Plough, including the position of President of Global Consumer Health Care and was named Head of integration for the company’s merger with Merck & Co. and for Schering-Plough’s acquisition of Organon BioSciences. Before joining Schering-Plough, Mr. Saunders was a partner and Head of Compliance Business Advisory at PricewaterhouseCoopers LLP. Prior to that, he was Chief Risk Officer at Coventry Health Care and Senior Vice President, Compliance, Legal and Regulatory at Home Care Corporation of America. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System. Mr. Saunders served on the Board of Directors of BridgeBio Pharma, Inc., Cisco Systems, Inc., Glo Pharma and Osmind. He also serves on the Boards of Hugel (a semipublic company on the Korean exchange), Cambrian Pharma, OcuTerra Therapeutics and ARS Pharmaceuticals and is a member of the Executive Committee of Mt. Sinai Medical Center.

The Board has determined that Mr. Saunders’s extensive experience in various aspects of health care and his leadership roles at several prominent global pharmaceutical and healthcare companies qualify him to serve as a member of the Board.

Current Public Company Directorships	2022 Meeting Attendance:
+ ARS Pharmaceuticals, Inc.	+ N/A
+ Beauty Health Company
+ Hugel (a semipublic company on the Korean exchange)
+ OcuTerra Therapeutics

Previous Public Company Directorships	Stock Ownership:
+ Allergan plc	+ 0 Common Shares – $0
+ BridgeBio Pharma, Inc.	+ 375,000 Restricted Share Units (“RSUs”) (comprised of
+ Cisco Systems, Inc.	+ 375,000 unvested RSUs – $6,873,750.00)
+ 750,000 Performance Share Units (“PSUs”) (comprised of
750,000 unvested PSUs – $13,747,500.00)
+ 1,318,681 Options (comprised of 1,318,681 unvested Options)

Mr. Saunders is subject to share ownership guidelines under the terms of his employment agreement with the Company, as further described in the section titled “Compensation Discussion and Analysis – Other Compensation Governance Practices – Share Ownership Guidelines” on page 53.

18

Election of Directors

Director Nomination Process

The Board is responsible for nominating director candidates for election to the Board, and for appointing directors to the Board to fill any vacancies that may occur in between annual elections of directors. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and recommending to the Board director candidates for nomination either for election by shareholders or for appointment by the Board. In fulfilling this responsibility, the Nominating and Corporate Governance Committee considers, among other things, (i) the independence, skills, qualifications and experience of director candidates in a manner consistent with the selection criteria approved by the Board from time to time; (ii) the composition, competencies and skills of the Board as a whole, and the needs of the individual Board committees; (iii) the wide range of attributes, competencies, characteristics, experiences and backgrounds contemplated by the Company’s Board Diversity Policy, as described below; and (iv) in evaluating incumbent directors for re-nomination, the performance of such directors.

The Company does not have a director retirement policy or set term limits for independent directors, because the Board does not believe either is necessary to provide for adequate Board renewal. The Nominating and Corporate Governance Committee actively considers this issue in recommending to the Board director candidates for nomination for election by shareholders. Our current Board is comprised of directors who have served on our Board, including, as applicable, the board of Bausch Health Companies, Inc. (“BHC”), the parent company of Bausch + Lomb, from less than one year to more than fourteen years.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board adopted a formal written Board Diversity Policy. Diversity includes gender, sexual preference, disability, age, ethnicity, religion, business experience, functional expertise, culture and geography. The objective of the Board Diversity Policy is to require the Board and the Nominating and Corporate Governance Committee to consider of a wide range of attributes, competencies, characteristics, experiences and backgrounds, including specifically considering the number of women and minorities on the Board, when reviewing the composition of the Board in the director nomination and re-nomination process. The key provisions of the Board Diversity Policy emphasize the Company’s view on the benefits of diverse backgrounds and the need to consider diversity in evaluating the needs of the Board. The Nominating and Corporate Governance Committee oversees and annually evaluates the implementation and effectiveness, both as measured annually and cumulatively, of the Board Diversity Policy in conjunction with its director evaluation and nomination process. The Nominating and Corporate Governance Committee assesses the effectiveness of the Board Diversity Policy by reference to, among other things, the extent to which the current Board of Directors and the nominees for election to the Board reflect the stated objectives of the Board Diversity Policy. The Board Diversity Policy provides that any search firm engaged to assist in identifying candidates for appointment to the Board will be directed to consider the desire of the Company to have its Board reflect diversity as contemplated by the policy.

Our Commitment to Diversity

The Company has adopted a target of having 30% of women and minority representation on the Board by the end of 2024. In 2022, the Company has exceeded this target, having achieved 40% diversity, including gender and minority diversity. The Company also focuses on diversity in general, recognizing the important role that members of different groups, with appropriate and relevant skills and experience, can play in contributing to different views and perspectives on the Board. In connection with the Company’s initial public offering (the “IPO”), the Company added a female director to its Board (which was otherwise populated with directors from BHC’s Board).

In June 2022, in connection with the IPO, the Company entered into an Amended and Restated Director Appointment and Nomination Agreement with the Icahn Group (as defined below) pursuant to which the Company agreed to immediately increase the size of its Board by two members and appointed two directors recommended by the Icahn Group, whom the Board believes are suitable for the positions, to fill the resulting vacancies of the Board. One of the appointed directors qualifies as a minority director.

Currently, two directors of our ten directors are women, representing 20% of our directors, two directors represent minorities, representing 20% of our directors. None of our directors identify as a person with a disability or as an Aboriginal person. If all of our director nominees are elected by shareholders at the Meeting, two directors, representing 20% of our directors, will be women, two directors, representing 20% of our directors will be ethnically diverse, and no directors will be a person with a disability or Aboriginal person. For a discussion of the Company’s policy regarding the level of diversity in executive officer positions, see “Corporate Governance — Succession Planning; Diversity of Executive Officers” on page 32.

2023 PROXY STATEMENT	19

Election of Directors

Submitting Director Recommendations to the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will also consider director recommendations submitted by the Company’s shareholders. Shareholders who wish to have the Nominating and Corporate Governance Committee consider their recommendations should submit their recommendation in writing to the Nominating and Corporate Governance Committee, attention: Chair, Nominating and Corporate Governance Committee, Bausch + Lomb Corporation, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4.

Director recommendations made by shareholders in such manner will undergo the same evaluation by the Nominating and Corporate Governance Committee and the Board as all other director nominees. For more detailed information on this evaluation process, please refer to the charter of the Nominating and Corporate Governance Committee, which is available on the Company’s website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”). For additional information regarding our director standards, please refer to our Corporate Governance Guidelines, which are available on the Company’s website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance — Governance Documents”).

In order for a director candidate nominated by a shareholder to be included as a nominee in the management proxy circular and proxy statement for an Annual Meeting of Shareholders, such shareholder’s nomination must satisfy the criteria and procedures prescribed under the Canada Business Corporations Act (“CBCA”) and in the Company’s Bylaws. For additional information regarding the deadlines and procedures for submitting such nominations for the 2024 Annual Meeting of Shareholders, please see the discussion on page 82 under “Other Shareholder Proposals and Director Nominations for the 2024 Annual Meeting of Shareholders.”

20

Election of Directors

Director Independence

The Board believes that, in order to be effective, our Board must be able to operate independently of management. As described in our Corporate Governance Guidelines, available on our website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance —Governance Documents”), a sufficient number of directors must satisfy the applicable tests of independence, such that the Board complies with all independence requirements under corporate and securities laws and stock exchange requirements applicable to the Company. The Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee, as well as the Board, reviews the relationships that each director has with the Company in order to satisfy itself that these independence criteria have been met. On an annual basis, as part of our disclosure procedures, all directors complete a questionnaire pertaining to, among other things, share ownership, family and business relationships, and director independence standards. The Board must then disclose in the Company’s annual management proxy circular and proxy statement the identity of each of the independent directors and the basis for the Board’s determination for each of the directors who are not independent.

The Board is currently comprised of ten members. The Board has determined that nine of our ten current directors (or 90%) are “independent directors” within the meaning of applicable regulatory and stock exchange requirements in Canada and the United States, as none of them have a material relationship with the Company that could be reasonably expected to interfere with their exercise of independent judgment. The nine independent directors currently on the board are:

Mr. Ross (Lead Independent Director)	Ms. Kavanagh	Mr. De Schutter
Ms. Bernier	Mr. Paulson	Mr. Icahn
Dr. von Eschenbach	Mr. Robertson	Mr. Hu

None of our current directors (all of whom are director nominees) have entered into employment, service or similar contracts with us, with the exception of Mr. Saunders. On February 14, 2023, Mr. Saunders entered into an employment agreement with the Company to serve as the Company’s Chair of the Board and Chief Executive Officer (“CEO”). Because Mr. Saunders is the Chief Executive Officer of the Company, the Board has determined that Mr. Saunders is not an independent director and will not be eligible to serve on the Audit and Risk Committee, the Talent and Compensation Committee, or the Nominating and Corporate Governance Committee.

2023 PROXY STATEMENT	21

Corporate Governance

Statement of Corporate Governance Practices

The Board is committed to sound and effective corporate governance practices with the goal of ensuring the Company’s financial strength and overall business success. Our governance practices are periodically assessed against those practices suggested by recognized governance authorities and are designed to maintain alignment with shareholder interests and key governance best practices.

Board and Committee Structure

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board may determine from time to time the most effective leadership structure for the Company, including whether the same individual should serve both as Chair of the Board and the CEO. Mr. Saunders, our CEO, also serves as Chair of the Board. Due to his in-depth knowledge of the healthcare industry, Mr. Saunders is well positioned to identify and lead Board deliberations regarding important matters relating to the Company’s operations, strategic priorities, and overall development. The Board believes that serving as both CEO and Chair of the Board enables Mr. Saunders to facilitate effective communication between Company management and the Board and to help ensure key issues and recommendations are brought to the attention of the Board. The Board believes that this leadership structure, in conjunction with the appointment of a Lead Independent Director, is the most effective for the Company at this time, and that the existing corporate governance practices effectively achieve independent oversight and management accountability.

The responsibilities of the Chair of the Board set forth in the Company’s Position Description for the Chair of the Board, and the responsibilities of the CEO are set forth in the Company’s Position Description for the Chief Executive Officer, each of which is posted on the Company’s website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance —Governance Documents”)

Our Corporate Governance Guidelines also provide that, if the same individual serves as Chair of the Board and the CEO, or if the Chair of the Board is otherwise not independent, our Board shall appoint a Lead Independent Director. Our independent directors annually appoint a Lead Independent Director. Mr. Ross has been appointed to serve as Lead Independent Director.

The responsibilities of the Lead Independent Director are set forth in the Company’s Position Description for the Lead Independent Director which is posted on the Company’s website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance —Governance Documents”). These responsibilities include: (i) fostering processes that allow the Board to function independently of management and encouraging open and effective communication between the Board and management of the Company; (ii) providing input to the Chair on behalf of the independent directors with respect to Board agendas; (iii) presiding at all meetings of the Board at which the Chair is not present, as well as regularly scheduled executive sessions of independent directors; (iv) in the case of a conflict of interest involving a director, if appropriate, asking the conflicted director to leave the room during discussion concerning such matter and, if appropriate, asking such director to recuse him or herself from voting on the relevant matter; (v) communicating with the Chair and the CEO, as appropriate, regarding meetings of the independent directors and resources and information necessary for the Board to effectively carry out its duties and responsibilities; (vi) serving as liaison between the Chair and the independent directors; (vii) being available to directors who have concerns that cannot be addressed through the Chair; (viii) calling meetings of the independent directors, as needed or when appropriate; and (ix) performing other functions as may reasonably be requested by the Board or the Chair. In the event the Company appoints an independent Chair of the Board, the responsibilities of the Lead Independent Director will be assumed by the independent Chair of the Board.

Chair Responsibilities

The Chair will provide leadership to Directors in discharging their mandate as set out in the Charter, including by:

+  leading, managing and organizing the Board consistent with the approach to corporate governance adopted by the Board from time to time

+  guiding the Board’s deliberations so that appropriate strategic and policy decisions are made

+  promoting cohesiveness among the Directors

+  satisfying himself or herself that the responsibilities of the Board and its committees are well understood by the Directors

+  acting as spokesperson for the Board

22

Corporate Governance

Position Descriptions

The Board has developed written position descriptions for the Chair of the Board, the CEO, the Lead Independent Director, and the Chairs of each of the Audit and Risk Committee, the Nominating and Corporate Governance Committee, the Talent and Compensation Committee, and the Science and Technology Committee. The position descriptions are reviewed annually and are posted on our website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance — Governance Documents”). No position description was adopted for the Chair of the CEO Search Committee given the relatively short duration of its mandate.

Board Committees

During 2022, the Board had four standing committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee. During 2022, the Board also had an ad hoc CEO Search Committee, which was disbanded in early 2023 following the selection of Mr. Saunders as our Chair of the Board and Chief Executive Officer. No member of any committee is an employee of the Company or its subsidiaries. The specific responsibilities of each of the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee are identified in the respective committee’s charter. Copies of the charters for each of the foregoing committees are available on our website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance — Governance Documents”) and are also available in print to shareholders upon request submitted to Investor Relations, Bausch + Lomb Corporation,
520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4.

The Chair of the Board and the Chair of each of the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee are expected to be available to respond to questions from shareholders at the Meeting.

The table below sets forth each current director’s membership on our Board committees:

	Audit and Risk Committee	Talent and Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Nathalie Bernier
Richard U. De Schutter
Gary Hu
Brett Icahn
Sarah B. Kavanagh
John A. Paulson
Russel C. Robertson
Thomas W. Ross, Sr.
Brenton L. Saunders (1)(2)
Andrew C. von Eschenbach, M.D.

(1)	Chief Executive Officer
(2)	Chair of the Board
Chair
Member

2023 PROXY STATEMENT	23

Corporate Governance

Audit and Risk Committee

Members Sarah B. Kavanagh (Chair) Nathalie Bernier Gary Hu Russel C. Robertson Meetings in 2022: 6

Principal Responsibilities:

Its responsibilities include, among other things,

+  Operating pursuant to the Audit and Risk Committee Charter

+  Responsibility for reviewing and recommending to the Board our annual financial statements and management’s discussion and analysis of results of operation and financial condition (“MD&A”) and reviewing and approving our interim financial statements and MD&A.

+  Periodically meeting with our internal auditor and with our external auditor without management being present as contemplated in the Audit and Risk Committee Charter.

+  Recommending to the Board the external auditor to be nominated for approval by the Company’s shareholders, as well as the compensation of the external auditor.

The Audit and Risk Committee Charter provides that the Audit and Risk Committee must establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing practices.

In accordance with the Audit and Risk Committee Charter, the Audit and Risk Committee also provides assistance to the Board in fulfilling its oversight function, including with respect to:

+  the quality and integrity of our financial statements

+  compliance with the Code of Conduct, and legal and regulatory requirements, including with respect to disclosure of financial information

+  the qualifications, performance and independence of our external auditor

+  the performance of our senior finance employees and internal audit function

+  internal controls and certifications

+  monitoring the appropriateness and effectiveness of the Company’s risk management systems and policies, including evaluating on a regular basis the effectiveness and prudence of senior management in managing the Company’s operations and the risks to which it is exposed

+  overseeing the Company’s compliance programs, policies and procedures, and investigating compliance matters.

The Audit and Risk Committee is comprised of four independent directors: Ms. Kavanagh (Chair), Ms. Bernier, Mr. Hu and Mr. Robertson. The responsibilities, powers and operation of the Audit and Risk Committee are set out in the written charter of the Audit and Risk Committee. Pursuant to the Audit and Risk Committee Charter, each member of the Audit and Risk Committee is an independent director as defined and required by applicable regulatory and stock exchange rules. The Board has concluded that each member of the Audit and Risk Committee is “financially literate” as defined under National Instrument 52-110 — Audit Committees and as required under NYSE rules, and each of Ms. Bernier, Ms. Kavanagh and Mr. Robertson qualify as an “audit committee financial expert” under the regulations promulgated by the SEC.

The Audit and Risk Committee Charter provides that no member of the Audit and Risk Committee may hold 10% or more of the Company’s outstanding common shares or serve simultaneously on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair his or her ability to serve effectively on the Audit and Risk Committee.

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Talent and Compensation Committee

Members Richard U. De Schutter (Chair) Gary Hu Russel C. Robertson Thomas W. Ross, Sr. Meetings in 2022: 3

Principal Responsibilities:

As described in the Talent and Compensation Committee Charter, the key responsibilities of the Talent and Compensation Committee include:

+  Reviewing and approving corporate goals and objectives in connection with the compensation of our CEO, evaluating the CEO’s performance in light of those goals and objectives, and (either as a committee or together with the other independent directors who satisfy the independence, “non-employee” and “outside director” requirements under the Talent and Compensation Committee Charter) determining and approving the compensation of the CEO based on such evaluation

+  Reviewing and approving each element of total compensation for all officers (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”))

+  Reviewing and approving arrangements with executive officers relating to their employment relationships with us

+  Reviewing talent management and succession planning materials for key roles

+  Providing strategic supervision of our benefit plans, programs and policies;

+  reviewing and recommending to the Board for approval the Compensation Discussion & Analysis to be included in the Company’s annual management proxy circular and proxy statement and/or annual report on Form 10-K, and preparing the Talent and Compensation Committee Report.

The Talent and Compensation Committee is comprised of four independent directors: Mr. De Schutter (Chair), Mr. Hu, Mr. Robertson and Mr. Ross. The responsibilities, powers and operation of the Talent and Compensation Committee are set out in the written charter of the Talent and Compensation Committee. In accordance with the Talent and Compensation Committee Charter, each member of the Talent and Compensation Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.

Compensation Committee Interlocks and Insider Participation

Each of Mr. De Schutter, Mr. Hu, Mr. Robertson and Mr. Ross, representing all of the directors who served on the Talent and Compensation Committee during 2022, is (i) a non-employee director for purposes of Rule 16b-3 of the Exchange Act, as amended and (ii) an independent director. None of the members of the Talent and Compensation Committee is a current or former officer of the Company. There were no compensation committee interlocks with other companies in 2022 within the meaning of Item 407(e)(4)(iii) of Regulation S-K. See “Certain Transactions — Certain Related-Party Transactions” on page 78 for a description of related-party transactions.

Compensation

For details on the philosophy and approach adopted by the Talent and Compensation Committee with respect to compensation of our officers, please see “Compensation Discussion and Analysis” beginning on page 41.

The Talent and Compensation Committee has the authority to retain and compensate any consultants and advisors it considers necessary to fulfill its mandate. It shall, annually or on an as-needed basis, specify the work to be performed by, and agree on the associated fees to be paid to the compensation consultants. It shall also review annually the work performed and fees paid. In addition, the Talent and Compensation Committee Charter provides that the Talent and Compensation Committee shall report to the Board, on an annual basis, the nature of any additional work or non-Board based services conducted by any such compensation consultant and associated fees paid, if approved by the Chair of the Talent and Compensation Committee.

Periodically, and at least annually, the Talent and Compensation Committee selects and retains independent consultants to conduct comprehensive reviews and assessments of our policies, procedures and internal controls for setting compensation of the CEO and other members of senior management. The consultant prepares and submits relevant information and analyses to the Talent and Compensation Committee. As discussed below under “Compensation Discussion and Analysis,” in 2022, the Talent and Compensation Committee retained Pay Governance LLC (“Pay Governance”), as its independent consultant to provide advice on compensation matters. Pay Governance’s services included the following: (i) periodically reviewing our executive compensation programs, including base salary, short-term incentives, equity-based incentives, total cash compensation levels and total direct compensation of certain senior positions, against those of a peer group; (ii) advising the Talent and Compensation Committee with regard to the compensation packages

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of the CEO and other members of senior management; (iii) reviewing the proxy circular and proxy statement and specifically the Compensation Discussion and Analysis; and (iv) preparing materials for and attending select Talent and Compensation Committee Meetings. Pay Governance did not provide any additional services to the Company during the fiscal year 2022. The Talent and Compensation Committee has assessed, at the relevant times, the independence of Pay Governance and concluded that its engagement of Pay Governance did not raise any conflict of interest with the Company or any of the Company’s directors or executive officers.

The Talent and Compensation Committee considers the advice and analysis of the independent compensation consultants, together with other factors the Talent and Compensation Committee considers appropriate (including feedback from shareholders and corporate governance groups, market data, knowledge of the comparator group and personal knowledge and experience of the Talent and Compensation Committee members), in reaching its decisions and making compensation determinations for the CEO and executive officers.

Nominating and Corporate Governance Committee

Members Thomas W. Ross, Sr. (Chair) Brett Icahn Sarah B. Kavanagh John A. Paulson Andrew C. von Eschenbach, M.D. Meetings in 2022: 3

Principal Responsibilities:

As described in the Nominating and Corporate Governance Committee Charter, the key responsibilities of the Nominating and Corporate Governance Committee include:

+  Identifying individuals qualified to become directors and recommending to the Board new nominees for election by shareholders or for appointment by the Board, and engaging the services of third party search firms to assist in identifying such individuals

+  Providing recommendations to the Board regarding the competencies and skills the Board should possess, and the qualifications of its directors

+  Recommending for Board approval, if appropriate, revisions to our corporate governance practices and procedures

+  Developing new charters for any new committees established by the Board, if not otherwise mandated by the Board

+  Monitoring relationships and communication between management and the Board and monitoring emerging best practices in corporate governance

+  Reviewing the composition and mandate of the Board and each committee of the Board annually and, if appropriate, recommending to the Board any changes it considers desirable with respect thereto; and

+  Overseeing our orientation process for new directors and our continuing education program for all directors.

The Nominating and Corporate Governance Committee is comprised of five independent directors: Mr. Ross (Chair), Mr. Icahn, Ms. Kavanagh, Mr. Paulson and Dr. von Eschenbach. The responsibilities, powers and operation of the Nominating and Corporate Governance Committee are set out in the committee’s written charter. As required by the Nominating and Corporate Governance Committee Charter, each member of the Nominating and Corporate Governance Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.

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Science and Technology Committee

Members Andrew C. von Eschenbach, M.D. (Chair) Nathalie Bernier Richard U. De Schutter Gary Hu Meetings in 2022: 1

Principal Responsibilities:

As part of its mandate, the Science and Technology Committee’s key responsibilities include the following:

+  to review, discuss and inform the Board of new and emerging trends in pharmaceutical science and technology;

+  to review and advise the Board regarding the quality, direction and competitiveness of the Company’s R&D programs through the evaluation of key metrics and industry updates and scientific break throughs, as applicable, provided by the Company and its Chief Medical Officer;

+  to review and advise the Board regarding the progress of the Company in achieving its long-term strategic R&D goals and objectives. The Company will update the Committee quarterly on its progress against milestones, budget and tracking of the R&D goals and objectives;

+  to review the Company’s R&D pipeline, and discuss opportunities for further product development and/or enhancements, including the scientific and technological review of business development and M&A opportunities; and

+  to make recommendations as to which selected Company products in market or in development should be presented to the Board.

The Science and Technology Committee, formed in September 2022, is comprised of four independent directors: Dr. von Eschenbach (Chair), Ms. Bernier, Mr. De Schutter and Mr. Hu. The Science and Technology Committee was established to assist and provide advice or recommendations to the Board on the Company’s strategic direction of, and investment in, research and development and technology. The Science and Technology Committee generally meets on a quarterly basis where it receives reports from the Company’s EVP of Research & Development and Chief Medical Officer and the VP, Business Development and other stakeholders.

Meetings of the Board

The Board meets regularly, at least once per quarter, including at least once annually to review our strategic plan. Additional meetings can be called when necessary. Following our IPO, the Board had four regularly scheduled meetings and five ad hoc meetings to review specific matters. All agendas for Board and Board committee meetings are set by the Chair of the Board in consultation with the Lead Independent Director and Board committee Chairs, as necessary.

During 2022, the Board had four standing committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee. The Board also established an ad hoc committee, the CEO Search Committee.

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Directors are expected to attend and participate in substantially all meetings of the Board and of all committees on which they serve. The Board and Board committee attendance records for all of our directors serving since our IPO are set forth below.

	Board Meetings		Audit and Risk Committee Meetings		Nominating and Corporate Governance Committee Meetings		Science and Technology Committee		Talent and Compensation Committee Meetings		Overall
Director	#	%	#	%	#	%	#	%	#	%	#	%
Nathalie Bernier	9	100%	6	100%	—	—	1	100%	—	—	16	100%
Richard U. De Schutter	9	100%	—	—	—	—	1	100%	3	100%	13	100%
Gary Hu(1)	9	100%	4	100%	—	—	1	100%	3	100%	17	100%
Brett Icahn(1)	9	100%	—	—	2	100%	—	—	—	—	11	100%
Sarah B. Kavanagh	9	100%	6	100%	3	100%	—	—	—	—	18	100%
Joseph C. Papa(2)	9	100%	—	—	—	—	—	—	—	—	9	100%
John A. Paulson	9	100%	—	—	1	50%(3)	—	—	—	—	10	91%
Russel C. Robertson	9	100%	6	100%	—	—	—	—	3	100%	18	100%
Thomas W. Ross, Sr.	9	100%	—	—	3	100%	—	—	3	100%	15	100%
Brenton L. Saunders(4)	—	—	—	—	—	—	—	—	—	—	—	—
Andrew C. von Eschenbach	8	89%	—	—	3	100%	1	100%	—	—	12	92%
(1)	Mr. Icahn and Mr. Hu were appointed to the Board on June 21, 2022.
(2)	Mr. Papa resigned from the Board effective March 6, 2023.
(3)	Due to a prior commitment, Mr. Paulson had one absence with respect to the two meetings of the Nominating and Corporate Governance Committee that took place after he joined the committee.
(4)	Mr. Saunders joined to the Board on March 6, 2023.

Executive Session

The Corporate Governance Guidelines provide that the independent directors of the Board may meet in executive session at any meeting of the Board, and that an opportunity shall be provided during the meeting for any member of the Board to make such a request. The independent directors generally meet in executive sessions without management present during their regularly scheduled board and committee meetings, and on an as-needed basis during ad hoc meetings. Mr. Ross, our Lead Independent Director, presides over executive sessions of the Board, and the committee chairs, all of whom are independent, preside over executive sessions of the Committees. During 2022, our independent directors held executive sessions at each of the four regularly scheduled Board meetings and at ad hoc meetings.

Annual Meeting of Stockholders

Although we do not have a formal policy requiring our directors to attend our Annual Meetings of Shareholders, we expect all directors to attend our Annual Meetings absent exceptional circumstances.

Annual Evaluation Process

The Nominating and Corporate Governance Committee annually develops and recommends processes for assessing the performance and effectiveness of the Board and the committees of the Board and reports the results of such assessments to the Board on an annual basis. Pursuant to these processes established by the Nominating and Corporate Governance Committee and adopted by the Board, the Board and each committee conduct annual self-assessments of their performance and effectiveness. The self-assessments include a review of the compliance of the Board and each committee with their respective charters, the adequacy of information provided, the skills and experience of the members, and other matters. The results of the individual directors’ surveys are compiled by the Chair of the Nominating and Corporate Governance Committee and presented to the Chair of the Board and the Lead Independent Director (if any) for discussion. Following these discussions, the Chair of the Nominating and Corporate Governance Committee provides a report to the full Board identifying the opportunities for improvement identified in the self-assessment process. The Board completed its first annual evaluation process in January 2023. The Nominating and Corporate Governance Committee also makes recommendations to the Board regarding director compensation and may retain advisors to assist with evaluating and making these recommendations. For additional information regarding the compensation of our non-employee directors, and the role of the Nominating and Corporate Governance Committee in reviewing and recommending changes to non-employee director compensation, please see “Director Compensation” beginning on page 35.

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Orientation and Continuing Education

The Nominating and Corporate Governance Committee oversees the Board’s continuing education program, which was developed to assist directors in maintaining or enhancing their skills and abilities as directors and updating their knowledge and understanding of the Company and the vision care industry. New directors are oriented to the roles of the Board and individual directors and the business and affairs of the Company through discussions with the incumbent directors and the Company’s management by periodic presentations from senior management on major business, industry and competitive issues. Management and outside advisors provide information and education sessions to the Board and its committees as necessary to keep the directors up-to-date with, among other things, (i) disclosure and corporate governance requirements and best practices; (ii) the Company, its business and the environment in which it operates; and (iii) developments in the responsibilities of directors. The Board may invite representatives of various business units to Board meetings to discuss business strategy and market analysis, as well as make on-site visits of the operations of the Company at the various facilities of the Company. Directors may also attend outside conferences and seminars that are relevant to their roles at the Company’s expense, with the approval of the Chair of the Board.

The following table summarizes some of the education sessions attended by our directors in 2022:

Month	Topic/ Subject	Attendees	Presenter
January	Personal development, management services, specialized knowledge, taxes and accounting	Thomas W. Ross, Sr.	External accounting firm
	Financial Reporting	Russel C. Robertson	External accounting firm

April	Leading your Board’s Climate Change Action Plan	Sarah Kavanagh	Multiple speakers
	Developments in Cyber and Privacy Law; What to Do in Ransomware Attack.	Joseph C. Papa	External law firm

May	2022 ICD National Director Conference	Nathalie Bernier	Multiple speakers
	Face to face with OSC AASB and IASB	Nathalie Bernier	External advisor
	Environmental Social and Governance Trends	Joseph C. Papa	External law firm

August	Annual Compliance Training	All directors	Management
	Products Recalls in North America	Thomas W. Ross, Sr.	External law firm

September	Environmental, Social and Governance (ESG)	All directors	External law firm
	Financial Reporting	Russel C. Robertson	External accounting firm

October	Overview of Key Types of Litigation	All directors	Management

November	Inflation Reduction Act and the 340B Program	Thomas W. Ross, Sr.	External law firm

December	Workplace Harassment and Violence Prevention Policy	Nathalie Bernier	External law firm
	Corporate - Regulatory Development with respect to Rule 10b5-1 Trading Plans and Issuer Buybacks	Joseph C. Papa	External law firm

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Key Areas of Board Oversight

Board Oversight Overview

The Board is responsible for the overall stewardship of the Company and its business, including supervising the management of the Company’s business and affairs. The Board discharges this responsibility directly and through delegation of specific responsibilities to committees of the Board and to our officers. Under the charter of the Board (the “Board Charter”), the Board has established committees to assist with its responsibilities. Our current standing Board committees are: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee.

Under the Board Charter, the Board is responsible for, among other things, the following corporate governance-related matters:

(i)	overseeing the Company’s performance and the quality, depth and continuity of management needed to meet the Company’s strategic objectives;
(ii)	developing and approving the Company’s approach to and practices regarding corporate governance;
(iii)	succession planning;
(iv)	overseeing orientation and education programs for new directors and ongoing education opportunities for continuing directors;
(v)	reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of the Company and the Company’s underlying value;
(vi)	approving and assessing compliance with all significant policies and procedures by which the Company is operating, including Bausch + Lomb’s Code of Conduct (as described below);
(vii)	reviewing the Company’s principal risks and assessing whether appropriate systems are in place to manage such risks; and
(viii)	ensuring the integrity and adequacy of the Company’s internal controls.

The Board Charter is attached to this Proxy Statement as Appendix and is available on our website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”).

Risk Oversight

The Board participates in risk management oversight, with a view of supporting the achievement of organizational objectives, including strategic objectives, improving long-term organizational performance and enhancing shareholder value. In addition, the Audit and Risk Committee assists the Board in monitoring and overseeing the Company’s Code of Conduct and compliance programs and policies, including with respect to cybersecurity risks, provides oversight for the Company’s global ethics and healthcare compliance program, and oversees the Company’s receipt and handling of business ethics reports received pursuant to the Company’s Business Ethics Reporting Policy. Various other committees of the Board also have responsibility for monitoring risk management in specific areas. For example, the Talent and Compensation Committee annually reviews and discusses with management the relationship between the Company’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for the Company. In addition, the Nominating and Corporate Governance Committee periodically provides oversight with respect to risks associated with our corporate governance policies and practices, including our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee also oversees and reviews evaluations of the Board and each of our Board committees. Furthermore, the Science and Technology Committee oversees risks relating to (i) the Company’s product pipeline; (ii) R&D initiatives; and (iii) regulatory matters.

Under the supervision of the Board, the management is responsible for assessing and managing the exposure to various risks. We have a global Enterprise Risk Management (“ERM”) office. The objectives of the ERM office include, but are not limited to, managing known risks through assessments and action plans, identifying emerging risks and reporting on the ERM process and risk findings to the Audit and Risk Committee on a quarterly basis.

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Cybersecurity

Our cybersecurity and risk management team is responsible for the operationalization of cybersecurity and data privacy practices and is overseen by the Executive Committee and the Audit and Risk Committee of the Board—both of which receive quarterly updates. Bausch + Lomb has implemented a cybersecurity program based on the NIST Cybersecurity Framework, an industry best practice. The program has clearly defined responsibilities for cybersecurity, a governance structure, and risk management framework to enable informed decision making on cybersecurity matters. Multiple layers of technical controls have been implemented in addition to a response capability to identify and contain any cyber incidents which may occur.

Environmental, Social and Governance

Bausch + Lomb is dedicated to implementing sustainable business practices and identifying opportunities to build and enhance environmental, social and governance (ESG) initiatives that support our stakeholders, including employees, consumers, eye care professionals and patients. We are deeply committed to harnessing the continuous opportunity to learn and grow as we navigate the dynamic nature of the ESG landscape, and we aim to evolve our ESG practices in a sustainable way—to fulfill our mission of helping people see better to live better. This is essential to understanding the needs of our patients and customers, ensuring the viability of our business and enriching the communities and natural environments where we live and work.

In 2023, we plan to publish our inaugural 2022 ESG Report, which will reflect our ESG practices and performance across our global footprint since our initial public offering on May 6, 2022, through December 31, 2022. This report will showcase our latest progress in building and implementing a companywide ESG strategy and path forward. To determine the topics addressed in the ESG report, we have considered the Global Reporting Initiative standards, the Sustainability Accounting Standards Board (SASB) standards for Biotechnology and Pharmaceuticals and the SASB standards for Medical Equipment and Supplies, as well as others. We believe the topics identified represent ESG issues significant to both our business and our stakeholders.

Board Oversight of ESG Matters

ESG governance and oversight allow us to understand, manage and hold ourselves accountable for the impact we have on people and the planet.

The Board, and in particular the Board Committees, are responsible for overseeing the identification of the principal risks of the Company’s business, including risks relating to ESG matters, and the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Company and achieving a proper balance between the risks incurred and the potential return to the Company’s shareholders.

The Audit and Risk Committee, Nominating and Corporate Governance Committee and Talent and Compensation Committee share responsibility for oversight of our ESG practices and programs.

+	The Talent and Compensation Committee oversees human capital management programs and the processes, policies and governance related to our executive compensation practices;
+	The Audit and Risk Committee oversees our compliance and ethics programs; and
+	The Nominating and Corporate Governance Committee oversees Board governance practices, environmental programs and corporate governance policies.

In its oversight role, the Board receives regular updates from each of these standing committees and from our leadership. The Nominating and Corporate Governance Committee receives a quarterly ESG status update that includes progress on the company’s sustainability programs.

Our commitment to strong ESG practices and governance is also enshrined in our Sustainable Business Policy and annual ESG Report. Our Sustainable Business Policy is part of our commitment to supporting and enhancing the communities in which we operate and continuously reducing the environmental impact of our products, supply chain, manufacturing, distribution, sales, and administrative support functions.

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Key Areas of Focus and Progress

Below are a few examples of initiatives and highlights from our ESG initiatives in the past year:

Environment Highlights
+	We have collected more than 58 million units, or 356,000 pounds, of used contact lens, eye care and lens care materials through our ONE by ONE and Biotrue® Eye Care recycling programs since 2016. The ONE by ONE and Biotrue® Eye Care recycling programs were named gold winners in the Most Environmentally Friendly Service of the Year category by the 2022 Best in Biz Awards.
+	Our Rochester, New York contact lens manufacturing facility is home to one of the largest solar arrays of its kind—with 3,677 solar panels that reduce the company’s carbon footprint by 800 tons of carbon dioxide per year.
+	Our Waterford, Ireland facility utilizes an energy-efficient combined heat and power (CHP) plant that recovers thermal energy for heating. In addition, the facility houses a state-of-the-art nitrogen generation plant that eliminates the need for liquid nitrogen deliveries and reduces carbon dioxide emissions by 191 metric tons per year.

Social Highlights
+	We have five Employee Resource Groups (ERGs) with a combined membership of 500 employees: the Asian Heritage Network, Black and African Heritage Network, LGBTQ+ Network, Military Network and Women’s Inclusive Network (WIN).
+	We achieved our corporate Not-to-Exceed Days Away Rate (DAR) goal of 7.2 with a rate of 5.6. DAR, a measure of the impact of workplace injuries and illnesses, is a key focus for our Environmental Health, Safety + Sustainability (EHS+S) teams.
+	We designed and piloted a six-month global mentorship program to increase mid-career development and to grow diversity, specifically among people of color and women in manager and director roles, and we anticipate a broader launch of this program in 2023.

Governance Highlights
+	Employees completed more than 8,500 hours of computer-based and in-person cybersecurity training and awareness activities.
+	We exceeded our Board diversity goal of 30%.
+	In 2022, 96 percent of employees completed Code of Conduct and corporate governance training, which covers our anti-bribery and business ethics reporting policies.

Succession Planning; Diversity of Executive Officers

The Board regularly undertakes a thorough review of succession planning for the members of the Company’s Executive Committee, including our CEO, over the course of the year, led by the efforts of the Talent and Compensation Committee. The Talent and Compensation Committee continuously reviews the Executive Committee and key positions within the Company to ensure the continuity and comprehensiveness of succession planning company-wide. Among other factors, the Talent and Compensation Committee considers the level of representation of women and other diverse groups in executive officer and managerial positions when making appointments and during succession planning by taking into account the overall number of women and members of other diverse groups currently serving in such roles at the Company and by actively considering women and other diverse candidates for such positions when they become available; however, the Company does not have a specific target number or date by which to achieve a specific level of representation of women, Aboriginal peoples, persons with disabilities and members of visible minorities in executive officer and managerial positions, as it considers a multitude of factors in determining the best person for any position. Women currently lead a substantial portion of our businesses and global functions, in the following roles: Executive Vice President, General Counsel, President Ophthalmic Pharmaceuticals (who also serves as an executive officer of the Company); Executive Vice President and Chief Human Resources Officer; SVP, Global Head of Ethics and Compliance; SVP, Vision Care; SVP, U.S. Ophthalmic Pharmaceuticals, Market Access, and Generics; SVP & Chief Information Officer; and VPs of Marketing, R&D, and Operations. Currently, one (representing 20%) of the Company’s executive officers is a woman. Three of the Company’s executive officers are members of visible minorities. None of our executive officers identify as a person with a disability or as an Aboriginal person.

The Board regularly receives exposure to executives, managers and other personnel in the organization by having the executives and managers participate in Board meetings and present on the Company’s business and strategy. The Board’s participation in these events provides significant exposure to the Company’s leadership team and strategic focus, which greatly enhances the Board’s ability to conduct succession planning, as well as to gain insight as it oversees organization risk and strategy.

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CEO Search Committee

In 2022, an ad hoc CEO Search Committee, chaired by Mr. Icahn and comprised of five independent directors, Messrs. De Schutter, Icahn, Paulson and Ross and Dr. von Eschenbach, was formed by the Board to lead the search for our new CEO. The CEO Search Committee was disbanded in early 2023 following the appointment of Mr. Saunders as our Chair of the Board and CEO. Each member attended 100% of the meetings of the committee, and no member of the committee was paid any incremental fees for their work.

Stockholder Outreach and Engagement

Throughout the year, Bausch + Lomb communicates with shareholders and other stakeholders through a variety of channels, including our annual and quarterly reports, quarterly earning conference calls, proxy statement, news releases and presentations at industry and investor conferences. Some of our shareholder engagement practices are outlined below:

Event	Who We Engage With	Who Engages	What We Talk About
Annual Meeting	Shareholders	● The Board ● Chair of the Board ● CEO ● Senior management	Business of the meeting (financial statements, director elections, say-on-pay, say-when-pay and other matters that may come before the meeting)
Quarterly Earnings Conference Calls	Financial analysts	● CEO ● CFO ● Senior management	Latest financial statement and management’s discussion and analysis. Bausch + Lomb’s earnings conference calls include a question and answer session
News Releases	Shareholders, financial analysts and media	● The Board ● CEO ● CFO	Quarterly results and various corporate developments that occur throughout the year
Regular Meetings, Calls and Discussions	Shareholders, financial analysts and media	● The Board ● CEO ● CFO ● Senior management	Responding to inquiries received
Investor and Industry Conferences	Shareholders, financial analysts, media and other stakeholders	● CEO ● CFO ● Senior management	Corporate developments and product updates

Communication with the Board of Directors

Shareholders and other interested parties may contact the Company’s directors, the Chair of the Board or independent directors in writing, as a group or individually, by directing their correspondence to the attention of Bausch + Lomb Investor Relations, Bausch + Lomb Corporation, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4. Shareholders may contact the independent directors and/or the Chair of the Board with the assistance of the Company’s Investor Relations Department. Shareholders or other interested persons can call or send a letter or email to:

Bausch + Lomb Corporation

Investor Relations

520 Applewood Crescent
Vaughan, Ontario, Canada L4K 4B4
Phone: (877) 354-3705

Email: ir@bausch.com

Shareholders and other interested parties may also contact the Company’s directors by calling the Company’s helpline in the United States and Canada at (877) 354-3705. Additional international telephone numbers are included in our Business Ethics Reporting Policy, which is available on our website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”). The Corporate Secretary will log incoming information and forward appropriate messages promptly to the director(s). Communications are distributed to the Board or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.

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Certain items that are unrelated to the duties and responsibilities of the Board will not be distributed to the Board, such as mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is inappropriate or unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any non-employee director upon request.

Communications that include information better addressed by the Audit and Risk Committee will be addressed directly by that Committee.

The Company has specifically consulted with its stakeholders on matters including executive compensation. See “Compensation Discussion & Analysis –Shareholder-Friendly Compensation Practices – 2022 Shareholder Engagement” beginning on page 44 for additional information.

Other Governance Policies and Practices

Ethical Business Conduct

Bausch + Lomb Code of Conduct

We adopted a written code of conduct (the “Code of Conduct”), that applies to all employees (including our officers) and directors of the Company and its worldwide subsidiaries. Among other things, the Code of Conduct is designed to deter wrongdoing and promote honest and ethical conduct, including (i) the ethical handling of actual or apparent conflicts of interest; (ii) full, fair, accurate, timely and understandable public disclosure; (iii) compliance with applicable laws and regulations; (iv) protection of the Company’s assets; and (v) maintaining a harassment-free work environment.

Within our Code of Conduct, we require all employees including the CEO, Senior Finance Executives and directors to comply fully with all applicable securities laws, rules and regulations including with respect to press releases, disclosures and trading in Company’s securities. Our employees and directors are required to maintain an understanding of, and ensure their compliance with, the Code of Conduct and all policies referenced in our Code of Conduct including the Business Ethics Reporting Policy, Corporate Disclosure Policy, Insider Trading and Blackout Policies and our Anti-Bribery Policy. Supervisors are responsible for maintaining awareness of the Code of Conduct, and we require all employees to report violations of the Code of Conduct. The Company conducts regular audits to test compliance with the Code of Conduct. Subject to the Board’s approval, responsibility for the establishment and periodic review and update of the Code of Conduct falls within the mandate of the Audit and Risk Committee.

All individuals subject to the Code of Conduct are obligated to promptly report violations and potential violations of law, the Code of Conduct, or policies of the Company referenced in the Code of Conduct. Such violations or suspected violations may be reported to the appropriate Company representative, or anonymously and confidentially through the Company’s business ethics hotline. All potential violations must in turn be reported to the Company’s General Counsel or Chief Compliance & Ethics Officer. The Board has established reporting procedures in order to encourage employees and directors to raise concerns regarding matters addressed by the Code of Conduct on a confidential basis free from discrimination, retaliation or harassment. Employees of the Company who violate the Code of Conduct may face disciplinary actions, including dismissal.

The Company has also adopted a Business Ethics Reporting Policy which outlines how complaints regarding violations or perceived violations of Company policies, including the Code of Conduct and all applicable laws and regulations, are reported and investigated.

The foregoing description of the Code of Conduct is intended as a summary does not purport to be complete. It is subject to, and qualified in its entirety by, reference to all of the provisions of the Code of Conduct, a copy of which is available on our website at www.bausch. com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”). These documents are also available in print to shareholders upon request. Shareholders may submit their request to Investor Relations, Bausch + Lomb Corporation, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4.

We intend to satisfy disclosure requirements under the applicable U.S. federal securities laws regarding amendments to, or waivers of, any provision of the Code of Conducts, including the Code of Ethics, by posting such information on the Company’s website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”).

34

Non-Employee Director
Compensation Program

We maintain a non-employee director compensation program pursuant to which our non-employee directors are eligible to receive annual retainers and annual equity grants for their service on the Board and committees thereof, as follows:

+	Board Member: Each non-employee director will receive an $80,000 annual cash retainer and annual equity retainer in the form of RSUs with a target grant date fair value of $225,000 granted under our Omnibus Plan. These annual grants of RSUs vest and are deliverable immediately prior to the next annual meeting of shareholders, unless the director elects to defer issuance of Common Shares underlying the RSUs until the director’s separation from the Company (as described below). For 2022, upon the completion of our IPO, our non-employee directors received an annual grant of 12,500 RSUs under the Omnibus Plan.
+	Non-Executive Chair and Lead Director: Non-employee directors will receive an additional $150,000 for their service as independent Chair and $40,000 for their service as Lead Director, as applicable.
+	Committee Chairs: Chairs of the Audit Committee, Nominating and Corporate Governance Committee, Science and Technology Committee, and Talent and Compensation Committee will receive an additional $25,000, $15,000, $15,000 and $20,000, respectively, as an annual cash retainer.
+	Committee Members: Non-chair members of the Audit Committee, Nominating and Corporate Governance Committee, Science and Technology Committee, and Talent and Compensation Committee will receive an additional $12,500, $7,500, $7,500 and $10,000, respectively, as an annual cash retainer.

Under the non-employee director compensation program, our non-employee directors may elect to receive their fees in cash, in RSUs, or in a combination of cash and RSUs. RSUs received pursuant to this election are paid in a lump sum of Common Shares at the end of such director’s service with the Company. All fees, whether payable in cash or RSUs, are delivered in quarterly installments, with the exception of the additional fee for the Lead Independent Director, which is paid once annually on the third day following each annual meeting of shareholders. In addition to the above fees, directors are also reimbursed for their out-of-pocket expenses in connection with attending in-person meetings.

Our Nominating and Corporate Governance Committee administers the non-employee director compensation program and is required by its charter to periodically review, and make recommendations to the full Board regarding, the compensation of our non-employee directors. The Nominating and Corporate Governance Committee has sole authority under its charter to retain and/or terminate compensation consultants or compensation consulting firms as the Nominating and Corporate Governance Committee may deem appropriate in recommending non-employee director compensation.

2023 PROXY STATEMENT	35

Non-Employee Director Compensation Program

2022 B+L Director Compensation Table

The table below shows the total compensation paid to each non-employee director who served on our Board of Directors during 2022.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(1)(2)	All Other Compensation	Total ($)
Nathalie Bernier	3,041	(3)	279,096	—	282,137
Richard U. De Schutter(4)	67,697		219,375	—	287,072
Andrew C. von Eschenbach, M.D.(4)	61,575		219,375	—	280,950
Gary Hu(5)	54,166		199,105	—	253,271
Brett Icahn(4)(5)	45,690		199,105	—	244,795
Sarah B. Kavanagh(4)	73,819	(6)	219,375	—	293,194
John A. Paulson(4)	57,909		219,375	—	277,284
Russel C. Robertson(4)	67,256	(6)	219,375	—	286,631
Thomas W. Ross, Sr.(4)	143,130	(7)	219,375	—	362,505
(1)	Numbers rounded to the nearest dollar. The amounts in this column reflect the aggregate grant date fair values of the annual equity award granted in the form of RSUs to each of our non-employee directors in 2022 for their service on our Board under our Omnibus Plan, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Fair value is calculated using the closing price of our Common Shares on the date of grant for purposes of determining the individual grant amounts. The actual value, if any, realized by our non-employee directors for these awards is a function of the value of the shares if and when they vest. For additional information on how we account for equity-based compensation, see Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. In 2022, we granted each of our non-employee directors serving on our Board as of the closing of our IPO an annual 2022 equity award of 12,500 RSUs (which was determined assuming a 2023 annual meeting date of June 30, 2023). Each of Messrs. Hu and Icahn received a prorated amount of the annual 2022 equity award of 13,256 RSUs upon commencement of service on the Board on June 21, 2022.

(2)	As of December 31, 2022, each of our non-employee directors (other than Messrs. Hu and Icahn) held 12,500 outstanding and unvested RSUs, and Messrs. Hu and Icahn held 13,256 outstanding and unvested RSUs. In addition, Ms. Bernier also held 3,880 outstanding RSUs that were granted to Ms. Bernier pursuant to her election to receive her 2022 annual cash retainer in the form of vested RSUs, the settlement of which is deferred until Ms. Bernier’s “separation from service”.

(3)	Ms. Bernier elected to receive 100% of her annual cash retainer for 2022 in the form of fully-vested RSUs, the settlement of which is deferred until her “separation from service”. The number of vested RSUs was determined by dividing the aggregate value of the portion of her annual cash retainer covered by such election by the closing price of our Common Shares on the trading day prior to the grant date. As a result of such election, Ms. Bernier received 3,880 vested RSUs in 2022 in lieu of her annual cash retainer.

(4)	Each of Messrs. De Schutter, Icahn, Paulson, Robertson and Ross, Dr. von Eschenbach and Ms. Kavanagh also served as non-employee directors of BHC during 2022 and received the following compensation from BHC in their capacity as such:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	All Other Compensation	Total ($)
Richard U. De Schutter	—	385,694	—	385,694
Andrew C. von Eschenbach, M.D.	43,000	—	—	43,000
Brett Icahn	—	370,694	—	370,694
Sarah B. Kavanagh	155,694	250,000	—	405,694
John A. Paulson	—	424,451	—	424,451
Russel C. Robertson	—	392,944	—	392,944
Thomas W. Ross, Sr.	139,792	250,000	—	389,792
(a)	The amounts in this column reflect the aggregate grant date fair values of the annual equity awards granted by BHC in the form of BHC RSUs to each of these non-employee directors in 2022 for their service on the BHC Board of Directors, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. As of December 31, 2022, the non-employee directors held the following outstanding BHC RSUs:

Name	Outstanding BHC RSUs
Richard U. De Schutter	81,263
Andrew C. von Eschenbach, M.D.	35,147
Brett Icahn	51,801
Sarah B. Kavanagh	117,447
John A. Paulson	142,290
Russel C. Robertson	177,416
Thomas W. Ross, Sr.	129,811
(5)	Each of Messrs. Hu and Icahn were appointed to our Board of Directors effective June 21, 2022.
(6)	Ms. Kavanagh’s and Mr. Robertson’s fees earned were paid, on a quarterly basis, in Canadian Dollars (CAN). For purposes of this table, amounts have been converted from CAN to U.S. Dollars (USD) by using the following exchange rates, which were applicable on the following quarterly payment dates: (i) 1.2878, which was in effect on June 29, 2022, (ii) 1.3707, which was in effect on September 29, 2022 and (iii) 1.3611, which was the average rate between December 7 – 13, 2022.
(7)	Mr. Ross’ cash compensation includes his retainer for service as Independent Chair for services as of July 19, 2022, which was reduced by the unearned portion of his Lead Independent Retainer previously paid to him for 2022.

36

Non-Employee Director Compensation Program

Non-Employee Director Share Ownership Guidelines

Our non-employee directors are also subject to minimum share ownership requirements. For further detail regarding the share ownership requirement for non-employee directors, see the discussion in the section titled “Corporate Governance — Directors’ Share Ownership” on page 37.

Directors’ Share Ownership

To support the alignment of directors’ interests with our interests and those of our shareholders, the Board has adopted share ownership guidelines for our non-employee directors. The directors’ share ownership guidelines, which are set forth in our Corporate Governance Guidelines, provide that each non-employee director is expected to hold or control common shares, vested restricted or deferred share units, or a combination thereof, valued at five (5) times the annual Board cash retainer not later than the fifth anniversary of their election or appointment to the Board. Based on the current annual cash retainer of the Board of $80,000, the minimum value of equity each of our non-employee directors are required to hold is $400,000. Messrs. Icahn and Hu, who were appointed to the Board on June 21, 2022, will have until June 21, 2027, and Messrs. Ross, Paulson, Robertson and De Schutter, Dr. von Eschenbach, and Mmes. Kavanagh and Bernier who were appointed to the Board on April 28, 2022, will have until April 28, 2027, to meet the director share ownership requirements described in this paragraph. All of our non-employee directors are in the process of satisfying the director ownership requirement and have until the above noted dates to comply.

Mr. Saunders is excluded from the share ownership guidelines for non-employee directors. He is subject to share ownership guidelines established by our Talent and Compensation Committee, as further discussed in the section titled “Compensation Discussion and Analysis – Other Compensation Governance Practices – Share Ownership Guidelines” on page 53.

2023 PROXY STATEMENT	37

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Title
Brenton L. Saunders	53	Chief Executive Officer(1)
Christina M. Ackermann	58	Executive Vice President, General Counsel and President, Ophthalmic Pharmaceuticals
Sam Eldessouky	50	Executive Vice President and Chief Financial Officer
Joseph Gordon	59	President, Global Consumer, Surgical and Vision Care
Yehia Hashad, M.D.	56	Executive Vice President of Research & Development and Chief Medical Officer

(1)	On February 15, 2023, we announced the appointment of Mr. Saunders as CEO of the Company, effective March 6, 2023. He replaced Mr. Papa who stepped down from his role as CEO on March 6, 2023, as previously disclosed in our Current Report on Form 8-K filed with the SEC on February 15, 2023.

Below is a description of each executive officer who is not also a director nominee of the Company.

Christina M. Ackermann

Christina M. Ackermann has served as Executive Vice President & General Counsel and President, Ophthalmic Pharmaceuticals of the Company since January 2022. Ms. Ackermann also served as Executive Vice President, General Counsel of Bausch Health Companies Inc. (“BHC”) since August 2016, and, from July 2020, as Head of Commercial Operations. Ms. Ackermann’s roles at BHC ceased in connection with the completion of our IPO. Prior to joining BHC, Ms. Ackermann was part of the Novartis group of companies for 14 years, most recently serving as Senior Vice President, General Counsel for Alcon, where she was responsible for the Legal, Intellectual Property and Compliance functions. She previously served as Global Head, Legal and General Counsel at Sandoz, the generics division of Novartis, from 2007 to 2012. She joined Novartis Pharma in 2002 as Head, Legal Technical Operations and Ophthalmics and assumed the role of Head Legal General Medicine in July 2005. Before Novartis, Ms. Ackermann served in Associate General Counsel roles with Bristol Myers Squibb and DuPont Pharmaceuticals, as well as in private practice, where she focused on securities and mergers & acquisitions. Effective March 3, 2023, Ms. Ackermann joined the board as a director of Oculis Holding AG, a publicly traded biopharmaceutical company. Additionally, as of March, 2022, Ms. Ackermann serves as a member of the board of the American Glaucoma Association Foundation Advisory Board and has served as a director of Graybug Vision, Inc., a publicly traded biopharmaceutical company, from August 2020 to March 2023. Ms. Ackermann has a Post Graduate Diploma in EC Competition Law from King’s College, the University of London, U.K., an LL.B. from Queen’s University, Kingston, Canada, and attended York University, Toronto, Ontario, for her undergraduate studies in Math, Political Sciences and Fine Arts.

Sam Eldessouky

Sam A. Eldessouky has served as Chief Financial Officer of the Company since January 2022. Mr. Eldessouky joined BHC in 2016 as senior vice president and corporate controller and was appointed Chief Financial Officer effective June 1, 2021. In his role at BHC, he was responsible for overseeing the global controllership functions, including financial reporting, regional finance and global policies. Mr. Eldessouky’s role at BHC ceased in connection with the completion of our IPO. Previously, he served as senior vice president, controller and chief accounting officer for Tyco International plc from 2012 to 2016. During his tenure at Tyco, Mr. Eldessouky led the efforts to redesign the controller’s organization and the implementation of Enterprise Performance Management framework, and he played a significant role in the wholesale turnaround of Tyco’s business. He also played a key role in executing the spinoffs of Covidien and Tyco Electronics in 2006 and ADT NA and Flow Control in 2012. Prior to that, Mr. Eldessouky spent ten years at PwC, where he held several roles of increasing responsibility and served in PwC’s National Office providing technical accounting guidance on complex accounting matters. Mr. Eldessouky holds a Bachelor of Science in Accountancy from Ain Shams University and a master’s degree in Accounting and Finance from the University of Liverpool. He is a Certified Public Accountant (inactive) and Chartered Global Management Accountant. He served as a member of the Board of Trustees of Financial Executives Research Foundation and Financial Executives International. Additionally, Mr. Eldessouky served as a member of the Global Preparers Forum, an external advisory body to the International Accounting Standards Board, from 2007 to 2013.

38

Executive Officers

Joseph Gordon

Joseph F. Gordon has served as President, Global Consumer, Surgical and Vision Care of the Company since January 2022. Mr. Gordon also served as President & Co-Head Bausch + Lomb/International of BHC since August 2018. Mr. Gordon’s roles at BHC ceased in connection with the completion of our IPO. He previously served as President, Consumer and Vision Care of BHC from December 2016 through July 2018 and as General Manager of U.S. Consumer from August 2013 to November 2016. Prior to joining BHC in 2013, Mr. Gordon served in various positions with Bausch + Lomb, where he most recently served as Vice President, Sales and Marketing, Global Consumer from January 2011 to July 2013. Earlier in his career, he led sales and marketing organizations within Pfizer Inc., and Wyeth, a pharmaceutical company purchased by Pfizer Inc. in 2009. Mr. Gordon holds a Bachelor of Science in Economics from Rutgers University.

Yehia Hashad, M.D.

Dr. Yehia Hashad has served as Executive Vice President of Research & Development and Chief Medical officer of the Company since January 31, 2022. Dr. Hashad previously served as Senior Vice President and Head of R&D for Allergan Aesthetics (an Abbvie company) from May 2020 to August 2021. Prior to Allergan’s acquisition of Abbvie, from 2010 until May 2020, Dr. Hashad held a number of executive R&D positions at Allergan plc, including Senior Vice President, Head of Global Clinical Development from April 2019 to May 2020, Vice President and Global Head of Clinical Development, Ophthalmology, Dermatology and Medical Aesthetics from May 2017 to May 2020, and Vice President and Global Head of the Ophthalmology and Retina therapeutic areas from September 2013 to April 2019. From 2005 to 2010, Dr. Hashad held positions at Novartis Pharma AG, where he served as a Global Program Medical Director for age-related macular degeneration-related treatments. Prior to that, from 1996 to 2005, Dr. Hashad held several positions at T3A Pharma Group. Dr. Hashad obtained his medical degree and Master of Science in Medical and Surgical Ophthalmology from Cairo University and a business degree from INSEAD in France. He previously served on the boards of Applied Genetic Technologies Corporation, a publicly traded clinical-stage biotechnology company, the Glaucoma Research Foundation and the National Alliance of Eye and Vision Research and as board adviser for the University of California Irvine Research Center.

None of the executive officers are related by blood, marriage or adoption to one another or to any director or nominee for director of the Company.

2023 PROXY STATEMENT	39

Executive Compensation

PROPOSAL 2

Advisory Vote on Executive Compensation

Proposal No. 2 provides the Company’s shareholders with an opportunity to provide a nonbinding advisory vote related to compensation of the NEOs.

The Company has a “pay-for-performance” philosophy that forms the foundation of the executive compensation program for our NEOs. This philosophy and the executive compensation program approved by our Talent and Compensation Committee have been central to the Company’s ability to attract, retain and motivate individuals who are committed to achieving our mission of helping people see better to live better. Our compensation program is intended to link executive compensation to long-term business performance, while providing compensation opportunities that are competitive as compared to our peers and align the interests of our executives with those of our shareholders. Our programs also balance appropriate risk taking and incorporate shareholder feedback. Please refer to “Compensation Discussion and Analysis” starting on page 41 for detailed information regarding our executive compensation program for the NEOs.

Pursuant to Schedule 14A of the Exchange Act, we are asking for shareholder approval, in an advisory resolution, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules. This disclosure is provided in the section titled “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation program of our NEOs and the executive compensation policies and practices described in this Proxy Statement. The Board requests that shareholders endorse the compensation of our NEOs through the following resolution:

Resolved, that the shareholders approve, in an advisory resolution, the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and other narrative executive compensation disclosures, contained in this Proxy Statement.

This vote is advisory and therefore not binding on the Company, our Talent and Compensation Committee, or the Board. However, while the advisory vote is nonbinding, the Board and our Talent and Compensation Committee value the opinions of our shareholders and will take the outcome of the vote into consideration in the design of our executive compensation program going forward.

The Board recommends that the shareholders vote FOR Proposal No. 2.

40

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) section describes our compensation approach and programs for our NEOs for 2022. Our NEOs for 2022 are:

Joseph C. Papa, 67	Sam A. Eldessouky, 50	Christina M. Ackermann, 58	Joseph F. Gordon, 59	Dr. Yehia Hashad, 56
Chief Executive Officer(1)	Executive Vice President and Chief Financial Officer	Executive Vice President & General Counsel and President, Ophthalmic Pharmaceuticals	President, Global Consumer, Surgical and Vision Care	Executive Vice President of Research & Development and Chief Medical Officer

(1)	On July 20, 2022, the Company announced that the Board had begun the search for a new chief executive officer. Mr. Papa agreed to continue serving until his successor is appointed. On December 22, 2022, Mr. Papa agreed to continue serving as CEO until at least March 4, 2023 and lasting until such date as the Board determined in its discretion or his successor is appointed, but no later than June 30, 2023. Joseph C. Papa served as CEO for all of 2022. On February 15, 2023, the Company announced the appointment of Brent Saunders as Chairman and Chief Executive Officer of the Company, effective March 6, 2023. Mr. Papa continued serving as Chief Executive Officer of the Company through such date. Effective March 6, 2023, Mr. Papa resigned as Chief Executive Officer and a director.

Executive Summary

2022 Performance Highlights

On May 6, 2022, we successfully launched the Company’s IPO and commenced trading on the New York Stock Exchange and Toronto Stock Exchange under the symbol BLCO. This was a significant milestone and an important step forward on our path to becoming an independent, fully integrated eye health company.

As a leading global eye health company, we are focused on protecting and enhancing the gift of sight for millions of people around the world. We achieved the following financial results for 2022, as disclosed in our Annual Report on Form 10-K dated February 22, 2023 and our associated earnings materials available on our website (www.bausch.com) and filed on SEDAR (www.sedar.com):

GAAP REVENUES of	GAAP NET INCOME of	ADJUSTED EBITDA (NON-GAAP) of	GAAP CASH GENERATED FROM OPERATIONS of
$3,768M	$6M	$720M	$345M

Please see Appendix C for additional information and a reconciliation of our GAAP to non-GAAP financial measures.

Our Compensation Philosophy and 2022 Compensation Program

Our compensation philosophy is to attract, retain, and motivate talented executives, including our NEOs, who are committed to researching, ideating, and engineering innovative eye health solutions with integrity, persistence, and excellence to achieve our mission of helping people see better to live better. Underpinning this philosophy is our compensation program, which is designed to focus executives on our long-term business performance, while providing compensation opportunities that are competitive as compared to our peers and align the interests of our executives with those of our shareholders.

A significant portion of total compensation is linked to satisfying our financial targets and strategic initiatives. Our strategic initiatives focus on areas that are critical to our success, including:

+	fostering a high-performance, results-oriented culture that creates an inclusive work environment where everyone feels welcomed, supported and valued for their talents and contributions through our Diversity, Equity & Inclusion (“DE&I”) strategy;

+	delivering quality, cost-effective product supply for all markets we do business in while enhancing our product pipeline; and

+	identifying and addressing current and emerging environmental, social, and governance (“ESG”) trends that help us understand the needs of our patients and customers and provide us with the ability to champion environmental sustainability and corporate social responsibility where we live and work.

2023 PROXY STATEMENT	41

Compensation Discussion and Analysis

In determining the appropriate mix of base salary and incentive pay (including annual cash incentives and long-term equity) for our NEOs, our Talent and Compensation Committee seeks to balance:

In allocating between short-term and long-term compensation, our Talent and Compensation Committee has established an annual incentive program that rewards executives for the achievement of pre-determined financial metrics and strategic priorities, and grants equity awards under our long-term incentive program that provides an opportunity for additional compensation based on delivering on our long-term performance and shareholder value creation.

The compensation opportunity provided to our NEOs is primarily performance-based. In 2022, 92% of our CEO’s and 84%, on average, of our other NEOs’ compensation opportunity was at-risk variable incentive compensation.

Compensation Practices

We maintain the following shareholder-friendly compensation practices, which further align the interests of our executives with those of our shareholders and balance appropriate risk taking.

WHAT WE DO

 Share ownership guidelines — All NEOs are subject to significant share ownership guidelines. Pursuant to our Share Ownership Guidelines, our CEO is required to hold Common Shares equivalent to 6 times his base salary, and our other NEOs are required to hold the equivalent of 3 times their base salary.

Holding requirements — All NEOs are required to hold 50% of the net shares that vest under our long-term incentive plans, until they satisfy our Share Ownership Guidelines.

Performance-based equity — We grant performance share units with rigorous absolute and relative performance goals, which align the interests of our executives with our shareholders.

Capped award payouts — We set maximum award levels under our annual incentive program and performance share units, with award payouts capped at 200%.

 Clawback — The Board may exercise its discretion to require any employee who receives equity-based compensation to reimburse bonus, incentive or equity-based compensation awarded in the event of (1) a material restatement or adjustment to our financial statements as a result of an employee’s gross negligence, knowing or intentional fraudulent or illegal misconduct or (2) detrimental conduct by the employee that has caused material financial, operational, or reputational harm to us.

Double trigger acceleration following a change in control — No unvested equity awards accelerate on a “single-trigger” basis in connection with a change in control. Instead, unvested equity awards accelerate on a “double-trigger” basis upon a qualifying termination of employment in connection with a change in control.

 Capped severance — Our severance arrangement for our CEO provides a cash severance payment of two times annual base salary and annual target incentive, and for our other NEOs one and a half times annual base salary and annual target incentive (two times in the event of termination following a change in control). Effective July 2022 through one-year from the appointment of our new CEO, our retention program, which is described in more detail below on page 49, provides a cash severance payment for our NEOs equal to two times annual base salary and annual target incentive bonus for involuntary termination or resignation for good reason.

 Independent compensation consultant — Our Talent and Compensation Committee has engaged an independent compensation consultant that has no other ties to us or to our management.

 Shareholder engagement — We are committed to ongoing engagement with our shareholders through structured, engaged investor outreach that enables us to obtain ongoing feedback on our compensation program.

WHAT WE DON’T DO

X   No hedging — Our anti-hedging policy prohibits officers, directors and employees from engaging in hedging, short selling, or monetization transactions with our Common Shares.

X   No pledging — Our anti-pledging policy prohibits officers, directors and employees from holding our securities in a margin account where the securities are subject to margin sales or pledging our securities as loan collateral. The anti-pledging policy exempts any margin accounts in existence at the time the policy was adopted by the Company. None of our NEOs or directors hold our securities in margin accounts subject to margin sales or pledging as loan collateral.

X   No repricing of underwater options — Repricing of stock options is expressly prohibited by our Omnibus Incentive Plan.

X   No excise tax gross-ups — We will not gross-up any excise tax that may be triggered as a result of a change in control severance payment under Sections 280G and 4999 of the Code.

X   No single trigger vesting or payments — We do not provide for “single trigger” equity award vesting or other “single trigger” payments or benefits upon a change in control.

X   No dividend or dividend equivalents on unearned incentive awards.

X   No supplemental executive retirement plan — Executives are only eligible to participate in our tax-qualified Retirement Savings Plan that is provided on the same terms to all employees.

X   No automatic or guaranteed annual salary increases.

42

Compensation Discussion and Analysis

Compensation Process

Role of the Talent and Compensation Committee	Role of Management	Role of the Independent Compensation Consultant

Our Board’s Talent and Compensation Committee, which is comprised entirely of independent directors

+  is responsible for implementing, monitoring, and evaluating our executive compensation philosophy and objectives and oversees the compensation program for our senior executives.

+  reviews and approves, or recommends to the independent directors of the Board for approval, all components of executive pay, and reports its decisions to the Board.

+  reviews or approves matters related to executive compensation on an as-needed basis.

The Committee’s responsibilities and authority are described fully in the Committee’s charter, which is available on our website at www.bausch.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”).

Our CEO

+  makes recommendations to our Talent and Compensation Committee for base salary, annual incentive awards and equity grants for each NEO (other than the CEO, whose compensation is determined solely by our Talent and Compensation Committee or recommended to the Board for approval).

+  with the Chief Human Resources Officer, provides recommendations to the Committee on other elements of our compensation program for senior executives, including, for example, the design and metrics under our annual and long-term incentive programs.

Our CEO also leads a process each year to establish the collective strategic priorities of the senior executive team, and then, with each executive, agrees on individual performance goals that tie to the achievement of the strategic priorities. The strategic priorities are shared with our Talent and Compensation Committee and their input is considered before they are finalized and approved.

Our Talent and Compensation Committee engaged the services of Pay Governance as its independent consultant to provide advice on executive compensation matters.

Pay Governance

+  reported directly to our Talent and Compensation Committee, which instructed the consultants to give it objective advice and without influence by management, and to provide such advice for the benefit of the Board and our shareholders.

+  did not provide any other services to the Company or its management.

+  was evaluated by the Talent and Compensation Committee in terms of its independence by considering the requirements adopted by the NYSE and the SEC and has determined that no conflict of interest exists.

2023 PROXY STATEMENT	43

Compensation Discussion and Analysis

Peer Group

In 2022, our Talent and Compensation Committee established a peer group that reflects relevant business and talent competitors for Bausch + Lomb. Specifically, we focused on identifying companies in the health care equipment and health care supplies sectors, as well as companies in the life sciences, pharmaceutical, and consumer product sectors, with revenues of approximately one half to two and a half times our scope.

Based on these criteria, our Talent and Compensation Committee reviewed the recommendation of its independent compensation consultant, Pay Governance, and selected the following peers:

Agilent Technologies, Inc. Alcon Inc. Align Technology, Inc. The Cooper Companies, Inc. Dentsply Sirona Inc.	DexCom, Inc. Edwards Lifesciences Corporation Hologic, Inc. Jazz Pharmaceuticals plc Perrigo Company plc	ResMed Inc. Teleflex Incorporated Zimmer Biomet Holdings, Inc. Zoetis Inc.

We use data from this peer group to benchmark pay levels, as well as pay practices. In addition to proxy data for the above companies, our Talent and Compensation Committee also utilizes the Willis Towers Watson’s Pharmaceuticals and Health Sciences Survey to supplement this data both in terms of pay levels as well as pay practices.

Our Talent and Compensation Committee references the median of the market data as a guide when making decisions. Market data is one element that our Talent and Compensation Committee uses to make pay decisions. Multiple factors are considered in determining total compensation opportunity, including our compensation philosophy, the executive’s role and responsibility, the executive’s past performance, internal equity, and expected contributions and experience in the role.

Shareholder Engagement

At our 2023 Annual Meeting of Shareholders, we will hold our first “say-on-pay” non-binding advisory vote with respect to the compensation of our NEOs, as well as a “say-on-frequency” vote to determine how often our “say-on-pay” vote should occur. As we are committed to ongoing, timely feedback from our shareholders, we are proposing an annual “say-on-pay” vote. More information regarding this proposal can be found on page 65.

Our Talent and Compensation Committee is also committed to ongoing direct engagement with our shareholders through investor meetings as well as conferences and other forums, in order to solicit feedback on our compensation philosophy and underlying programs, and consider the feedback received from shareholders regarding our executive compensation program.

Components of Executive Compensation

The components of executive compensation for our NEOs, as described in more detail below, include

+	base salary;

+	incentive pay (including annual cash incentive and long-term equity incentives);

+	retirement and welfare benefits; and

+	executive benefits and perquisites.

44

Compensation Discussion and Analysis

Base Salary

We set our base salaries at competitive levels necessary to attract and retain top performing senior executives, including our NEOs. Base salaries provide an amount of fixed compensation to each senior executive for the performance of their core duties.

Base salaries are periodically reviewed as part of our performance review process, as well as upon a promotion or other change in job responsibilities. To the extent base salaries are adjusted, the amount of any such adjustment would reflect a review of competitive market data, consideration of relative levels of pay internally, individual performance of the executive, and other information that our Talent and Compensation Committee determines are relevant.

During 2022, no annual increases were made to any NEOs’ salaries for 2022. The NEOs’ base salaries are as follows:

NEO	2021 Salary	2022 Salary	% Increase
Joseph C. Papa	$1,600,000	$1,600,000	No Change
Sam A. Eldessouky	$700,000	$700,000	No Change
Christina M. Ackermann	$750,000	$750,000	No Change
Joseph F. Gordon	$600,000	$600,000	No Change
Dr. Yehia Hashad	New Hire	$650,000	N/A

For 2023, our Talent and Compensation Committee approved a 2% annual increase to the NEOs’ salaries, except for Mr. Papa.

Annual Incentive Program

Our 2022 annual incentive program (the “2022 AIP”) provided an opportunity for our senior executives, including our NEOs, to earn an annual incentive bonus, paid in cash, based on the achievement of certain financial targets and strategic priorities. Information regarding our 2023 annual incentive program design is detailed below under “2023 Compensation Program” on page 50.

2022 AIP Opportunity

The NEOs’ annual incentive target, as a percentage of base salary, are set forth in the table below. The NEOs’ incentive targets for 2022 remain unchanged from 2021.

NEO	Annual Incentive Target
Joseph C. Papa	150%
Sam A. Eldessouky	80%
Christina M. Ackermann	80%
Joseph F. Gordon	80%
Dr. Yehia Hashad	80%[1]

1.	For 2022, Dr. Hashad’s target bonus opportunity was prorated in light of his hire date of January 31, 2022. As a result, Dr. Hashad’s target bonus opportunity for 2022 (after giving effect to such proration) was approximately 73% of his base salary.

2022 AIP Design

For our senior executives, including our NEOs, the 2022 AIP is based on performance against pre-established financial targets and strategic priorities approved by the Board. Performance against financial targets makes up 80% (increased from 75% in 2021, to place greater focus on delivering against our financial commitments) of the total payout, while performance against strategic priorities makes up 20% (corresponding decrease from 25%) of the total payout.

For purposes of our annual incentive program, Adjusted EBITDA (non-GAAP) and Revenues are two of the key financial metrics our shareholders use to assess our performance. We believe these metrics focus our NEOs on delivering both organic growth and align the interests of our executives with our shareholders. The Company’s strategic priorities are intended to focus the organization on the key initiatives that will drive shareholder value over time.

For purposes of our 2022 AIP, the performance of our entire senior executive team, including all of our NEOs, was measured against the Company’s overall Adjusted EBITDA (non-GAAP) and Revenues performance for 80% of their total payout. Adjusted EBITDA (non-GAAP) makes up 60% of this financial portion of their payout, and Revenues makes up 40% of this financial portion of their payout. Company-wide strategic priorities comprise the remaining 20% of their payout. This approach rewards our senior executive team for collectively working towards our mission of helping people see better to live better.

2023 PROXY STATEMENT	45

Compensation Discussion and Analysis

For our 2022 AIP, the threshold, target, and stretch performance and corresponding payouts were as follows, with payouts under the 2022 AIP capped at 200% of target.

Performance vs 2022 AIP	Below Threshold	Threshold	Target	Stretch	Above Stretch
	<90%	90%	100%	110%	>110%
Adjusted EBITDA (non-GAAP)(1)
	0% Payout	10% Payout	100% Payout	200% Payout	200% Payout

	<93%	93%	100%	107%	>107%
Revenues
	0% Payout	10% Payout	100% Payout	200% Payout	200% Payout

Our Talent and Compensation Committee determines whether the financial metrics and strategic priorities have been achieved. In addition, it retains the discretion to reduce or eliminate payouts for individual executives, including the NEOs, even if financial metrics and strategic priorities are met, as well as to increase payouts based on individual performance. In making these decisions, our Talent and Compensation Committee may consider factors such as the performance of the individual executive against their individual objectives in support of strategic priorities or additional financial metrics applicable to the business or functional area for which the NEO is responsible.

2022 Financial Objectives

The financial targets for 2022 were established at the beginning of 2022 based on the Company’s budget for fiscal year 2022. For Mr. Papa, Adjusted EBITDA (non-GAAP) and Revenues targets (the “2022 Financial Targets”) are based on attaining budget (to receive a payout at target) or stretch targets (to receive a payout above target), with the Adjusted EBITDA (non-GAAP) target set modestly higher to incentivize strong performance. The 2022 Financial Targets are as follows:

For all other NEOs, the 2022 Financial Targets are based on attaining budget (to receive a payout at target) or stretch targets (to receive a payout above target) for Adjusted EBITDA (non-GAAP) and Revenues are, as follows:

(1)	Adjusted EBITDA is a non-GAAP measure. Please see Appendix C for additional information and a reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures.

(2)	In determining the achievement of the 2022 Financial Targets and final payouts for purposes of the 2022 AIP, our Talent and Compensation Committee reviewed and approved certain modifications to the previously reported results for FY 2022 Adjusted EBITDA (non-GAAP) and FY 2022 Revenues metrics for purposes of the 2022 AIP relating to certain external factors outside of management’s control (e.g. foreign exchange and exclusion of other material non-recurring items). As a result, there was an upward adjustment of $66 million to the Adjusted EBITDA (non-GAAP) metric under the 2022 AIP and $227 million to the Revenues metric under the 2022 AIP. Accordingly, the above stated actual results for these metrics utilized under our 2022 AIP are different than the Adjusted EBITDA (non-GAAP) and Revenues measures used by us for other purposes, including as described on page 41 or otherwise used in our Annual Report on Form 10-K and our earnings materials, as applicable. For 2022, our Net Income Attributable to Bausch + Lomb was $6 million, our Adjusted EBITDA (non-GAAP) was $720 million and our Revenues were $3.768 billion.

Based on the foregoing results, our Talent and Compensation Committee certified that the total payout under the 2022 AIP based on the Company’s Adjusted EBITDA (non-GAAP) and Revenues was 35% for Mr. Papa and 60% for all other NEOs.

46

Compensation Discussion and Analysis

2022 Strategic Priorities

The strategic priorities for 2022, which make up the remaining 20% of our NEOs’ payout under the 2022 AIP, were established at the beginning of 2022.

The strategic priorities for 2022 were as follows:

Strategic Priority	Weighting	Payout
Cultivate a high-performance, results-oriented culture that values diversity, equity and inclusion (DEI); focus on recruiting, engaging, developing, rewarding and retaining our employees	25%	90%
Drive operational excellence across the enterprise to optimize net income	25%	90%
Continue to increase size, breadth, and value of product development pipeline through strategic investments and R&D activities	25%	100%
Accomplish key milestones required to achieve full separation of Bausch + Lomb	25%	100%
	Total	95%

Achievement for each initiative was reviewed by our Talent and Compensation Committee, and credit was determined based on results against each initiative, including the following:

Cultivate a high-performance, results-oriented culture that values diversity, equity and inclusion (DEI); focus on recruiting, engaging, developing, rewarding and retaining our employees.

+	Developed and operationalized a hiring strategy focused on attracting highly capable candidates, including an enhanced focus on increasing female and minority representation in management/senior levels.
+	Conducted our first employee survey as a standalone company; more than 9,500 colleagues across the world shared their feedback. Overall, the results were positive and reinforced the Company’s commitment to building a culture of engagement, with more than 95% of employees having a good sense of how their work contributes to overall company objectives.
+	Continued to manage health and safety challenges associated with COVID, including implementing hybrid/remote work policy for employees in office locations. Established ESG Committee with direct accountability for advancing our ESG effort.

Drive operational excellence across the enterprise to optimize net income.

+	Achieved savings through in-plant efficiencies, direct material & indirect material, CMO and network optimization efforts; eliminated 500 SKUs.
+	Maintained freedom to operate globally during inspections; governance processes for risk management and building/sustaining quality outcomes were established or enhanced.
+	Expanded the employee quality community with Yellow Belt certifications increasing 157% versus the last 3 years combined and 18 Green Belt candidates from multiple sites and regions; all major BU’s and functional areas have active embedded experts/leaders.

Continue to increase size, breadth, and value of product development pipeline through strategic investments and R&D activities.

+	Developed a set of prioritization criteria by business unit based on growth aspiration and strategy; acquired Paragon BioTeck, Inc. and Total Titanium Inc.
+	Increased the size, breadth, and value of our product pipeline by: meeting planned filings and approvals, and continuing product rollouts and launching product extensions, such as Biotrue®, Lumify®, and Preservision®, and new products such as Project Watson™ for pets.

Accomplish key milestones required to achieve full separation of Bausch + Lomb.

+	Filed Registration Statement and Preliminary Prospectus for the IPO and completed Roadshow and the IPO; BLCO First Day of Trading (May 6, 2022) on NYSE and TSX.
+	Completed majority of the transition services under the Company’s Transition Service Agreement with BHC; filled all necessary positions to allow business to operate effectively.
+	Continuing to transition to a permanent capital structure with the expectation that the Company will have full “freedom to operate” post-separation; BHC unrestricted BLCO under BHC debt covenants.

Our achievements for these Company-wide strategic priorities resulted in a payout of 95%.

2023 PROXY STATEMENT	47

Compensation Discussion and Analysis

2022 AIP Payouts

Based on this performance against the pre-established 2022 Financial Targets (35% payout for Mr. Papa and 60% for all other NEOs, comprising 80% of the total payout) and strategic priorities (95% payout for all NEOs, comprising 20% of the total payout), the following total payouts were approved for our NEOs:

NEO	2022 Incentive Target		2022 Bonus Payout	Bonus Payout as % of Target(1)
Joseph C. Papa	$2,400,000		$1,128,000	47%
Sam A. Eldessouky	$560,000		$375,200	67%
Christina M. Ackermann	$600,000		$402,000	67%
Joseph F. Gordon	$480,000		$321,600	67%
Dr. Yehia Hashad	$477,260	(2)	$319,764	67%

(1)	Bonus Payout as % of Target is shown at the nearest whole percent.
(2)	For fiscal year 2022, Dr. Hashad’s target bonus opportunity was prorated to reflect the portion of the year he was providing services to the Company.

Our Talent and Compensation Committee did not make any further adjustments to the payouts as calculated above based on performance against these pre-established financial targets and strategic priorities approved by the Board.

Long-Term Incentive Program

Our Board approved a long-term incentive program for 2022 that provided for the grant of founder equity awards granted to our NEOs in May 2022 in connection with the IPO (the “Founder Awards”), which were granted in the form of Restricted Stock Units (“RSUs”) and Stock Options (“Stock Options”). Our Talent and Compensation Committee determined, with input from its independent compensation consultant, that it was appropriate to grant these awards, taking into consideration benchmarking of similar actions taken by other companies launching IPOs. The Committee believes that these grants will enhance senior leadership’s focus on new company equity, provide immediate ownership, and set a baseline for measuring forward performance and alignment with shareholders over the long-term.

Founder Awards Granted to NEOs

For 2022, all of our NEOs received Founder Awards in connection with our IPO, which were granted 50% in the form of RSUs (the “Founder RSUs”) and 50% in the form of Stock Options (the “Founder Stock Options”), with the following approximate values. These Founder Awards were made in lieu of a 2022 annual equity award, and did not include Performance Share Units; this approach, which applied in 2022 only, is consistent with typical market practice for IPO awards, to support retention and absolute stock price growth.

NEO	Approved Value
Joseph C. Papa	$17,000,000
Sam A. Eldessouky	$4,500,000
Christina M. Ackermann	$3,000,000
Joseph F. Gordon	$2,500,000
Dr. Yehia Hashad	$1,250,000

Starting in 2023, our Talent and Compensation Committee has approved an ongoing long-term incentive program design that provides an opportunity for our senior executives to be granted a balanced portfolio of Performance Share Units (“PSUs”), RSUs, and Stock Options, as described in more detail below under 2023 Compensation Program on page 50.

Founder RSUs

Founder RSUs provide senior executives with the right to receive Common Shares at a future date. The value ultimately received is based on the growth of our Common Share price over time. The Founder RSUs will vest, except for Dr. Hashad, 50% on each of the second and third anniversaries of the grant date or, if later, upon of the full separation from BHC or a change in control of the Company, assuming continued employment through the applicable vesting date. The Founder RSUs granted to Dr. Hashad will vest 100% on the second anniversary from the grant date, or, if later, the earlier of full separation from BHC or a change in control of the Company assuming continued employment through the applicable vesting date.

48

Compensation Discussion and Analysis

Founder Stock Options

Founder Stock Options provide senior executives the opportunity to purchase our Common Shares at a price equal to the market price at the time of the grant. The value ultimately received is based on the growth of our Common Share price over time. The Founder Stock Options will vest ratably on the first three anniversaries of the grant date, or, if later, upon the full separation from BHC or a change in control of the Company, subject to continued employment from the grant date. The Founder Stock Options will remain exercisable until the ten-year anniversary of the grant date.

Other Compensation Elements

Matching Share Program

Starting on November 1, 2022, NEOs became eligible to participate in the Bausch + Lomb Matching Share Program. Under this program, shares purchased on the open market by recipients are matched with one Matching Restricted Stock Unit (“MRSU”) issued under the Omnibus Plan. Generally, MRSUs granted for a period of three years may not exceed the value of 50% of the sum of the NEOs’ annual base salary and target annual cash bonus, less any shares sold within the past six months (excluding any shares sold to cover a tax obligation resulting from a vesting event).

Subject to the provisions of the Omnibus Plan and applicable award agreements, MRSUs vest pro-rata over a three-year period, provided that the recipient is employed through the applicable vesting dates. Vesting ceases upon termination of employment (except in limited circumstances), and any MRSUs that do not become vested prior to the recipient’s termination of employment or that do not become vested according to the provisions of the terms of the award are forfeited.

None of our NEOs purchased shares under this program during 2022.

Bausch+Lomb Separation Bonus Opportunity

In October 2020, BHC’s Talent and Compensation Committee approved Mr. Eldessouky’s, Ms. Ackermann’s, and Mr. Gordon’s eligibility for a performance-based separation bonus, which requires the achievement of pre-determined milestones related to the separation transaction. Payment is made in cash, with 50% conditioned upon meeting internal readiness criteria for the separation of the two companies and the remaining 50% conditioned upon the successful close of the Bausch+Lomb separation transaction. The first 50% was paid in October 2021. Payment is subject to continued employment, except in limited circumstances. The total amount of the remaining unvested separation bonuses is $250,000 for each of Mr. Eldessouky, Ms. Ackermann and Mr. Gordon.

Retention Program

In light of the announced departure of our CEO, Mr. Papa, and in order to retain the members of our executive leadership team who are essential to our future success, on July 25, 2022, our Talent and Compensation Committee of the Board of Directors approved a retention program that includes our NEOs (other than Mr. Papa) (the “Retention Program”).

Under the Retention Program, the severance benefits payable to our NEOs (other than Mr. Papa) were updated to provide that, in the event of an involuntary termination of the NEO’s employment by the Company without “cause” or the NEO’s resignation for “good reason” (as described below), in each case within one-year following the Company’s appointment of Mr. Papa’s successor (a “qualifying termination”), then (i) the NEO will be eligible to receive a cash severance payment equal to two times the sum of his or her annual base salary and annual target incentive award, plus payment of his or her annual cash bonus award for the year of termination (based on actual achievement of applicable performance goals and prorated based on the number of days employed during the year prior to termination) and (ii) with respect to the Founder Awards, (a) the Founder RSUs will vest and be settled on a pro-rata basis (based on his or her period of service prior to the termination date relative to the original three year vesting period associated with such awards), but the shares received upon settlement will be nontransferable until the earliest to occur of (A) the date BHC completes the spin-off distribution of the Company, (B) a “change in control” of the Company, (C) the date the Board of Directors of BHC determines that BHC will no longer pursue the spin-off distribution of the Company (a “Strategy Change”) and (D) the two-year anniversary of the NEO’s termination of employment (such applicable date, the “Unrestricted Date”) and (b) the Founder Stock Options will vest and become exercisable on the Unrestricted Date on a pro-rata basis (based on his or her period of service prior to the date of his or her termination of employment relative to the original three year vesting period associated with such awards), and the Founder Stock Options will be exercisable for two years following the later of the Unrestricted Date and the date of his or her termination of employment. Solely for purposes of the above-described severance benefits, “good reason” is defined pursuant to the terms of the executive’s existing employment agreement with the Company, except that a Strategy Change was added as an additional event giving rise to “good reason”. All other terms and conditions under each NEO’s employment agreement with the Company remain unchanged.

2023 PROXY STATEMENT	49

Compensation Discussion and Analysis

In addition, each of our NEOs (other than Mr. Papa) was granted a one-time award of 35,000 RSUs under the Retention Program (the “Retention Grant”) pursuant to the Company’s 2022 Omnibus Incentive Plan. The Retention Grant will generally vest in one-third installments on each of the first three anniversaries of the grant date based on continuous employment with the Company (except the Retention Grant will fully vest earlier upon the NEO’s termination of employment due to death, disability, involuntary termination without “cause” or resignation for “good reason”).

2023 Compensation Program

For our senior executives, including our NEOs, our Talent and Compensation Committee has determined that the 2023 annual incentive program will continue to be based on performance against pre-established financial targets and strategic priorities approved by the Board. Performance against financial targets (Adjusted EBITDA (non-GAAP) and Revenues) will continue to make up 80% of the total payout, while performance against strategic priorities will make up 20% of the total payout.

The Committee has also approved the 2023 long-term incentive program, which provides an opportunity for our senior executives to be granted a balanced portfolio of PSUs (50% of total grant), RSUs (25% of total grant), and Stock Options (25% of total grant). In 2024, due to Mr. Papa’s departure as our CEO and Mr. Saunders’ appointment, the CEO will be eligible to receive his first annual grant under this program, 60% in the form of PSUs, 20% in the form of RSUs, and 20% in the form of Stock Options. The Committee has decided to measure PSUs using a balanced approach, measuring performance using one external metric, Relative Total Shareholder Return (“rTSR”) versus the S&P 500 Health Care Index, and one internal metric, Revenue Growth.

The Committee believes Adjusted EBITDA (non-GAAP) and Revenues are two of the key metrics our shareholders will continue to use to assess our performance, and that the Company’s strategic priorities are intended to focus the organization on the key initiatives that will drive shareholder value over time. Use of these metrics which focus our NEOs on delivering organic growth, coupled with rTSR and Revenue Growth under the long-term incentive program, create an overall program that is aligned with the interests of our shareholders.

Retirement and Welfare Benefits

The retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and maintaining a committed workforce. Participation in these programs is not tied to performance.

Our specific contribution levels to these programs are adjusted annually to maintain a competitive position while considering costs.

+	Retirement Savings Plan — All employees in the United States, including our NEOs, are eligible to participate in a tax-qualified retirement savings plan (the “Retirement Savings Plan”) under Section 401(k) of the Code. Eligible employees are able to contribute to the Retirement Savings Plan, on a before-tax basis, up to 75% of their eligible compensation, subject to the limit prescribed by the Code. In 2022, we matched 100% of the first 3% of pay and 50% on the next 3% of pay that is contributed to the Retirement Savings Plan. All employee contributions to the Retirement Savings Plan are fully vested upon contribution; matching contributions vest ratably over three years.
+	Welfare Plans — Our executives are also eligible to participate in our broad-based welfare benefits plans (including medical, dental, vision, life insurance and disability plans) upon the same terms and conditions as other employees.

Executive Benefits and Perquisites

We provide our NEOs with limited perquisites and other personal benefits that our Talent and Compensation Committee believes are reasonable and consistent with our overall compensation program to better attract and retain superior employees for key positions. Our Talent and Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. Our Talent and Compensation Committee intends to maintain only those perquisites and other benefits that it determines to be necessary components of total compensation and that are not inconsistent with shareholder interests.

Our Talent and Compensation Committee permits the CEO to use our aircraft for his business travel and, on a limited basis, for personal travel. Certain travel for immediate family members is also permitted, as reported on page 55 in footnote 4 to the Summary Compensation Table. We do not gross up the income tax incurred by Mr. Papa resulting from his personal use of our aircraft. Our Talent and Compensation Committee believes that making our aircraft available to our CEO allows him to serve shareholder interests by efficiently and securely conducting business during and when traveling.

Attributed costs of the personal benefits described above for our NEOs for the fiscal year ended December 31, 2022 are included in the column entitled “All Other Compensation” of the Summary Compensation Table on page 55.

50

Compensation Discussion and Analysis

Mr. Papa’s Employment Agreement

In April 2016, BHC entered into an employment agreement with Mr. Papa, which was assigned to Bausch+Lomb upon the closing of the Bausch+Lomb IPO. The initial term of Mr. Papa’s agreement commenced on May 2, 2016, and continued until the fifth anniversary of the commencement date. Beginning at the expiration of the initial term, the term automatically renewed for successive one-year periods.

Pursuant to this agreement, Mr. Papa receives a base salary and a target annual incentive opportunity equal to 150% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive.

Ongoing equity grants for Mr. Papa are at the sole discretion of the Board or our Talent and Compensation Committee.

On July 20, 2022, we announced that the board of directors had begun a search for a new Chief Executive Officer. On February 15, 2023, we announced the appointment of Mr. Saunders as CEO of the Company, effective March 6, 2023. He replaced Mr. Papa, who stepped down from his role as CEO on March 6, 2023, as previously disclosed in our Current Report on Form 8-K filed with the SEC on February 15, 2023. Mr. Papa continued to serve as Chief Executive Officer until such date (March 6, 2023) (such period, the “Interim Period”). During the Interim Period, Mr. Papa continued to receive the same compensation and benefits and remain eligible to continue to vest in his equity awards. In connection with the foregoing, the Company and Mr. Papa entered into a separation agreement effective as of July 19, 2022 (the “Separation Agreement”), which provided for the terms of Mr. Papa’s separation from the Company following the Interim Period. Consistent with Mr. Papa’s employment agreement, the Separation Agreement provides for a lump sum cash payment equal to two times the sum of Mr. Papa’s current base salary and target annual bonus, earned but unpaid annual bonus for the year prior to his termination date, a pro-rata annual bonus based on actual performance, and continued health benefits for two-years at active employee rates. The treatment of Mr. Papa’s equity awards would be consistent with their terms for a termination due to retirement and, for Mr. Papa’s Bausch + Lomb program separation PSUs, by the Company without cause, except that Mr. Papa’s Founder RSUs would vest upon his termination of service date (pro-rated based on his period of service relative to the original three year vesting period associated with such grants) but the shares received upon settlement would remain fully restricted and nontransferable until the Unrestricted Date, and the Founder Stock Options would remain eligible to vest (pro-rated based on his period of service relative to the original three year vesting period associated with such grants) upon the Unrestricted Date and exercisable for two years following the Unrestricted Date. The Company would reimburse Mr. Papa for an amount up to twenty thousand dollars in legal fees incurred by Mr. Papa in connection with the negotiation of the Separation Agreement.

On December 22, 2022, we announced that the Company and Mr. Papa entered into the Amended and Restated Separation Agreement (the “A&R Separation Agreement”), pursuant to which Mr. Papa agreed to continue serving as Chief Executive Officer until at least March 4, 2023, and lasting until such date as the Board determines in its discretion or his successor is appointed, but no later than June 30, 2023. In addition, pursuant to the A&R Separation Agreement: (i) Mr. Papa’s severance benefits in respect of his 2023 prorated annual bonus would be, in lieu of an annual bonus based on actual performance that is prorated based on the date of his termination, an amount equal to $1,200,000, representing his target annual bonus that is prorated by fifty percent, and payable upon his termination date; and (ii) on Mr. Papa’s termination date, in lieu of prorated vesting, partial vesting of a set number of his Founder Awards, in the amount of (a) 315,592 of his Founder RSUs that would accelerate and vest, but the shares received upon settlement would still remain fully restricted and nontransferable until Unrestricted Date, and (b) 1,248,496 of his Founder Stock Options that would remain eligible to vest upon the Unrestricted Date and remain exercisable for two years following the Unrestricted Date.

All of the foregoing is conditioned on Mr. Papa’s execution and nonrevocation of a release of claims upon his termination of employment and continued compliance with his restrictive covenants, which include non-competition, non-solicitation, confidentiality and non-disparagement covenants.

The consequences of Mr. Papa’s termination of employment, had he separated with the Company on December 31, 2022, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 60. As of the date of this Proxy Statement, Mr. Papa is no longer an employee of the Company.

Mr. Eldessouky’s Employment Agreement

On June 1, 2021, BHC entered into an employment agreement with Mr. Eldessouky upon his appointment as CFO, which was assigned to the Company upon the closing of the IPO. The initial three-year term of Mr. Eldessouky’s agreement commenced on June 1, 2021. The term will automatically renew for successive one-year periods unless either party gives notice of non-renewal.

Pursuant to his agreement, Mr. Eldessouky receives a base salary and a target annual incentive opportunity equal to 80% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. Ongoing equity grants are at the sole discretion of our Talent and Compensation Committee.

The consequences of Mr. Eldessouky’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 60.

2023 PROXY STATEMENT	51

Compensation Discussion and Analysis

Mr. Eldessouky is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.

Ms. Ackermann’s Employment Agreement

On July 8, 2016, BHC entered into an employment agreement with Ms. Ackermann, which was assigned to Bausch+Lomb upon the closing of the IPO. Ms. Ackermann’s agreement commenced on August 8, 2016.

Pursuant to her agreement, Ms. Ackermann receives a base salary and a target annual incentive opportunity equal to 80% of her base salary, with a maximum annual incentive opportunity equal to 200% of her annual target incentive. Ongoing equity grants are at the sole discretion of our Talent and Compensation Committee.

The consequences of Ms. Ackermann’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 60.

Ms. Ackermann is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during her employment and for one year following termination of employment for any reason.

Mr. Gordon’s Employment Agreement

On August 2, 2018, BHC entered into an employment agreement with Mr. Gordon, which was assigned to Bausch + Lomb upon the closing of the IPO. The initial three-year term of Mr. Gordon’s amended agreement commenced on July 16, 2018. The term automatically renews for successive one-year periods unless either party gives notice of non-renewal.

Pursuant to his agreement, Mr. Gordon receives a base salary and a target annual incentive opportunity equal to 80% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. Ongoing equity grants are at the sole discretion of our Talent and Compensation Committee.

The consequences of Mr. Gordon’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 60.

Mr. Gordon is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.

Dr. Hashad’s Employment Agreement

In August 2022, Bausch + Lomb entered into an employment agreement with Dr. Hashad. The initial three-year term of Dr. Hashad’s agreement commenced on August 1, 2022. The term will automatically renew for successive one-year periods unless either party gives notice of non-renewal.

Pursuant to his agreement, Dr. Hashad receives a base salary and a target annual incentive opportunity equal to 80% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. Ongoing equity grants are at the sole discretion of our Talent and Compensation Committee.

The consequences of Dr. Hashad’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 60.

Dr. Hashad is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.

52

Compensation Discussion and Analysis

Other Compensation Governance Practices

Share Ownership Guidelines

Our Talent and Compensation Committee believes that purchasing and holding Common Shares with one’s own money should create an incentive to manage the Company prudently.

Our Talent and Compensation Committee has established minimum share ownership requirements for our NEOs. Our CEO is required to hold 6 times base salary, and our other NEOs are required to hold 3 times base salary. Common Shares and unvested RSUs are included in the calculation of share ownership. NEOs have five years to achieve these guidelines from when they were established, which was upon IPO in May 2022, and must retain 50% of their net shares vesting until this requirement is met. Our NEOs have until May 2027 to satisfy this requirement. However, our new CEO will have until March 2028 (being five years from the effective date of his commencement of employment) to satisfy this requirement.

Anti-Pledging, Anti-Hedging and Clawback Policies

We have adopted Anti-Hedging, Anti-Pledging, and recoupment (“Clawback”) Policies. The Anti-Hedging Policy generally prohibits officers, directors and employees from engaging in new hedging or monetization transactions with Common Shares. This prohibition prevents officers, directors and employees from owning securities without the full risks and rewards of ownership and preserves the common interests and objectives of the Company and its officers, directors and employees. The Anti-Pledging Policy generally prohibits officers, directors and employees from holding our securities in a margin account where the securities are subject to margin sales or pledging our securities as loan collateral.

The Clawback Policy provides that the Board may exercise its discretion to require any employee who receives equity-based compensation to reimburse bonus, incentive or equity-based compensation awarded to such employees in the event of:

+	A material restatement or adjustment to our financial statements as a result of such employee’s gross negligence, knowing or intentional fraudulent or illegal misconduct; or
+	Such employee’s detrimental conduct that has caused material financial, operational or reputational harm to us, including (i) acts of fraud or dishonesty during the course of employment; (ii) improper conduct that causes material financial, operational or reputational harm to us or our affiliates; (iii) improper disclosure of confidential material that causes material financial, operational or reputational harm to us or our affiliates; (iv) the commission of a felony or crime of comparable magnitude that subjects us to material reputational harm; (v) commission of an act or omission that causes a violation of federal or other applicable securities law; or (vi) gross negligence in exercising supervisory authority.

Following a material restatement or adjustment of our financial statements, the compensation subject to clawback is the amount in excess of what would have been awarded based on the corrected performance measures, calculated on a pre-tax basis. If the financial reporting measure applicable to the incentive or equity-based compensation is a stock price or TSR measure, the Board has broad authority to estimate the effect of the financial restatement on our share price in calculating recoverable compensation. In the case of detrimental conduct, the Board has the ability to recover all incentive compensation.

We may not indemnify any covered employee, directly or indirectly, for any losses incurred in connection with the recovery of any compensation under the policy, including through the payment of insurance premiums, gross-up payments or supplemental payments. The policy will continue to apply to covered employees even after they cease to be employed by us.

Compensation Risk Determination

Our Talent and Compensation Committee assesses the potential risks relating to our compensation policies and practices for our employees, including those related to our executive compensation programs. Periodically, our Talent and Compensation Committee reviews and discusses with management the relationship between the Company’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for the Company, to ensure that such policies and practices support not only economic performance, but also compliance with our risk management objectives, and to ensure that they do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company. For our 2022 compensation programs, our Talent and Compensation Committee determined that its compensation policies and practices appropriately comply with the Company’s risk management objectives and do not encourage excessive or unnecessary risk-taking.

2023 PROXY STATEMENT	53

Compensation Discussion and Analysis

Tax and Accounting Implications

Tax Considerations of Our Executive Compensation

Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid by public companies for certain executive officers to $1 million.

Our Talent and Compensation Committee may continue to approve compensation that will not be fully-deductible in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Our Stock-Based Compensation

We account for stock-based payments, including grants under each of our equity compensation plans in accordance with the requirements of FASB ASC Topic 718.

Compensation Committee Report

The Report of the Talent and Compensation Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Talent and Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Talent and Compensation Committee

Richard U. De Schutter (Chair)	Gary Hu	Russel C. Robertson	Thomas W. Ross, Sr.

54

Compensation Discussion and Analysis

2022 Summary Compensation Table

The following table sets forth the annual and long-term compensation awarded to or paid to the NEOs for services rendered to the Company in all capacities during the years ended December 31, 2022, 2021 and 2020.

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joseph C. Papa	2022	1,600,000	-	8,499,996	8,499,996	1,128,000	53,769	19,781,761
Chief Executive Officer (5)	2021	1,600,000	-	16,561,105	2,250,054	2,448,000	29,978	22,889,137
	2020	1,526,539	-	8,127,907	2,251,352	2,160,000	53,563	14,119,361
Sam A. Eldessouky	2022	700,000	-	2,813,150	2,249,998	375,200	13,725	6,152,073
Executive Vice President & Chief Financial Officer	2021	620,385	-	1,778,793	1,187,756	731,950	13,340	4,332,224
	2020	500,000	-	392,709	187,631	225,000	12,825	1,318,165
Christina M. Ackermann	2022	750,000	-	2,063,144	1,499,999	402,000	20,383	4,735,526
Executive Vice President & General Counsel and President, Ophthalmic Pharmaceuticals	2021	750,000	-	2,348,225	600,033	862,000	14,330	4,574,588
	2020	743,654	-	1,692,387	540,362	540,000	24,625	3,541,028
Joseph F. Gordon	2022	600,000	-	1,813,142	1,249,999	321,600	13,882	3,998,623
President, Global Consumer, Surgical and Vision Care	2021	600,000	-	1,507,810	375,066	739,600	18,050	3,240,526
	2020	597,346	-	785,420	375,263	432,000	17,825	2,207,854
Dr. Yehia Hashad	2022	602,500	-	1,188,146	624,997	319,764	117,386	2,852,793
Executive Vice President of Research & Development and Chief Medical Officer

(1)	The amounts reflected in this column for 2022 represent the aggregate grant date fair value of the Bausch + Lomb RSUs granted to the NEOs in 2022, computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The grant date fair values reflected in this column may differ from the approved values reflected in the CD&A because of the accounting methodology used to report the RSUs in this column, as required by SEC rules. The grant date fair value of the Founder RSUs reflected in this column does not give effect to the separation-related conditions applicable to such awards. For additional details regarding the vesting conditions applicable to the Founder RSUs, see page 48 of this Proxy Statement. Information regarding the assumptions used to value these awards is set forth in “Note 2—Significant Accounting Policies” and “Note 13—Share-Based Compensation” to the audited consolidated financial statements included in the Company’s 2022 Annual Report on Form 10-K. The vesting and settlement provisions of the Founder RSUs held by our NEOs were modified during 2022 pursuant to the Separation Agreement and A&R Separation Agreement (in the case of Mr. Papa) and the Retention Program (in the case of our other NEOs), as described in more detail on pages 49 and 51, respectively. These modifications did not result in any incremental fair value associated with the awards.
(2)	The amounts reflected in this column for 2022 represent the aggregate grant date fair value of the Bausch + Lomb Stock Options granted to the NEOs in 2022, computed in accordance with FASB ASC Topic 718, and using Black-Scholes, (excluding the effect of estimated forfeitures). Information regarding the assumptions used to value these awards is set forth in “Note 2—Significant Accounting Policies” and “Note 13-Share—Share-Based Compensation” to the audited consolidated financial statements included in the Company’s 2022 Annual Report on Form 10-K. The vesting and exercise provisions of the Founder Options held by our NEOs were modified during 2022 pursuant to the Separation Agreement and A&R Separation Agreement (in the case of Mr. Papa) and the Retention Program (in the case of our other NEOs), as described in more detail on pages 49 and 51, respectively. These modifications did not result in any incremental fair value associated with the awards.
(3)	The amounts reflected in this column for 2022 represent the cash payout amounts under the 2022 AIP for each of the NEOs. For additional details regarding the 2022 AIP, see page 45 under “Components of Executive Compensation – Annual Incentive Program”.
(4)	For 2022, amounts in this column for each NEO consist of the following:

	Papa	Eldessouky	Ackermann	Gordon	Hashad
401(k) Match	13,725	13,725	13,725	13,725	12,375
Use of Company Aircraft(A)	32,564	—	—	—	—
Use of Company Car(B)	—	—	6,658	157
Executive Physical(C)	—	—	—	—	11,000
Relocation Benefits (D)	—	—	—	—	89,011
Relocation Tax Reimbursement (E)	—	—	—	—	5,000
Legal Fees (F)	7,480	—	—	—	—

(A)	Amount includes the value of Mr. Papa’s personal use of the Company’s aircraft (with the Company’s aggregate incremental cost to the Company for providing this benefit calculated based on all variable costs for the year, including the mileage charge for the flight, the fuel and allocable maintenance charge for the flight, as well as the ground transportation charge, in accordance with the Company’s policy on aircraft use). There was no income tax gross-up related to the personal use of the Company aircraft and Mr. Papa is solely responsible for the income tax incurred. We did not include the incremental cost of any portion of our monthly aircraft management fee, which we would have paid regardless of the personal use, or depreciation on the plane, which does not vary based on use.
(B)	These amounts represent the value of Ms. Ackermann’s and Mr. Gordon’s personal use of a Company vehicle.
(C)	This amount represents the value of the executive physical benefit provided to Company executives.
(D)	Dr. Hashad relocated to New Jersey upon his hire in 2022. This amount represents the value of the benefits provided under the Company’s standard relocation policy.
(E)	This amount represents the reimbursement related to the taxes on the imputed income from Dr. Hashad’s relocation as provided for pursuant to the Company’s standard relocation policy.

2023 PROXY STATEMENT	55

Compensation Discussion and Analysis

(F)	This amount represents the reimbursement of Mr. Papa’s legal fees incurred in the negotiation and preparation of the Separation Agreement, as provided for under his Separation Agreement as described on page 51.
(5)	Mr. Papa was Chair of the Board through July 20, 2022. He did not receive any additional compensation of any kind for his services as Chair of the Board.

Grants of Plan-Based Awards

The following table provides information on the grants of plan-based awards to the NEOs during the year ended December 31, 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number of Securities	Exercise or Base Price of Underlying	Grant
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Shares of Units(2)	Stock or Options(3)	Option Awards(4)	Date Fair Value(5)
Joseph C. Papa
2022 AIP	2/14/2022	0	2,400,000	4,800,000
2022 Founder’s Grant RSU	5/5/2022							472,222			8,499,996
2022 Founder’s Grant Options	5/5/2022								1,868,131	18.00	8,499,996
Sam A. Eldessouky
2022 AIP	2/14/2022	0	560,000	1,120,000
2022 Founder’s Grant RSU	5/5/2022							125,000			2,250,000
2022 Founder’s Grant Options	5/5/2022								494,505	18.00	2,249,998
2022 Retention RSU	7/25/2022							35,000			563,150
Christina M. Ackermann
2022 AIP	2/14/2022	0	600,000	1,200,000
2022 Founder’s Grant RSU	5/5/2022							83,333			1,499,994
2022 Founder’s Grant Options	5/5/2022								329,670	18.00	1,499,999
2022 Retention RSU	7/25/2022							35,000			563,150
Joseph F. Gordon
2022 AIP	2/14/2022	0	480,000	960,000
2022 Founder’s Grant RSU	5/5/2022							69,444			1,249,992
2022 Founder’s Grant Options	5/5/2022								274,725	18.00	1,249,999
2022 Retention RSU	7/25/2022							35,000			563,150
Dr. Yehia Hashad
2022 AIP (6)	2/14/2022	0	477,260	954,520
2022 Founder’s Grant RSU	5/5/2022							34,722			624,996
2022 Founder’s Grant Options	5/5/2022								137,362	18.00	624,997
2022 Retention RSU	7/25/2022							35,000			563,150
(1)	2022 AIP represents the threshold, target, and maximum awards set under the 2022 AIP. The actual amount paid for 2022 is included in the Summary Compensation Table on page 55 under the column titled “Non-Equity Incentive Plan Compensation.”
(2)	This column shows the number of RSUs granted in 2022. The Founder RSUs for the NEOs, except Dr. Hashad, will vest 50% on each of the second and third anniversaries of the grant date or, if later, the earlier of the full separation from BHC or a change in control of the Company assuming continued employment through the applicable vesting date. The Founder RSUs for Dr. Hashad, in accordance with the terms of his hire, will vest 100% on the second anniversary from the grant date, or, if later, upon the full separation from BHC or a change in control of the Company assuming continued employment through the applicable vesting date. The Retention Grants vest in three equal installments on the first, second and third anniversaries of the grant date.
(3)	This column shows the number of non-qualified Stock Options granted in 2022. The aggregate number of Stock Options granted in 2022 expressed as a percentage of the total issued and outstanding shares of the Company as of December 31, 2022 (otherwise known as the “burn rate”) was 1.8%.
(4)	The Founder Stock Options will vest ratably on the first three anniversaries of the grant date, or, if later, upon the full separation from BHC or a change in control of the Company, subject to continued employment from the grant date. The Founder Stock Options will remain exercisable until the ten-year anniversary of the grant date. The exercise price is the IPO price of the Company’s Common Shares.
(5)	The amounts reflected in this column represent the aggregate grant date fair value of the Bausch + Lomb equity awards granted to the NEOs in 2022, computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) and, for Stock Options, was determined using Black-Scholes. The grant date fair value of the Founder RSUs reflected in this column does not give effect to the separation-related conditions applicable to such awards. For additional details regarding the vesting conditions applicable to the Founder RSUs, see page 48 of this Proxy Statement. Information regarding the assumptions used to value these awards is set forth in “Note 2—Significant Accounting Policies” and “Note 13—Share-Based Compensation” to the audited consolidated financial statements included in the Company’s 2022 Annual Report on Form 10-K.
(6)	For fiscal year 2022, Dr. Hashad’s target bonus opportunity was prorated to reflect his hire date of January 31, 2022. The values set forth in this row for Dr. Hashad reflect his prorated threshold, target and maximum bonus opportunities for fiscal year 2022.

56

Compensation Discussion and Analysis

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the outstanding Bausch+Lomb and BHC equity awards held by the NEOs as of December 31, 2022. The market value of the stock awards is based on the closing market prices on December 30, 2022, which was $15.51 for our Common Shares and $6.28 for BHC Common Shares.

Name	Security	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph C. Papa	BHC	6/9/2016	682,652	(1)	-		23.92	5/2/2026
	BHC	3/7/2018	338,058	(1)	-		15.32	3/7/2028
	BHC	2/27/2019	236,183	(1)	-		23.16	2/27/2029
	BHC	2/26/2020	227,409	(1)	113,705	(1)	24.77	2/26/2030
	BHC	2/26/2020							27,014	(2)	169,648
	BHC	2/26/2020							116,697	(3)	732,857
	BHC	3/3/2021	65,488	(1)	130,796	(1)	32.56	3/3/2031
	BHC	3/3/2021							49,434	(2)	310,446
	BHC	3/3/2021							119,011	(3)	747,389
	BHC	3/3/2021							64,511	(3)	405,129
	BHC	3/3/2021										65,912	(4)	413,927
	BLCO	5/5/2022							472,222	(6)	7,324,163
	BLCO	5/5/2022	-		1,868,131	(5)	18.00	5/5/2032
Sam A. Eldessouky	BHC	3/1/2017	31,430	(1)	-		14.38	3/1/2027
	BHC	3/7/2018	31,697	(1)	-		15.32	3/7/2028
	BHC	2/27/2019	22,149	(1)	-		23.16	2/27/2029
	BHC	2/26/2020	18,952	(1)	9,477	(1)	24.77	2/26/2030
	BHC	2/26/2020							2,251	(2)	14,136
	BHC	2/26/2020							4,321	(3)	27,136
	BHC	3/3/2021	5,458	(1)	10,916	(1)	32.56	3/3/2031
	BHC	3/3/2021							4,120	(2)	25,874
	BHC	3/3/2021							2,746	(2)	17,245
	BHC	3/3/2021							4,407	(3)	27,676
	BHC	3/3/2021							2,389	(3)	15,003
	BHC	6/1/2021	40,809	(1)	81,618	(1)	32.03	6/1/2031
	BHC	6/1/2021							22,449	(2)	140,980
	BLCO	5/5/2022	-		494,505	(5)	18.00	5/5/2032
	BLCO	5/5/2022							125,000	(6)	1,938,750
	BLCO	7/25/2022							35,000	(7)	542,850

2023 PROXY STATEMENT	57

Compensation Discussion and Analysis

Name	Security	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christina M. Ackermann	BHC	8/10/2016	39,469	(1)	-		27.32	8/10/2026
	BHC	2/27/2019	62,004	(1)	-		23.16	2/27/2029
	BHC	2/26/2020	54,582	(1)	27,291		24.77	2/26/2030
	BHC	2/26/2020							6,483	(2)	40,713
	BHC	2/26/2020							12,447	(3)	78,167
	BHC	3/10/2020							1,464	(2)	9,194
	BHC	8/28/2020							9,391	(2)	58,975
	BHC	3/3/2021	17,464	(1)	34,928	(1)	32.56	3/3/2031
	BHC	3/3/2021							13,182	(2)	82,783
	BHC	3/3/2021							10,985	(2)	68,986
	BHC	3/3/2021							14,104	(3)	88,573
	BHC	3/3/2021							7,645	(3)	48,011
	BLCO	5/5/2022	-		329,670	(5)	18.00	5/5/2032
	BLCO	5/5/2022							83,333	(6)	1,292,495
	BLCO	7/25/2022							35,000	(7)	542,850
Joseph F. Gordon	BHC	8/9/2013	15,075	(1)	-		101.68	8/9/2023
	BHC	6/9/2016	15,582	(1)	-		23.92	6/9/2026
	BHC	3/1/2017	40,231	(1)	-		14.38	3/1/2017
	BHC	3/7/2018	40,568	(1)	-		15.32	3/7/2028
	BHC	2/27/2019	44,290	(1)	-		23.16	2/27/2029
	BHC	2/26/2020	37,905	(1)	18,953	(1)	24.77	2/26/2030
	BHC	2/26/2020							4,502	(2)	28,273
	BHC	2/26/2020							8,643	(3)	54,278
	BHC	3/3/2021	10,916	(1)	21,833	(1)	32.56	3/3/2031
	BHC	3/3/2021							8,239	(2)	51,741
	BHC	3/3/2021							7,690	(2)	48,293
	BHC	3/3/2021							8,814	(3)	55,352
	BHC	3/3/2021							4,778	(3)	30,006
	BLCO	5/5/2022	-		274,725	(5)	18.00	5/5/2032
	BLCO	5/5/2022							69,444	(6)	1,077,076
	BLCO	7/25/2022							35,000	(7)	542,850
Dr. Yehia Hashad	BLCO	5/5/2022	-		137,362	(5)	18.00	5/5/2032
	BLCO	5/5/2022							34,722	(6)	538,538
	BLCO	7/25/2022							35,000	(7)	542,850

(1)	BHC non-qualified Stock Options vest ratably on each of the first three anniversaries of the grant date and remain exercisable until the ten-year anniversary of the grant date.
(2)	BHC RSUs vest in three equal installments on the first, second, and third anniversaries of the grant date.

58

Compensation Discussion and Analysis

(3)	The amount reported reflects outstanding BHC PSUs granted in 2020 and 2021. In connection with the IPO, BHC’s Talent and Compensation Committee determined to adjust the terms of the PSUs granted in 2020 to provide that Return on Tangible Capital (“ROTC”) performance in respect of the 2022 performance period will be deemed to be achieved at target as of the completion of the IPO. In connection with the offering, BHC’s Talent Compensation Committee determined to adjust the terms of the PSUs granted in 2021 to provide that ROTC performance in respect of the 2022 performance period and the 2023 performance period will be deemed to be achieved at target as of the completion of the IPO. Further in connection with the IPO, BHC’s Talent and Compensation Committee determined to adjust the terms of the PSUs granted in each of 2020 and 2021 to provide that the last day of the TSR performance period applicable to such PSUs will be the date of the completion of the IPO, with actual achievement of the TSR performance metrics measured by BHC’s Talent and Compensation Committee through such date. The 2020 and 2021 PSUs have since been distributed on February 26, 2023, and March 3, 2023.
(4)	The BHC Separation PSUs are shown at the target number of shares. These BHC Separation PSUs will be earned upon the consummation of the spin-off distribution of the Company from BHC. The number of PSUs that may be achieved is capped at 100%. The Separation PSUs will generally vest on the date the performance metric is achieved (or otherwise certified by the BHC’s Talent and Compensation Committee, if applicable). Under Mr. Papa’s Separation Agreement, these Separation PSUs will fully vest in accordance with the treatment of the grant terms for a termination by the Company without cause.
(5)	The Founder Stock Options will vest ratably on the first three anniversaries of the grant date, or, if later, upon the full separation from BHC or a change in control of the Company, subject to continued employment of the grant date. The Founder Stock Options will remain exercisable until the ten-year anniversary of the grant date.
(6)	The Founder RSUs for the NEOs, except Dr. Hashad, will vest 50% on each of the second and third anniversaries of the grant date or, if later, the earlier of the full separation from BHC or a change in control of the Company assuming continued employment through the applicable vesting date. The Founder RSUs for Dr. Hashad will vest 100% on the second anniversary from the grant date, or, if later, the earlier of the full separation from BHC or a change in control of the Company assuming continued employment through the applicable vesting date.
(7)	BLCO Retention RSUs vest in ratably on the first three anniversaries of the grant date, assuming continued employment with Bausch + Lomb through each applicable date.

Option Exercises and Stock Vested

The following table provides information regarding option exercises by the NEOs during 2022 and Common Shares acquired on the vesting of RSUs held by the NEOs during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Net Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joseph C. Papa
BLCO	-	-	-	-
BHC	-	-	370,015	7,882,966
Sam A. Eldessouky
BLCO	-	-	-	-
BHC	-	-	28,118	516,243
Christina M. Ackermann
BLCO	-	-	-	-
BHC	-	-	60,815	1,289,279
Joseph F. Gordon
BLCO	-	-	-	-
BHC	-	-	34,889	843,655
Dr. Yehia Hashad
BLCO	-	-	-	-
BHC	-	-	-	-

(1)	The amounts reflected in this column represent the market value of the underlying Common Shares as of the vesting date.

2023 PROXY STATEMENT	59

Compensation Discussion and Analysis

Potential Payments upon Termination or Change in Control

The following table sets forth the expected benefits to be received by each NEO in each of the following termination scenarios. This table assumes a termination date of December 31, 2022 and a stock price of $15.51 for our Common Shares and $6.28 for BHC Common Shares, which were the closing prices on December 30, 2022, the last business day of the year. The receipt of benefits is generally subject to executing and not revoking a release of claims. Other relevant assumptions and explanations are set forth in the footnotes following the table.

	Termination without Cause or for Good Reason	Termination within 12 months of a Change in Control	Termination due to Death or Disability	Termination due to Retirement
Joseph C. Papa
Cash(1)	10,328,000	10,328,000	1,128,000	-
BLCO RSUs(2)	4,894,832	7,324,163	7,324,163	-
BLCO Stock Options(2)	-	-	-	-
BHC RSUs(3)	2,394,872	2,394,872	1,980,945	1,980,945
BHC Stock Options(3)	-	-	-	-
Other Benefits(4)	37,763	37,763	-	-
Total Estimated Incremental Value	17,655,467	20,084,798	10,433,108	1,980,945
Sam A. Eldessouky
Cash(5)	3,145,200	3,330,000	-	-
BLCO RSUs(6)	967,394	2,481,600	2,481,600	-
BLCO Stock Options(6)	-	-	-	-
BHC RSUs(7)	185,569	253,810	253,810	-
BHC Stock Options(7)	-	-	-	-
Other Benefits(8)	42,775	42,775	-	-
Total Estimated Incremental Value	4,340,938	6,108,185	2,735,410	-
Christina M. Ackermann
Cash(5)	3,352,000	3,550,000	-	-
BLCO RSUs(6)	825,878	1,835,345	1,835,345	-
BLCO Stock Options(6)	-	-	-	-
BHC RSUs(7)	357,178	429,833	429,833	-
BHC Stock Options(7)	-	-	-	-
Other Benefits(8)	48,110	48,110	-	-
Total Estimated Incremental Value	4,583,166	5,863,288	2,265,178	-
Joseph F. Gordon
Cash(5)	2,731,600	2,890,000	-	-
BLCO RSUs(6)	778,706	1,619,926	1,619,926	-
BLCO Stock Options(6)	-	-	-	-
BHC RSUs(7)	239,464	239,464	239,464	239,464
BHC Stock Options(7)	-	-	-	-
Other Benefits(8)	42,775	42,775	-	-
Total Estimated Incremental Value	3,792,545	4,792,165	1,859,390	239,464
Dr. Yehia Hashad
Cash(5)	2,659,764	2,817,260	-	-
BLCO RSUs(6)	719,661	1,081,388	1,081,388	-
BLCO Stock Options(6)	-	-	-	-
BHC RSUs(7)	-	-	-	-
BHC Stock Options(7)	-	-	-	-
Other Benefits(8)	47,141	47,141	-	-
Total Estimated Incremental Value	3,426,566	3,945,789	1,081,388	-

60

Compensation Discussion and Analysis

(1)	As shown above under “Termination without Cause or for Good Reason” and “Termination within 12 months of a Change in Control,” Mr. Papa’s Separation Agreement provides for a lump sum cash payment equal to two times the sum of Mr. Papa’s current base salary and target annual bonus, earned but unpaid annual bonus for the year prior to his termination date, and a pro-rata annual bonus based on actual performance. Under Mr. Papa’s A&R Separation Agreement, the prorated annual bonus will be equal to his target annual bonus, prorated by fifty percent. As shown above under “Termination due to Death or Disability,” if Mr. Papa’s employment is terminated for death or disability, he would his receive earned but unpaid annual bonus for the year prior to his termination date.
(2)	As shown above under “Termination without Cause or for Good Reason,” Mr. Papa’s Founder Awards will partially vest upon his termination of service (315,592 RSUs and 1,248,496 Stock Options), but the shares received upon settlement of such Founder RSUs will remain fully restricted and nontransferable until the Unrestricted Date, and the Founder Stock Options will vest and become exercisable on the Unrestricted Date and will be exercisable for two years following the Unrestricted Date. As shown above under “Termination within 12 months of a Change in Control” and “Termination due to Death or Disability,” Founder RSUs and Founder Stock Options fully vest. Outstanding Stock Options are not currently in-the-money, so no value is shown.
(3)	As shown above under “Termination without Cause or for Good Reason,” the treatment of Mr. Papa’s BHC equity awards will be consistent with their terms for a termination due to retirement and, for Mr. Papa’s program Separation PSUs, by the Company without cause. As shown above under “Termination within 12 months of a Change in Control” and “Termination due to Death or Disability,” Mr. Papa’s outstanding BHC RSUs and Stock Options would fully vest and his PSUs would pro-rata vest, except for the Separation PSUs, which would fully vest upon a “Termination within 12 months of a Change in Control.” Outstanding Stock Options are not currently in-the-money, so no value is shown above. With respect to the PSUs, the amount reported reflects outstanding BHC PSUs granted in 2020 and 2021. In connection with the IPO, BHC’s Talent and Compensation Committee determined to adjust the terms of the PSUs granted in 2020 to provide that ROTC performance in respect of the 2022 performance period will be deemed to be achieved at target as of the completion of the IPO. In connection with this offering, BHC’s Talent and Compensation Committee determined to adjust the terms of the PSUs granted in 2021 to provide that ROTC performance in respect of the 2022 performance period and the 2023 performance period will be deemed to be achieved at target as of the completion of the IPO. Further, in connection with the IPO, BHC’s Talent and Compensation Committee determined to adjust the terms of the PSUs granted in each of 2020 and 2021 to provide that the last day of the TSR performance period applicable to such PSUs will be the date of the completion of the IPO, with actual achievement of the TSR performance metrics measured by BHC’s Talent and Compensation Committee through such date. The 2020 and 2021 PSUs have since been distributed on February 26, 2023, and March 3, 2023.
(4)	Mr. Papa’s Separation Agreement provides for continued health benefits for two-years at active employee rates and reimbursement of legal fees incurred.
(5)	As shown above under “Termination without Cause or for Good Reason,” under the Retention Program described on page 49, the severance benefits payable to our NEOs (other than Mr. Papa) were updated to provide that, in the event of an involuntary termination of employment by the Company without cause or resignation for good reason, in each case within one-year following the Company’s appointment of Mr. Papa’s successor, then the executive will be eligible to receive a cash severance payment equal to two times the sum of his or her annual base salary and annual target incentive award, plus payment of his or her annual cash bonus award for the year of termination (based on actual achievement of applicable performance goals and prorated based on the number of days employed during the year). As shown above under “Termination within 12 months of a Change in Control,” if our NEOs (other than Mr. Papa) are terminated without cause, or for good reason, in contemplation of a change in control or within 12 months following a change in control, they will receive a cash severance payment equal to two times the sum of his or her annual base salary and annual target incentive award, plus payment of his or her annual cash bonus award for the year of termination (based on target achievement and prorated based on the number of days employed during the year). As shown above under “Termination without Cause or for Good Reason” and “Termination within 12 months of a Change in Control,” for Mr. Eldessouky, Ms. Ackermann, and Mr. Gordon, they would also receive a cash payment equal to the remaining 50% of the Company’s separation bonus upon a qualifying termination.
(6)	As shown above under “Termination without Cause or for Good Reason,” under the Retention Program described on page 49, the Founder RSUs issued to our NEOs (other than Mr. Papa) in May 2022 will partially vest upon their termination of service date on a pro-rata basis, but the shares received upon settlement will remain fully restricted and nontransferable until the Unrestricted Date, and the Stock Options issued will vest and become exercisable on the Unrestricted Date on a pro-rata basis and will be exercisable for two years following the Unrestricted Date. As shown above under “Termination within 12 months of a Change in Control” and “Termination due to Death or Disability,” Founder RSUs and Founder Stock Options fully vest. In addition, each of our NEOs (other than Mr. Papa) was granted a one-time award of RSUs under the Retention Program, which will fully vest as shown above under “Termination without Cause or for Good Reason,” “Termination within 12 months of a Change in Control” and “Termination due to Death or Disability.” Outstanding Stock Options are not currently in-the-money, so no value is shown above.
(7)	As shown above under “Termination without Cause or for Good Reason,” the treatment of our NEOs’ (other than Mr. Papa, and Dr. Hashad who was not employed by BHC) BHC equity awards will be treated in accordance with the terms of their governing grant agreements. As shown above under “Termination within 12 months of a Change in Control” and “Termination due to Death or Disability,” their outstanding BHC RSUs and Stock Options would fully vest and the PSUs would pro-rata vest. For Mr. Gordon, as shown above under “Termination due to Retirement,” outstanding BHC RSUs and Stock Options would fully vest and PSUs would pro-rata vest. Outstanding Stock Options are not currently in-the-money, so no value is shown above. With respect to the PSUs, the amount reported reflects outstanding BHC PSUs granted in 2020 and 2021. In connection with the IPO, BHC’s Talent and Compensation Committee determined to adjust the terms of the PSUs granted in 2020 to provide that ROTC performance in respect of the 2022 performance period will be deemed to be achieved at target as of the completion of the IPO. Further, in connection with the IPO, BHC’s Talent and Compensation Committee determined to adjust the terms of the PSUs granted in each of 2020 and 2021 to provide that the last day of the TSR performance period applicable to such PSUs will be the date of the completion of the IPO, with actual achievement of the TSR performance metrics measured by BHC’s Talent and Compensation Committee through such date. In connection with this offering, BHC’s Talent and Compensation Committee determined to adjust the terms of the PSUs granted in 2021 to provide that ROTC performance in respect of the 2022 performance period and the 2023 performance period will be deemed to be achieved at target as of the completion of the IPO. The 2020 and 2021 PSUs have since been distributed on February 26, 2023 and March 3, 2023.
(8)	The severance benefits payable to our NEOs (other than Mr. Papa) provide for continued health benefits for two years at active employee rates, and, for Ms. Ackermann, outplacement support.

2022 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2022:

+	the median of the annual total compensation of all our employees (excluding our CEO) was $47,525;
+	the annual total compensation of our CEO was $19,781,761; and
+	the ratio of these two amounts was 416 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

2023 PROXY STATEMENT	61

Compensation Discussion and Analysis

Methodology for Identifying Our Median Employee

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our CEO), we first identified our total employee population from which we determined our median employee. We determined that, as of December 31, 2022, our employee population consisted of approximately 12,900 individuals (of which approximately 36% were located in the United States and 64% were located in jurisdictions outside the United States).

As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our median employee by excluding approximately 50 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions (less than 10), as follows: Austria, Bulgaria, Croatia, Panama, Peru, Philippines, and Slovenia.

After taking into to account the above-described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our median employee consisted of approximately 12,850 individuals.

Determining our Median Employee

To identify our median employee from our adjusted employee population, we compared the amount of base salary of our employees as reflected in our employee records and converted to U.S. Dollars. In making this determination, we utilized the annualized compensation of our full-time employees, including those who were hired in 2022 (but did not work for us for the entire fiscal year) and permanent part-time employees (reflecting what they would have earned if they had worked the entire year at their part-time schedule). We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

Determination of Annual Total Compensation of our Median Employee and our CEO

Once we identified our median employee, we then calculated such employee’s annual total compensation for 2022 by using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2022 as set forth in the 2022 Summary Compensation Table on page 55.

Our CEO’s annual total compensation for 2022 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2022 Summary Compensation Table.

Please note that SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Pay Versus Performance

The following table sets forth the compensation for our Principal Executive Officer (the “PEO”) and the average compensation for our other NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for 2022. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our Peer Group, Net Income and Adjusted EBITDA (non-GAAP).

	Summary Compensation Table Total for PEO(1) (b)		Average Summary Compensation Table Total for Non- PEO NEOs(1) (d)	Average Compensation Actually Paid to Non-PEO NEOs(2) (e)	Value of Initial Fixed $100 Investment Based On:			Adjusted EBITDA (non-GAAP)(5) ($) (i)
Year (a)		Compensation Actually Paid to PEO(2) (c)			Total Shareholder Return(3) (f)	Peer Group Total Shareholder Return(3) (g)	Net Income(4) (h)
2022	19,781,761	(3,950,168)	4,434,753	1,920,894	77.55	96.74	6	720
(1)	Compensation for our PEOs reflects the amounts reported in the “Summary Compensation Table” for the respective years. Our PEO in 2022 was Joseph C. Papa. Average compensation for non-PEOs in 2022 includes the following NEOs: Mr. Eldessouky, Ms. Ackermann, Mr. Gordon, and Dr. Hashad

62

Compensation Discussion and Analysis

(2)	Compensation actually paid for the PEO and average compensation actually paid for our non-PEO NEOs in 2022 reflects the respective amounts set forth in columns (b) and (d), adjusted as follows in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. The amounts reflected in the table below for the year-over-year change in fair value of equity awards relate solely to BHC equity awards granted to our NEOs in years prior to our IPO in 2022. For fiscal year 2022, compensation actually paid to our PEO reflects a negative value due to the change in fair value of his outstanding unvested BHC awards from prior years, as detailed in the table below. For information regarding the decisions made by our Compensation Committee in regards to the PEO’s and our other NEOs’ compensation for fiscal year 2022 following our IPO, see the “Compensation Discussion & Analysis” beginning on page 41.

	PEO 2022	Non-PEOs 2022
Summary Compensation Table Total	19,781,761	4,434,753
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	16,999,992	3,375,644
Plus Fair Value for Awards Granted in the Covered Year	13,817,758	2,828,872
Change in Fair Value of BHC Outstanding Unvested Awards from Fair Value of Outstanding Unvested Awards from Prior Years	(16,562,333)	(1,500,205)
Change in Fair Value of BHC Awards from Prior Years that Vested in the Covered Year	(3,987,362)	(466,882)
Less Fair Value of Awards Forfeited during the Covered Year	0	0
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	0	0
Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	0	0
Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	0	0
Compensation Actually Paid	(3,950,168)	1,920,894

Fair values set forth in the table above are computed in accordance with FASB ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date or fair values of awards that were forfeited in the covered year, which are valued as of the last day of the year immediately preceding the covered year.

(3)	TSR is cumulative for the measurement periods beginning on the effective date of our IPO on May 5, 2022 and ending on December 31 of 2022, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The Peer Group for purposes of this table is the same as our Peer Group as determined under Item 201(e) of Regulation S-K and described in Item 5 of our Form 10-K for the year ended December 31, 2022.
(4)	Presented in millions. Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2022.
(5)	Presented in millions. The following table sets forth an unranked list of the financial performance measures that we view as the “most important” measures for linking our NEOs’ compensation to performance, as specifically listed below, both of which are metrics utilized under our annual cash incentive program for 2022. Given our IPO in 2022, our 2022 executive compensation program does not reflect our normalized, go-forward compensation program, particularly with respect to long-term equity incentive awards (e.g., the Company did not make any grants of PSUs in 2022, and granted our NEOs founder awards at the time of our IPO in the form of RSUs and Stock Option). As a result, we have listed only two financial performance measures used to link pay with performance in 2022 (both of which were used in the 2022 AIP), and we otherwise do not have a third financial performance metric under our compensation program for 2022 used to link pay with performance. The 2022 Adjusted EBITDA (non-GAAP) and 2022 Revenues metrics for purposes of the 2022 AIP were subject to modification by our Talent and Compensation Committee for purposes of determining achievement of the 2022 Financial Targets and final payouts in light of external factors outside of management’s control (as described in more detail on page 46). Looking forward into 2023, we anticipate having a more normalized approach to our executive compensation (including our long-term equity incentive program) that incorporates additional financial performance measures used to link our NEOs’ pay with performance, including grants of PSUs that will be earned and vest based on organic revenue growth and relative TSR performance goals. For a description of our anticipated 2023 executive compensation program, see our description set forth in the section “Annual Incentive Program” on page 45.

For more information on the financial performance metrics that are listed below, please see the description set forth in the section “2023 Compensation Plan” on page 50.

Performance Measure
Revenues
Adjusted EBITDA (non-GAAP)*
*	Adjusted EBITDA is a non-GAAP measure.

Please see Appendix C for additional information and a reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures.

Relationship Between Financial Measures and Compensation Actually Paid

The SEC’s rules require that the pay versus performance disclosure include an unranked list of three to seven performance measures that the Company considers to be its most important measures used to align compensation actually paid to the NEOs to a company’s performance. The table above represents the unranked list of the “most important” financial measures the Company used to align compensation actually paid to our NEOs for fiscal year 2022 to the Company’s performance. As described in footnote 5 above, given our IPO in 2022, our 2022 compensation program does not reflect our normalized, go-forward compensation program design. Beginning in 2023, we will implement our go-forward approach to executive compensation, which incorporates additional financial performance measures. Specifically, and as described in the section “2023 Compensation Program” on page 50, in addition to continuing to use Adjusted EBITDA (non-GAAP) and Revenues to determine payments under our Annual Incentive Program, we are implementing a long-term incentive program that provides a balanced portfolio of grants of PSUs, RSUs and Stock Options. The annual award of PSUs granted to our NEOs in 2023 will be earned and vest based on the Company’s achievement of certain performance-based vesting conditions, including organic revenue growth and relative TSR. With these additional metrics incorporated into our normalized compensation program in 2023, we anticipate that we will be able to further expand our narrative descriptions regarding the compensation actually paid to our NEOs and the metrics described in the tables above.

2023 PROXY STATEMENT	63

Compensation Discussion and Analysis

Compensation Actually Paid versus TSR and versus Net Income

For the reasons described above, including because we have only been a public company since May 2022, our executive compensation program does not yet link compensation actually paid with our TSR or Net Income.

Compensation Actually Paid versus Adjusted EBITDA (Non-GAAP)

In 2022, our Adjusted EBITDA (non-GAAP) was $720 million and the compensation actually paid to our PEO, and the average of our other NEOs, was $(3,950,168) and $1,920,894, respectively.

For additional details regarding how Adjusted EBITDA (non-GAAP) was utilized under our 2022 compensation program to link pay with performance, please refer to the Annual Incentive Program description starting on page 45.

Relationship Between the Company’s TSR and Peer Group TSR

Our cumulative TSR for the period commencing on May 5, 2022 and ending on December 31, 2022 as reported in the table above was (22.5%). During this same period, the cumulative TSR of the companies in our Peer Group was (3.3%).

64

PROPOSAL 3

Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation

As described in Proposal No. 2 above, we are providing our shareholders with the opportunity to cast a nonbinding advisory vote on the compensation of our NEOs.

Section 14A of the Exchange Act requires us to allow our shareholders the opportunity to cast a nonbinding advisory vote on how often we should include advisory votes on the compensation of our NEOs in our proxy materials for future shareholder meetings. Under this proposal, shareholders may vote to have the “say-on-pay” vote ever year, every two years or every three years, or may abstain from voting.

Our Board has determined that an annual advisory vote on executive compensation is the most appropriate frequency for the Company, since compensation of our NEOs is evaluated and approved on an annual basis. The Board believes that shareholder perspectives should be a factor that is taken into consideration by our Talent and Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our shareholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the management proxy circular and proxy statement every year. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this agenda item every year. Accordingly, our Board recommends that the advisory vote on executive compensation be held every year. This advisory vote gives you as a shareholder the opportunity to vote on the frequency of advisory votes on executive compensation for our NEOs through the following resolution:

Resolved, that the shareholders wish the Company to include an advisory vote on the compensation of the Company’s Named Executive Officers pursuant to Rule 14a-21(b) of the Exchange Act:

+ Every Year + Every Two Years	+ Every Three Years; or + Abstain.

While we believe that a vote every year is the best choice for us, you are not voting to approve or disapprove our recommendation of every year, but rather to make your own choice among a vote of once every year, every two years or every three years. You may also abstain from voting on this proposal. Following our 2023 Annual Meeting, we expect to hold the next advisory vote on the frequency of advisory votes on executive compensation at our 2029 Annual Meeting of Shareholders.

This vote is advisory and therefore not binding on the Company, our Talent and Compensation Committee of the Board or the Board. The Board and our Talent and Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and our Talent and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends that the shareholders vote for ONE YEAR on Proposal No. 3.

2023 PROXY STATEMENT	65

PROPOSAL 4

Approval of an Amendment and Restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to Increase the Number of Common Shares Authorized for Issuance Thereunder

We are asking that our shareholders vote in favor of approving an amendment and restatement (the “amendment”) of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan (the “Omnibus Plan”) to increase the number of Common Shares of the Company authorized for issuance under the Omnibus Plan by an additional 10,000,000 Common Shares. This amendment to the Omnibus Plan was approved by the Board on March 6, 2023, subject to shareholder approval.

Background

The Omnibus Plan, which was originally established by the Company effective as of May 5, 2022, authorizes a total of 28,000,000 Common Shares for issuance pursuant to awards under the plan (the “Original Share Pool”), plus shares underlying Converted Awards (as defined below) granted in connection with the Distribution, as described below. As of February 24, 2023, 13,502,464 Common Shares remained available for future issuance pursuant to the Original Share Pool under the Omnibus Plan.

If the proposed amendment to increase the number of Common Shares authorized for issuance under the Omnibus Plan is approved by our shareholders, then, effective as of April 24, 2023, the number of Common Shares authorized for issuance under the Omnibus Plan will increase by an additional 10,000,000 Common Shares (subject to adjustment in accordance with the plan). The additional 10,000,000 Common Shares that will be authorized for issuance under the Omnibus Plan, if this proposed amendment is approved, represent approximately 2.9% of the Common Shares of the Company outstanding on a fully-diluted basis as of December 31, 2022 and 2.9% of the Common Shares of the Company outstanding on a fully-diluted basis as of February 24, 2023.

In connection with the approval of the amendment to the Omnibus Plan, our Board and Talent and Compensation Committee carefully considered our anticipated future equity needs, our historical equity incentive compensation practices and the advice of our Talent and Compensation Committee’s independent compensation consultant. Our Board believes that the increased number of Common Shares available for issuance under the Omnibus Plan represents a reasonable amount of potential additional equity dilution and allows us to continue awarding equity incentives, which are an important component of our compensation program as discussed in “Compensation Discussion and Analysis beginning on page 41.

If the proposed amendment to increase the share reserve under the Omnibus Plan is not approved by our shareholders, then the Omnibus Plan will remain in effect in accordance with its existing terms, and we will continue to grant equity incentive awards under the Omnibus Plan until the earlier of its expiration on April 24, 2033 or the date on which there cease to be any shares remaining available for issuance under the Omnibus Plan. Following the expiration of the Omnibus Plan or the exhaustion of the existing share reserve, we will be unable to maintain our current equity grant practices, and therefore we will be at a significant competitive disadvantage in attracting and retaining talent. We may also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our shareholders as effectively as equity incentive awards.

Summary of the Omnibus Plan

The following is a summary of the material terms of the Omnibus Plan, as amended. This summary does not purport to be complete and is qualified in its entirety by the full text of the Omnibus Plan, as amended, a copy of which is included as Appendix B to this Proxy Statement. The capitalized terms not otherwise defined in this summary have the meaning assigned to them in the Omnibus Plan.

Purpose

The purpose of the Omnibus Plan is to align the long-term financial interests of our employees, directors, consultants and other service providers with our shareholders, attract and retain such service providers and provide incentives to those individuals who are expected to contribute significantly to our long-term performance and growth.

66

PROPOSAL 4

Shares Available Under the Omnibus Plan

Subject to adjustment made in connection with a recapitalization and certain other events set forth in the Omnibus Plan, the aggregate maximum number of Common Shares authorized for issuance pursuant to Awards (as defined below) under the Omnibus Plan, as amended, is equal to (i) 38,000,000 shares (the “Amended Share Pool”) (which reflects the sum of (A) the 28,000,000 shares currently authorized for issuance pursuant to the Original Share Pool under the Omnibus Plan and (B) the additional 10,000,000 shares proposed for approval under this Proposal 4), plus (ii) the number of Common Shares underlying awards originally granted under the Bausch Health Companies Inc. 2014 Omnibus Incentive Plan (as amended and restated effective as of June 21, 2022) that are converted into Awards with respect to Common Shares at the Distribution (as such term is defined in the employee matters agreement by and between Bausch + Lomb and BHC, dated as of March 30, 2022 (the “Employee Matters Agreement”)) (the “Converted Awards”) pursuant to the Employee Matters Agreement. Shares underlying “substitute awards” (i.e., awards granted as replacements for awards granted by a company that we or one of our subsidiaries acquires or with which we or one of our subsidiaries combines) (“Substitute Awards”) will not reduce the number of Common Shares available for issuance under the Omnibus Plan.

Subject to adjustment made in connection with a recapitalization and certain other events set forth in the Omnibus Plan, (i) in any calendar year, no participant who is a non-employee director of Bausch + Lomb shall be granted Awards, in either equity, cash or other compensation, with an aggregate fair market value as of the grant date or payment date, as applicable, in excess of $750,000; (ii) the number of Common Shares issuable to certain reporting insiders (“Insiders”), at any time, under all security-based compensation arrangements of Bausch + Lomb, cannot exceed 10% of our issued and outstanding Common Shares; (iii) the number of Common Shares issued to Insiders, within any one year period, under all security-based compensation arrangements of Bausch + Lomb, cannot exceed 10% of issued and outstanding securities; and (iv) the number of Common Shares issuable to non-employee members of the Board, at any time, under all security-based compensation arrangements of Bausch + Lomb, cannot exceed 1% of our issued and outstanding Common Shares. The Omnibus Plan does not otherwise provide for a maximum number of Common Shares which may be issued to an individual pursuant to the Omnibus Plan and any other security-based compensation arrangements of Bausch + Lomb (expressed as a percentage or otherwise). In addition, subject to adjustment made in connection with a recapitalization and certain other events set forth in the Omnibus Plan, the maximum number of Common Shares available for issuance with respect to incentive stock options will be equal to the Amended Share Pool.

If any Common Shares subject to an Award are forfeited, canceled, exchanged or surrendered, or if an Award terminates or expires without a distribution of Common Shares to the participant, Common Shares with respect to the Award (other than a Converted Award or Substitute Award) shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Omnibus Plan; however, Common Shares surrendered or withheld as payment of either the exercise price of an option (including Common Shares otherwise underlying an award of a share appreciation right (“SAR”) that are retained by Bausch + Lomb to account for the exercise price of the SAR) and/or withholding taxes in respect of an Award will no longer be available for Awards under the Omnibus Plan.

Administration of the Omnibus Plan

Except as otherwise required by law or as designated otherwise by the Board, the Omnibus Plan will be administered by our Talent and Compensation Committee. Our Talent and Compensation Committee will have full power and authority to administer the Omnibus Plan, including, among other things, to interpret the Omnibus Plan and adopt any administrative rules, regulations, procedures and guidelines governing the Omnibus Plan or any Awards granted under the Omnibus Plan as it deems to be appropriate.

Eligibility

Generally, employees, directors and consultants of Bausch + Lomb, its subsidiaries and its affiliates will be eligible to receive Awards under the Omnibus Plan, as selected by our Talent and Compensation Committee in its discretion. Our Talent and Compensation Committee currently expects that approximately 2,500 employees and all non-employee directors (of whom there will be 10 if all such nominees are elected pursuant to Proposal 1) will initially be eligible to participate in the Omnibus Plan. The basis for participation in the Omnibus Plan is our Talent and Compensation Committee’s (or its authorized delegate’s) decision, in its sole discretion, that an award to an eligible participant will further the Omnibus Plan’s purposes as described above. In exercising its discretion, the Administrator (or its delegate) will consider the recommendations of management and the purposes of the Omnibus Plan.

In addition, current BHC employees and other service providers are eligible to participate in the Omnibus Plan solely with respect to any Converted Awards received by such individuals in connection with the Distribution pursuant to the terms of the Employee Matters Agreement.

2023 PROXY STATEMENT	67

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Types of Awards

Awards under the Omnibus Plan (the “Awards”) may include one or more of the following: (i) stock options (both non-qualified and incentive stock options), (ii) SARs, (iii) share units, (iv) restricted shares, (v) deferred shares, (vi) share payment, (vii) cash-based awards and (viii) Converted Awards. All of the Awards will be subject to the conditions, limitations, restrictions, exercise price (as applicable), vesting and forfeiture provisions (including service- and performance-based vesting conditions) determined by our Talent and Compensation Committee, in its sole discretion, subject to such limitations as are provided in the Omnibus Plan as described below; provided that, the terms and conditions of the Omnibus Plan apply to Converted Awards only to the extent that such terms and conditions are not inconsistent with the terms of the Employee Matters Agreement and the terms of the applicable Converted Awards assumed by Bausch + Lomb in accordance with the Employee Matters Agreement. In addition, subject to the limitations provided in the Omnibus Plan and in accordance with applicable law, our Talent and Compensation Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, and waive any conditions or restrictions imposed with respect to Awards or Common Shares issued pursuant to Awards, including in connection with a “change of control” or a qualifying termination of employment during a specified period following a change of control, as set forth in the Omnibus Plan and described below under “—Change of Control.”

Non-qualified Stock Options

An Award of a non-qualified stock option will grant a participant the right to purchase a certain number of Common Shares during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the Market Price (as defined below) of Common Shares on the grant date (except in the case of Converted Awards and Substitute Awards). The “Market Price” of Common Shares as of a particular date generally means the closing price per Common Shares on the national securities exchange on which Common Shares are principally traded (subject to certain exceptions set forth in the Omnibus Plan in the event that Common Shares are no longer traded on a national securities exchange). The term of a non-qualified stock option will not exceed ten years from the date of grant. The exercise price may be paid with cash, Common Shares already owned by the participant (subject to applicable corporate and securities laws), or with the proceeds from a sale of Common Shares subject to the option. Our Talent and Compensation Committee may also provide that an option may be “net exercised”, meaning that the participant would receive the number of whole Common Shares equal to (A) the difference between (x) the aggregate Market Price of Common Shares subject to the portion of such option then being exercised and (y) the aggregate exercise price for all such Common Shares under the portion thereof then being exercised plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles or to adverse tax consequences to participants under Canadian federal, provincial or territorial tax laws) the amount of withholding tax due upon exercise divided by (B) the Market Price of a Common Share on the date of exercise. Any fractional share that would result from such equation will be canceled. A non-qualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.

Incentive Stock Options

An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of Market Price on the grant date, a term of no more than ten years, and that the option be granted from a plan that has been approved by shareholders. Notwithstanding the foregoing, if granted to a participant who owns shares representing more than 10% of the voting power of all classes of shares of Bausch + Lomb, its parent or one of its subsidiaries, an incentive stock option will have a term of not more than five years and have an exercise price which is at least 110% of the Market Price. In addition, if the aggregate Market Price of Common Shares (as of the grant date) for which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess will be treated as non-qualified stock options.

Share Appreciation Rights

A SAR entitles the participant to receive an amount equal to the difference between the Market Price of Bausch + Lomb’s Common Shares on the exercise date and the exercise price of the SAR (which may not be less than 100% of the Market Price of a Common Share on the grant date (except in the case of Converted Awards and Substitute Awards)), multiplied by the number of Common Shares subject to the SAR. A SAR may be granted in substitution for a previously granted option, and, if so, the exercise price of any such SAR may not be less than 100% of the Market Price of Common Shares as determined at the time the option for which it is being substituted was granted. Payment to a participant upon the exercise of a SAR may be in cash or Common Shares (in which case, the number of Common Shares to be paid will be determined by dividing the amount calculated above by the Market Price of a Common Share at the time of payment).

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Share Units

A share unit is an Award that represents the right to receive Common Shares or cash equal to the Market Price of a Common Shares, subject to terms and conditions determined by our Talent and Compensation Committee. The vesting of share units may be subject to the achievement of specified performance criteria to be achieved in any performance period, with a performance multiplier ranging from 0% to such applicable percentage as determined by our Talent and Compensation Committee in its discretion. Share units may be settled in cash, Common Shares or a combination of both.

Restricted Shares

A restricted share award is an Award of Common Shares that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by our Talent and Compensation Committee, and which may be forfeited if conditions to vesting are not met. Subject to any required Toronto Stock Exchange approval at the relevant time, participants will generally be entitled to provide voting instructions with respect to Common Shares underlying their restricted share awards.

Deferred Shares

A deferred share award is an unfunded, unsecured promise to deliver Common Shares to the participant in the future, if the participant satisfies the conditions to vesting, as determined by our Talent and Compensation Committee. Participants who hold deferred share awards do not have voting rights.

Share Payment

Subject to limits in the Omnibus Plan, our Talent and Compensation Committee may issue unrestricted Common Shares, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as our Talent and Compensation Committee determines. A share payment may be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

Cash Awards

Our Talent and Compensation Committee may issue Awards that are payable in cash, as deemed by our Talent and Compensation Committee to be consistent with the purposes of the Omnibus Plan. These cash awards will be subject to the terms, conditions, restrictions and limitations determined by our Talent and Compensation Committee from time to time. The payment of cash awards may be subject to the achievement of specified performance criteria.

Converted Awards

Awards that were granted with respect to Common Shares of BHC, no par value, that are converted into Awards pursuant to the Employee Matters Agreement will be governed by the Omnibus Plan.

Deferrals

Our Talent and Compensation Committee may postpone the exercise of Awards, or the issuance or delivery of Common Shares or cash pursuant to any Award for such periods and upon such terms and conditions as our Talent and Compensation Committee determines. In addition, our Talent and Compensation Committee may determine that all or a portion of a payment to a participant, whether in cash and/or Common Shares, will be deferred in order to prevent Bausch + Lomb or any subsidiary from being denied a U.S. federal income tax deduction with respect to an Award granted under the Omnibus Plan. Notwithstanding this authority, our Talent and Compensation Committee will not postpone the exercise or delivery of shares or cash payable in respect of Awards constituting deferred compensation under Section 409A of the Code, where such postponement will cause the imposition of additional taxes under Section 409A of the Code. Section 409A of the Code provides rules that govern the manner in which compensation of various types may be deferred and imposes taxes upon compensation that is improperly deferred or accelerated.

Blackout Periods

The Omnibus Plan provides that (i) if the expiration of the term of options or SARs awarded under the Omnibus Plan occurs during a period self-imposed by Bausch + Lomb during which a participant is prohibited from trading in Bausch + Lomb’s securities (a “Blackout Period”) such term will be extended until the tenth business day after the end of such Blackout Period (subject to any limitations set forth under Section 409A of the Code), and (ii) if share units are to be delivered during a Blackout Period, Common Shares subject to such share units will be delivered as soon as practicable after the end of such Blackout Period (subject to any limitations set forth under Section 409A of the Code).

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Dividends and Dividend Equivalents

No stock options or SARs will be eligible for the payment of dividends or dividend equivalents. For Awards other than stock options and SARs (restricted share awards, deferred share awards and share units), our Talent and Compensation Committee may provide that Participants may earn dividends or dividend equivalents, as applicable, subject to such terms, conditions, restrictions and limitations as our Talent and Compensation Committee may establish and subject to the applicable regulations of the Toronto Stock Exchange. However, dividends or dividend equivalents (i) shall have the same vesting dates and shall be paid in accordance with the same terms as the Awards to which they relate and (ii) with respect to any Award subject to the achievement of performance criteria, shall not be paid unless and until the relevant performance criteria have been satisfied. Such dividends or dividend equivalents shall be in the same amount as the dividend the participant would have received had Common Shares underlying the Award been distributed to the participant as of immediately prior to the record date of such dividend.

Adjustments

In the event of any changes in our capital structure (including a change in the number of Common Shares outstanding) on account of any share dividend, share split, reverse share split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization or similar event, or in the event of changes in applicable laws, regulations or accounting principles or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders, our Talent and Compensation Committee shall make appropriate equitable adjustments to the maximum number and type of Common Shares (or other securities) available for issuance under the Omnibus Plan and other limits stated in the Omnibus Plan, the number of Common Shares covered by outstanding Awards, and the exercise prices and performance measures applicable to outstanding Awards. These adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Code and other applicable laws and regulations. Our Talent and Compensation Committee, in its discretion, may decline to adjust an Award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or to Bausch + Lomb. Adjustments described in this paragraph are subject to any applicable regulatory approvals.

Terminations

Unless the applicable award agreement provides otherwise, or our Talent and Compensation Committee determines otherwise, (i) vesting with respect to an Award will cease upon termination of a participant’s employment or service with Bausch + Lomb, and unvested Awards shall be forfeited upon such termination and (ii) in the case of termination for cause, vested Awards shall also be forfeited.

Clawback

Our Talent and Compensation Committee may provide that a Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of employment or service, violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, or other conduct by a participant that is detrimental to the business or reputation of Bausch + Lomb and/or its affiliates. Our Talent and Compensation Committee also has authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes.

Change of Control

The Omnibus Plan provides that, unless otherwise set forth in a participant’s award agreement, our Talent and Compensation Committee may take such action as it determines is appropriate with respect to any outstanding Awards in the event of a “change of control” (as defined in the Omnibus Plan), including (i) the continuation or assumption of Awards by Bausch + Lomb (if it is the surviving corporation) or by the successor or surviving entity or its parent; (ii) substitution or replacement of Awards by the successor or surviving entity or its parent with cash, securities, rights and/or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as Awards (including any applicable performance targets and criteria), (iii) the acceleration of the vesting and the lapse of any restrictions, and in the case of any Option or SAR, acceleration of the right to exercise such Award during a specified period, (iv) the cancellation of any Award in consideration of a payment in cash or, subject to any required Toronto Stock Exchange approval, securities, rights and/or other property equal to the value of such Award, (v) with respect to Awards that are assumed or substituted in connection with a change of control transaction, in the event the participant’s employment or service is terminated by Bausch + Lomb without “cause” or resigns for “good reason” (each as defined in the Omnibus Plan) within 12 months following the change of control, such Awards will become fully vested and

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exercisable and any performance conditions on those Awards will be deemed to be achieved at target performance levels (or at other such other level as determined by our Talent and Compensation Committee or specified in the definitive transaction documentation in connection with such change of control) and (vi) immediately upon the occurrence of the change of control transaction, all Awards that are not assumed or substituted in connection with the change of control transaction will become fully vested (on a pro rata basis, if applicable), exercisable and free of restrictions and any performance conditions on those Awards will be deemed to be achieved at target performance levels (or at such other level as determined by our Talent and Compensation Committee or specified in the definitive transaction documentation in connection with such change of control).

Assignability

Except as permitted by our Talent and Compensation Committee, provided in an award agreement, or in specific circumstances described in the Omnibus Plan, Awards granted under the Omnibus Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until Common Shares underlying such Award have been issued, and all restrictions applicable to such Common Shares have lapsed or have been waived by our Talent and Compensation Committee.

No Repricing

Subject to adjustment made in connection with a recapitalization and certain other events set forth in the Omnibus Plan, no action will directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any “underwater” stock option or SAR without approval of Bausch + Lomb’s shareholders. A stock option or SAR will be deemed to be “underwater” at any time when the market value of Common Shares covered by such Award is less than the exercise price of the Award.

Amendment and Plan Termination

Subject to certain restrictions, the Omnibus Plan and any Award may be amended, suspended or terminated at any time by the Board; provided that no amendment will be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the New York Stock Exchange, the rules of the Toronto Stock Exchange or any other securities exchange on which Common Shares are traded or quoted. For instance, the Board may, without shareholder approval but subject to applicable law and the provisions of the Omnibus Plan, take actions including, but not limited to (i) amending the vesting provisions of an Award or of the Omnibus Plan, (ii) amending the payment provisions of an Award, (iii) cancelling or modifying outstanding Awards, (iv) waiving any restrictions imposed with respect to Awards or Common Shares issued pursuant to Awards or of the Omnibus Plan, (v) amending the provisions of the Omnibus Plan in order to ensure its compliance with applicable securities and tax law as well as the rules of the New York Stock Exchange or Toronto Stock Exchange, (vi) making any amendment of a clerical nature as well as any amendment clarifying any provision of the Omnibus Plan, (vii) making any adjustment as described above under the heading “Adjustments”, and (viii) suspending or terminating the Omnibus Plan. Subject to the change of control provisions of the Omnibus Plan and except as may be required to comply with applicable tax law, no termination, suspension or amendment of the Omnibus Plan may adversely affect the right of any participant with respect to a previously granted Award without the participant’s written consent.

Bausch + Lomb will obtain shareholder approval for: (i) subject to our Talent and Compensation Committee’s obligation to make equitable adjustments as mentioned above, a reduction in the exercise price or purchase price of an Award (or the cancellation and re-grant of an Award resulting in a lower exercise price or purchase price); (ii) the extension of the original term of an option over the maximum period of 10 years described above, except if such term occurs during a Blackout Period as described above; (iii) any amendment to the maximum number of Common Shares available for issuance with respect to incentive stock options; (iv) any amendment to remove or to exceed the participation limits described in the Omnibus Plan; (v) an increase to the maximum number of Common Shares issuable under the Omnibus Plan (other than adjustments described above under the heading “Adjustments”); (v) amendments to the amendment and termination section of the Omnibus Plan other than amendments of a clerical nature; (vi) any amendment that permits Awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration and (vii) any amendments where shareholder approval is required to comply with applicable law or the rules of the New York Stock Exchange, the Toronto Stock Exchange or any other securities exchange on which Common Shares are traded or quoted.

Effective Date; Plan Term

The Omnibus Plan will become effective as of April 24, 2023, subject to approval of the Company’s shareholders. The Omnibus Plan will remain in effect until the earlier of (i) the date all Common Shares subject to the Omnibus Plan have been purchased or acquired according to the Omnibus Plan’s provisions or (ii) the tenth anniversary of the effective date of the Omnibus Plan. No Awards will be granted under the Omnibus Plan after such termination date, but Awards granted prior to such termination date shall remain outstanding in accordance with their terms (including the administration, adjustment, and amendment provisions).

2023 PROXY STATEMENT	71

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Registration with the Securities and Exchange Commission

If our shareholders approve the amendment to the Omnibus Plan, we plan to file with the Securities and Exchange Commission, as soon as reasonably practicable after such approval, the Registration Statement on Form S-8 relating to the additional shares available for issuance under the Omnibus Plan.

New Plan Benefits

Awards under the Omnibus Plan are made at the discretion of our Talent and Compensation Committee and are not determinable at this time. Moreover, the ultimate value of any grants that are made will depend on the value of the underlying Common Shares at the time of settlement, which likewise is not determinable at this time. Please refer to the “Grants of Plan-Based Awards Table” on page 56 to review equity and equity-based awards made to our NEOs in 2022.

Historical Annual Common Share Usage

As of December 31, 2022, there were 6,336,119 common shares subject to outstanding options (1.8% of common shares outstanding on a fully diluted basis) and 4,202,334 common shares subject to outstanding unit awards (1.2% of common shares outstanding on a fully diluted basis) as well as 17,461,547 common shares remaining for future grant (5.0% of common shares outstanding on a fully diluted basis). In total, the Company had 28,000,000 common shares subject to outstanding equity awards or available for future equity awards under the Omnibus Plan (excluding Converted Awards), which represented approximately 8.0% of fully diluted common shares outstanding (or “Overhang Percentage”). The 10,000,000 new common shares proposed to be included in the amended Omnibus Plan share reserve would increase the overhang percentage by an additional 2.9% to approximately 10.9% as of December 31, 2022. The options outstanding as of December 31, 2022 have a weighted average exercise price of $18 and a weighted average remaining life of 9.4 years.

The Company’s gross burn rate for the period from May 5, 2022 to December 31, 2022 was 3.1%. Burn rate does not take into account equity awards that have been cancelled or forfeited. Burn rate is calculated by dividing the total number of common shares subject to stock options and full value awards (such as restricted stock units) granted during the period (assuming achievement of the maximum performance levels for outstanding performance awards) by the total weighted-average number of common shares outstanding during the period. The Company’s burn rate calculation using the standard TSX methodology for the year ended 2022 was 3.1%. This burn rate calculation assumes performance-based share units vest at target. No performance-based share units were granted in 2022.

U.S. Federal Income Tax Consequences of Omnibus Plan Awards

The following is a brief summary of the principal United States federal income tax consequences of transactions under the Omnibus Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different. In particular, this summary does not address Canadian federal, provincial or territorial income tax consequences, including those applicable to employees resident in or whose employment is exercised in Canada.

Non-Qualified Stock Options

Generally, a participant will not recognize taxable income on the grant or vesting of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the market value of Common Shares received on the date of exercise and the option cost (number of Common Shares purchased multiplied by the exercise price per Common Share). The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Incentive Stock Options

No taxable income is recognized by a participant on the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option in accordance with its terms and does not dispose of Common Shares acquired within two years after the date of the grant of the incentive stock option or within one year after the date of exercise, the participant will be entitled to treat any gain related to the exercise of the incentive stock option as capital gain (instead of ordinary income). In this case, the Company will not be entitled to a deduction by reason of the grant or exercise of the incentive stock option, however the excess of the market value over the exercise price of Common Shares acquired is an item of adjustment in computing alternative minimum tax of the participant. If a participant holds Common Shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of Common Shares for at least two years from the grant date, the participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and

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the participant’s basis in Common Shares acquired. If a participant sells or otherwise disposes of Common Shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the market value of Common Shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in Common Shares acquired. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.

Share Appreciation Rights

Generally, a participant will not recognize taxable income upon the grant or vesting of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash-settled) or the difference between the market value of Common Shares received from the exercise of the SAR and the amount, if any, paid by the participant in connection with the exercise of the SAR. The participant will recognize ordinary income upon the exercise of a SAR regardless of whether Common Shares acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in Common Shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for Common Shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, the Company will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant.

Restricted Shares

A participant generally will not be taxed at the time of a restricted share award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the market value of Common Shares at that time.

Participants may elect to be taxed at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted share award subject to the Section 83(b) election is subsequently canceled, no deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Unless a participant makes a Section 83(b) election, dividends paid to a participant on Common Shares of an unvested restricted share award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.

The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on restricted share awards.

Deferred Shares

A participant will generally not recognize taxable income on a deferred share award until Common Shares subject to the award are distributed. The amount of this ordinary income will be the market value of Common Shares at the time of distribution. Any dividend equivalents paid on deferred share awards are taxable as ordinary income when paid to the participant.

The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. The Company will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.

Share Units

Awards of share units are treated, for federal income tax purposes, in substantially the same manner as deferred share awards.

Share Awards

A participant will generally recognize taxable income on the grant of unrestricted Common Shares, in an amount equal to the market value of Common Shares on the grant date. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Withholding

To the extent required by law, the Company will withhold from any amount paid in settlement of an Award amounts of withholding and other taxes due or take other action as the Company deems advisable to enable the Company and the participant to satisfy withholding and tax obligations related to any Awards (including by providing for tax withholding obligations due in respect of an Award to be satisfied by “net settlement” or by “sell-to-cover”).

2023 PROXY STATEMENT	73

PROPOSAL 4

Cash Awards

A participant will generally recognize taxable income upon the payment of a cash award, in an amount equal to the amount of the cash received. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Equity Compensation Plan Information

The following table presents certain information with respect to our equity compensation plans as of December 31, 2022, as required by Item 201(d) of Regulation S-K under the Exchange Act and the Toronto Exchange.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(c)
Equity Compensation Plans Approved By Shareholders	10,538,453(1)	$ 18.00	17,461,547
Equity Compensation Plans Not Approved By Shareholders	—	—	—
Total	10,538,453	$ 18.00	17,461,547

(1)   Included in this amount is the maximum number of Common Shares that may be issued under awards under the Omnibus Plan outstanding as of December 31, 2022, assuming the maximum level of attainment of any applicable performance goals. No performance-based share units were granted in 2022. As of December 31, 2022, the weighted average remaining contractual term of outstanding options was 9.4 years.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE FOLLOWING RESOLUTION TO APPROVE THE INCREASE IN THE SHARES AUTHORIZED FOR ISSUANCE UNDER THE BAUSCH + LOMB CORPORATION 2022 OMNIBUS INCENTIVE PLAN.

Resolved, that the shareholders approve the amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the maximum number of Common Shares subject to awards which may be issued pursuant to such plan by 10,000,000 Common Shares.

The Board recommends a vote FOR Proposal No. 4.

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Appointment of Auditor

The Audit and Risk Committee recommended to the Board that PwC be put before the shareholders at the Meeting for appointment as our auditor to serve until the close of the 2024 Annual Meeting of Shareholders. The Board has accepted and endorsed this recommendation.

Under the CBCA, at each annual meeting of shareholders, shareholders of a corporation appoint, by ordinary resolution, an auditor to hold office until the close of the next annual meeting of shareholders. Notwithstanding the foregoing, if an auditor is not appointed at a meeting of shareholders, the incumbent auditor continues in office until a successor is appointed. PwC currently serves as auditor of the Company and, therefore, shall continue to serve as the Company’s auditor in the event that this proposal is not adopted by the shareholders.

Representatives of PwC will be present at the Meeting and will have an opportunity to make a statement if desired. Further, the representatives will be available to respond to appropriate shareholder questions submitted in the manner described under “Attending the Meeting — How do I ask a question at the Meeting?” on page 83.

A simple majority of votes cast at the Meeting, whether virtually, or by proxy or otherwise, will be required to appoint PwC. You may either vote “For” the appointment of PwC or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of PwC, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of PwC, your vote will not be counted as a vote cast for the purposes of appointing PwC.

As a shareholder of the Company, you are invited to vote with respect to the appointment of PwC as the auditor for the Company to hold office until the close of the 2024 Annual Meeting of Shareholders and to authorize the Board to fix the auditor’s remuneration through the following resolution:

Resolved, that the shareholders hereby appoint PwC as auditor for the Company to hold office until the close of the 2024 Annual Meeting of Shareholders and the Board of the Company is hereby authorized to fix the auditor’s remuneration.

The Board recommends that the shareholders vote FOR Proposal No. 5.

2023 PROXY STATEMENT	75

PROPOSAL 5

Auditor Fees

The following table presents fees for professional audit and other services rendered by PwC, our independent auditors, for 2022. We did not pay any fees for professional services to PwC in 2021. Prior to the Company’s IPO, BHC paid any audit, audit-related, tax, or other fees related to the Bausch + Lomb business. The table below summarizes the fees (expressed in thousands of U.S. Dollars) paid by the Company and its consolidated subsidiaries to PwC during 2022.

	2022
	($)	(%)
Audit Fees(1)	9,637	99
Audit-Related Fees(2)	7	*
Tax Fees(3)	46	*
All Other Fees(4)	0	*
Total	9,690	100

Notes;

*	Less than 1%

(1)	Audit services consist of professional services rendered for the audit of our consolidated financial statements, quarterly reviews, statutory audits, issuance of comfort letters and consents, and assistance with, and review of, documents filed with the SEC.

(2)	Audit-related services are generally related to audits of financial statements prepared for special purposes, assignments relating to due diligence investigations, pre-implementation review procedures and employee benefit plan audits.

(3)	Tax services are professional services rendered by our auditor for tax compliance and tax consulting primarily related to international transfer pricing.

(4)	All other fees are amounts paid for miscellaneous permissible products and services.

Audit and Risk Committee’s Pre-Approval of Non-Audit Services

The Audit and Risk Committee pre-approves non-audit services that may be provided to the Company and its subsidiaries by its auditor. The Audit and Risk Committee is not permitted to approve any engagement of the Company’s auditor if the services to be performed either fall into a category of services that are not permitted by applicable law or the services would be inconsistent with maintaining the auditor’s independence.

76

PROPOSAL 5

Audit and Risk Committee Report

The Report of the Audit and Risk Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit and Risk Committee, comprised of independent directors, is delegated by the Board to monitor the integrity of our financial statements, the auditor’s qualifications and independence, the performance of the auditor and our internal auditor, and the Company’s compliance with legal and regulatory requirements.

Management has primary responsibility for our financial statements and the overall reporting process as well as establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). PricewaterhouseCoopers LLP, our auditor for fiscal year ended December 31, 2022, had the responsibility for expressing an opinion as to whether the audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States in all material respects and on the effectiveness of our internal controls over financial reporting.

The Audit and Risk Committee met with management and the auditor to review and discuss the audited financial statements for the year ended December 31, 2022. The auditor, as well as the internal auditor, had full access to the Audit and Risk Committee, including regular meetings without management present.

The Audit and Risk Committee received from and discussed with the auditor the written report and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditor’s communications with the Audit and Risk Committee concerning independence and has discussed with the auditor the auditor’s independence. Additionally, the committee discussed with the auditor the matters required by the Public Company Accounting Oversight Board and the SEC.

The Audit and Risk Committee acts only in an oversight capacity and must rely on the information provided to it and on the representations made by management and the auditor. Based on the aforementioned reviews and discussions, and the report of the auditor, the Audit and Risk Committee recommended to the Board that the audited financial statements for the year ended December 31, 2022, be included in the Company’s Annual Report filed with the SEC.

Audit and Risk Committee

Sarah B. Kavanagh (Chair)	Nathalie Bernier	Gary Hu	Russel C. Robertson

2023 PROXY STATEMENT	77

Other Matters

Certain Related-Party Transactions

As described in the section titled “Corporate Governance — Ethical Business Conduct — Bausch + Lomb Code of Conduct” beginning on page 34, the Board has adopted the Bausch + Lomb Code of Conduct, which sets out the Company’s expectations for the conduct of our employees in their dealings on behalf of the Company. The Conflict of Interest Policy set forth in our Code of Conduct requires that our employees avoid situations in which they have a potential or actual conflict of interest with the Company. In accordance with our Conflict of Interest Policy, any employee, including our officers, involved in any type of relationship described in the Conflict of Interest Policy is required to immediately and fully disclose the relevant circumstances to his or her immediate supervisor, the General Counsel or the Chief Compliance & Ethics Officer, and in accordance with the process set out in the Company’s Conflicts of Interest Standard Operating Procedures. Where a director has an interest in a material contract or material transaction, the director is prohibited from voting on such contract or transaction. The Audit and Risk Committee reviews and makes recommendations to the Board on all matters involving a director’s potential or actual conflict of interest as may be referred to the Audit and Risk Committee by the Board. Directors may not use the Company assets, labor or information for personal use unless approved by the Chair of the Audit and Risk Committee or as a part of a compensation or expense reimbursement program available to all director. In addition to reviewing cases where the conflict, or potential conflict, involves a member of the Board, the Audit and Risk Committee reviews transactions or proposed transactions in which an executive officer of the Company or a senior financial officer of the Company has an interest that conflicts with the transaction Company’s interest (including all transactions required to be disclosed by Item 404(a) of Regulation S-K or otherwise required by law or applicable stock exchange requirements). In reviewing any transaction, directors must act with a view to the best interests of Bausch + Lomb. Our Conflict of Interest Policy states that the following are types of outside activities that can create conflicts:

+	Ownership by an employee or any member of the employee’s family of a substantial interest in any concern that does business with the Company.

+	Serving as a director, officer, employee, consultant, advisor, or in any other capacity for any business or other organization with which Bausch + Lomb currently (or potentially) has a business relationship.

+	Employees may serve on Profit and Non-Profit Boards of Directors, but this must be disclosed and authorized by the Conflict of Interest Committee.

+	Engaging in an outside activity with an individual, business or organization which currently (or potentially) has a competitive or business relationship with the Company.

+	Taking opportunities that are discovered through the use of corporate property, information or position for personal gain.

+	Employment or service with any government entity that regulates or oversees the Company’s activities.

+	Outside employment which conflicts or might be reasonably expected to conflict with the normal duties of the director or employee.

We define related-party transactions as transactions and series of similar transactions to which we were a party or will be a party, in which the amounts involved exceeded or will exceed $120,000 and any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock (each, a “related-party”) had or will have a direct or indirect material interest.

Since January 1, 2022, the Company was involved in the following related-party transactions, which have been approved or ratified by either the Audit and Risk Committee or the Board:

Employment Relationship

None.

Agreements between BHC and the Company

In connection with our IPO, the Company and BHC entered into certain agreements that provide a framework for the Company’s ongoing relationship with BHC. Of the agreements summarized below, the material agreements are filed as exhibits to the Company’s Annual Report on Form 10-K, filed with the SEC and on SEDAR on February 22, 2023. These summaries are qualified in their entirety by reference to the full text of such agreements.

Master Separation Agreement

We entered into a master separation agreement (the “Master Separation Agreement”) with BHC that, together with the other agreements summarized below, governs the relationship between BHC and the Company following the IPO. In particular, the master separation agreement provides, among other things, that, subject to the terms and conditions contained therein: (1) allocation of assets and liabilities to us and BHC according to the business to which such assets or liabilities relate. (2) assumption by us of liability for all pending, threatened and unasserted legal matters exclusively related to our business or our assumed or retained liabilities.

78

Other Matters

Arrangement Agreement

We entered into an arrangement agreement (the “Arrangement Agreement”) with, among others, BHC that provides for, among other things, the terms of the Plan of Arrangement (as defined therein), the conditions to the completion of the Arrangement, the rights of the parties to amend the Plan of Arrangement, actions to be taken prior to and after the effective date of the Arrangement, certain indemnities and the rights of the parties to terminate the Arrangement Agreement in certain circumstances.

Transition Services Agreement

We entered into a transition services agreement with BHC to provide each other, on a transitional basis, certain administrative, human resources, treasury and support services and other assistance, for a limited time to help ensure an orderly transition following our IPO. The transition services agreement specifies the calculation of our costs for these services.

Tax Matters Agreement

We entered into a tax matter agreement with BHC that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.

Employee Matters Agreement

We entered into an employee matter agreement with BHC, which governs our relationship with BHC with respect to employment, compensation and benefits matters. The employee matter agreement governs, among other things, the allocation of employee-related liabilities, the mechanics for the transfer of Bausch + Lomb employees, the treatment of outstanding equity awards and the treatment of Bausch + Lomb employees’ participation in BHC’s retirement and health and welfare plans.

Registration Rights Agreement

We entered into a registration rights agreement with BHC pursuant to which we agree that, upon the request of BHC, we will use our commercially reasonable efforts to effect the registration under applicable U.S. federal and state securities laws of any of our common shares retained by BHC and certain of its subsidiaries, and to file any required Canadian prospectuses relating to such registration.

Intellectual Property Matters Agreement

We entered into an intellectual property matters agreement pursuant to which we granted to BHC a non-exclusive, worldwide, royalty free license to use the “BAUSCH” name and marks, and certain other marks (which we refer to as the “Licensed Trademarks”) for a transitional period beginning on the Separation Date (as defined therein) and extending for a transitional period after the Distribution Date (as defined therein) to allow for the renaming and rebranding of BHC. The intellectual property matters agreement includes certain customary quality control provisions which impose obligations and restrictions on BHC’s use of the Licensed Trademarks.

Real Estate Matters Agreement

We entered into a real estate matters agreement, pursuant to which certain leased and owned property are shared between us and BHC.

Director Appointment and Nomination Agreement

In connection with our IPO, we entered into a Director Appointment and Nomination Agreement, as amended and restated on June 21, 2022 (the “A&R Icahn Agreement”) with Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”), pursuant to which the Company agreed to, as soon as practicable following June 21, 2022, to (i) increase the size of the Board by two members and (ii) appoint two individuals identified by the Icahn Group and reasonably acceptable to the Company (collectively, the “Icahn Designees”) to the Board to fill the resulting vacancies, with a term expiring at the first annual general meeting of shareholders of the Company following such written election (such date, the “First Post-Designation Annual Meeting”). In addition, the Icahn Group will be entitled, in the event any Icahn Designee resigns or for any reason fails to serve or is not serving as a director (subject to certain limited exceptions set forth in the A&R Icahn Agreement), to designate a replacement for appointment to the Board on the terms set forth in the A&R Icahn Agreement.

So long as an Icahn Designee is a member of the Board, the Icahn Group will also have certain rights with respect to newly created committees as set forth in the A&R Icahn Agreement. In addition, any consideration by the Board of appointment and employment of named executive officers, certain significant transactions, and voting with respect thereto, will take place only at the level of the full Board or in committees of which one of the Icahn Designees is a member.

2023 PROXY STATEMENT	79

Other Matters

If at any time the Icahn Group ceases to hold an aggregate “net long position”, as defined in the A&R Icahn Agreement, in at least (x) six percent (6%) of the total outstanding (A) common shares of Bausch Health Companies Inc. (“BHC” and such common shares, “BHC Common Shares”), for so long as BHC owns at least 80% of the common shares of the Company (“Common Shares”), or (B) Common Shares, at any other time, in each case as of the date hereof (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) one of the Icahn Designees shall promptly reign from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Designee; or (y) in at least three percent (3%) of the total outstanding (A) BHC Common Shares, for so long as BHC owns at least 80% of the Common Shares, or (B) Common Shares, at any other time, in each case as of the date hereof, (1) each of the Icahn Designees shall, and the Icahn Group shall cause such Icahn Designee to, promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Designee(s). So long as the Icahn Group holds “an aggregate net long position”, as defined in the A&R Icahn Agreement, in at least six (6%) percent of the total outstanding (A) BHC Common Shares, for so long as BHC owns at least 80% of the Common Shares, or (B) Common Shares, at any other time, in each case as of the date hereof, the Company shall not adopt a Rights Plan with an “Acquiring Person” beneficial ownership threshold below 20.0% of the then-outstanding Common Shares, unless (x) such Rights Plan provides that, if such Rights Plan is not ratified by the Company’s stockholders within 105 days of such Rights Plan being adopted, such Rights Plan shall automatically expire and (y) the “Acquiring Person” definition of such Rights Plan exempts the Icahn Group up to a beneficial ownership of 19.95% of the then outstanding Common Shares. The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “shareholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to stockholders of the Company, other than ratably to all stockholders of the Company) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement.

The A&R Icahn Agreement includes certain customary voting, standstill and non-disparagement provisions. The A&R Icahn Agreement also includes restrictions on the ability of the Icahn Group and its affiliates from disposing of common shares in certain circumstances in order to preserve the tax-free treatment of the Distribution.

In connection with the entry into the A&R Icahn Agreement, the Company and the Icahn Group have agreed to enter into a confidentiality agreement following the appointment of the Icahn Designees to the Board.

So long as an Icahn Designee is a member of the Board, the Icahn Group will also have certain rights with respect to newly created committees as set forth in the A&R Icahn Agreement. In addition, any consideration by the Board of appointment and employment of named executive officers, certain significant transactions, and voting with respect thereto, will take place only at the level of the full Board or in committees of which one of the Icahn Designees is a member.

If at any time the Icahn Group ceases to hold a “net long position”, as defined in the A&R Icahn Agreement, in at least (i) six percent of the Company’s common shares as of the date of the Distribution (as defined therein), one of the Icahn Designees will, and the Icahn Group will cause one Icahn Designee to, promptly resign from the Board; and (ii) three percent of the Company’s common shares, each of the Icahn Designees will, and the Icahn Group will cause each such Icahn Designee to, promptly resign from the Board. So long as the Icahn Group holds “a net long position”, as defined in the A&R Icahn Agreement, in at least six percent of the Company’s common shares as of the date of the Distribution, the Company will not adopt a Rights Plan, as defined in the A&R Icahn Agreement, with an “Acquiring Person” beneficial ownership threshold below 20.0% of the then-outstanding common shares, unless (x) such Rights Plan provides that, if such Rights Plan is not ratified by the Company’s stockholders within 105 days of such Rights Plan being adopted, such Rights Plan shall automatically expire and (y) the “Acquiring Person” definition of such Rights Plan exempts the Icahn Group up to a beneficial ownership of 19.95% of the then-outstanding common shares.

The A&R Icahn Agreement includes certain customary voting, standstill and non-disparagement provisions. The A&R Icahn Agreement also includes restrictions on the ability of the Icahn Group and its affiliates from disposing of common shares in certain circumstances in order to preserve the tax-free treatment of the Distribution.

In connection with the entry into the A&R Icahn Agreement, the Company and the Icahn Group have agreed to enter into a confidentiality agreement following the appointment of the Icahn Designees to the Board.

Ownership of the Company’s Securities

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares owned beneficially by holders of more than 5% of our outstanding Common Shares as of February 24, 2023 (unless otherwise noted).

Identity of Owner or Group	Number of Shares	Percentage of Class(1)
Bausch Health Companies Inc.
2150 St. Elzéar Blvd. West Laval, Québec, Canada H7L 4A8	310,449,643(2)	88.7%

(1)	Based on 350,000,933 Common Shares outstanding as of February 24, 2023.

(2)	Represents shares owned by Bausch Health Companies Inc. (“BHC”) directly and indirectly through 1261229 B.C. Ltd., which is a wholly-owned subsidiary of BHC, as to which BHC has ultimate beneficial ownership. The address of BHC is Bausch Health Companies Inc., 2150 St. Elzéar Blvd. West Laval, Québec, Canada H7L 4A8.

80

Other Matters

This table is based upon information supplied by the principal shareholders, Schedules 13D and 13G filed with the SEC and “early warning reports” and similar regulatory filings filed on SEDAR and on the Canadian System for the Electronic Disclosure by Insiders. Unless otherwise indicated in the footnotes to this table, we believe that the shareholders named in the table have sole voting and investment power with respect to the Common Shares indicated as beneficially owned.

Ownership of Management

The following table sets forth, as of February 24, 2023 (unless otherwise noted below), certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares beneficially owned by (i) each director and each director nominee; (ii) each executive officer named in the Summary Compensation Table on page 55 (together, the “named executive officers,” or “NEOs”); and (iii) all directors and current executive officers as a group. None of the shares held by directors and executive officers included in the table are pledged as security. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Bausch + Lomb Corporation, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4.

Named Executive Officers	Number of Shares (1)(2)	Percentage of Class(3)
Joseph C. Papa(4)	—	*
Sam A. Eldessouky	—	*
Christina M. Ackermann	—	*
Joseph F. Gordon	—	*
Yehia Hashad	—	*
Directors and Director Nominees
Nathalie Bernier	16,380	*
Richard U. De Schutter	12,500	*
Andrew C. von Eschenbach, M.D.	12,500	*
Gary Hu	13,256	*
Brett Icahn	13,256	*
Sarah B. Kavanagh	12,500	*
John A. Paulson	12,500	*
Russel C. Robertson	12,500	*
Thomas W. Ross, Sr.	12,500	*
Brenton L. Saunders(5)	—	0%
Directors, director nominees and executive officers as a group (15 individuals)	117,892	*

*	Less than 1% of the outstanding Common Shares.

(1)	This table is based on information supplied by the individuals identified above. We believe that Common Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power.

(2)	The amounts reported include Common Shares underlying RSUs which are scheduled to vest within 60 days of February 23, 2023 (i.e., April 24, 2023), as follows: for all directors other than Messrs. Hu and Icahn, 12,500 RSUs, and for Messrs. Hu and Icahn, 13,256 RSUs. In addition, for Ms. Bernier, this amount also includes 3,880 Common Shares underlying RSUs for which Ms. Bernier has elected to defer receipt of until her “separation from service”. The amounts reported in this column exclude any Common Shares underlying RSUs and stock options that will not vest or become exercisable within 60 days of February 24, 2023.

(3)	Applicable percentage ownership is based on 350,000,933 Common Shares outstanding on February 24, 2023. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding all Common Shares subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of February 24, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Under Rule 13d-3 of the SEC, certain Common Shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the Common Shares).

(4)	Mr. Papa ceased serving as Chief Executive Officer and director on March 6, 2023.

(5)	Mr. Saunders was appointed as Chief Executive Officer and director, effective as of March 6, 2023.

2023 PROXY STATEMENT	81

Other Matters

Other Shareholder Proposals and Director Nominations for the 2024 Annual Meeting of Shareholders

A shareholder who is entitled to vote at the 2024 Annual Meeting of Shareholders may raise a proposal for consideration at such Annual Meeting of Shareholders. We will consider such proposal for inclusion in the proxy materials for the 2024 Annual Meeting only if our Corporate Secretary receives such proposal (at 400 Somerset Corporate Blvd., Bridgewater, NJ 08807 U.S.A.): (i) submitted pursuant to Rule 14a-8 of the Exchange Act, on or before November 14, 2023, or (ii) submitted pursuant to Section 137 of the CBCA between November 26, 2023 and January 24, 2024. The use of certified mail, return receipt, is advised. In addition, a proposal submitted pursuant to Rule 14a-8 can be submitted by sending an e-mail to ir@bausch.com.

If the date of the 2024 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the date of the Meeting, shareholder proposals intended to be included in the proxy statement for the 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 must be received by us within a reasonable time before we begin to print and mail the proxy statement, or provide a notice to you with respect to accessing such proxy statement on the internet, for the 2024 Annual Meeting of Shareholders.

The Company’s Bylaws provide that shareholders seeking to nominate candidates for election as directors must provide timely notice in writing to the Company’s corporate secretary by personal delivery or courier (but not by fax or email) to the corporate secretary at the address of the principal executive offices or registered office of the Company. The purpose of this advance notice requirement is to: (i) inform the Company of nominees for election at a shareholder meeting proposed by a shareholder sufficiently in advance of such meeting; (ii) provide an opportunity to inform all shareholders of any potential proxy contest and proposed director nominees sufficiently in advance of the applicable meeting; and (iii) enable the Board to make informed recommendations or present alternatives to shareholders.

To be timely, a shareholder’s notice for the 2024 Annual Meeting of Shareholders must be received by the Company: (i) in the case of an annual meeting of shareholders (including an annual and special meeting), not later than 5:00 p.m. (Eastern time) on Thursday, January 25, 2024 and nor earlier than 5:00 p.m. (Eastern time) on Tuesday , December 26, 2023, provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 90 days after such anniversary date then to be timely such notice must be received by the Company no earlier than 90 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting; and (ii) in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which public announcement of the date of the special meeting is first made by the Company. The Company’s Bylaws also prescribe the proper written form for a shareholder’s notice as well as additional requirements in connection with nominations. Shareholders who failed to comply with the advance notice requirements would not be entitled to make nominations for directors at the Annual General or Special Meeting of Shareholders.

In addition to satisfying the foregoing requirements, including the timing and other requirements, under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting of Shareholders must also provide notice to our Corporate Secretary, that sets forth all information required by Rule 14a-19 under the Exchange Act, and such notice must be received no later than Saturday, February 24, 2024. A shareholder seeking to utilize the universal proxy rules must comply with those rules and must also comply with the Company’s Bylaws, including the obligation to provide timely notice as described above.

82

Other Matters

Attending the Meeting

The Meeting will be conducted exclusively via live internet webcast. The Board, certain members of management, and representatives of PricewaterhouseCooper LLP, our auditor, will attend the webcast from remote locations.

What do I need to do if I wish to attend the Meeting?

The Meeting will be conducted in an exclusively virtual format via live internet webcast available at www.virtualshareholdermeeting.com/BLCO2023. You will be able to access the Meeting using an internet connected device such as a laptop, computer, tablet or mobile phone, and the meeting platform will be supported across browsers and devices that are running the most updated version of the applicable software plugins. To test your browser’s compatibility, visit www.virtualshareholdermeeting.com/BLCO2023. You will need your 16-digit control number located on the Notice, proxy card or voting instruction form to enter the virtual Meeting as a shareholder.

Shareholders as of the record date can access and vote at the Meeting during the live webcast as follows:

1.	Log into www.virtualshareholdermeeting.com/BLCO2023 at least 15 minutes before the Meeting starts. You should allow ample time to check into the virtual Meeting and to complete the related procedures.

2.	Enter your 16-digit control number into the Shareholder Login section (your control number is located on your proxy card, voting instruction form or Notice) and click on “Enter Here.”

3.	Follow the instructions to access the Meeting and vote when prompted.

Even if you currently plan to participate in the virtual Meeting, you should consider voting your shares in advance so that your vote will be counted in the event that you later decide not to attend, or are unable to access, the virtual Meeting. If you access and vote on any matter at the Meeting during the live webcast, then you will revoke any previously submitted proxy.

Those accessing and voting at the virtual Meeting must remain connected to the internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure internet connectivity for the duration of the Meeting.

There will be technical support phone numbers available on the virtual meeting website at www.virtualshareholdermeeting.com/BLCO2023.

How do I ask a question at the Meeting?

We believe that the ability to allow for shareholders or their proxyholders to participate in the Meeting in a meaningful way, including asking questions, remains important despite the virtual format of the Meeting. At the Meeting, shareholders and proxyholders will have an opportunity to ask questions at the meeting in writing by sending a message to the chair of the Meeting online through the virtual meeting platform. Questions received from shareholders or proxyholders which relate to the business of the Meeting are expected to be addressed in the question-and-answer session that will follow the Meeting. Such questions will be read by the chair of the Meeting or a designee of the chair and responded to by a representative of the Company as they would be at a shareholders meeting that was being held in person. As at an in-person meeting, to help ensure fairness for all attendees, the chair of the Meeting will decide on the amount of time allocated to each question and will have the right to limit or consolidate questions and to reject questions that do not relate to the business of the Meeting or which are determined to be inappropriate or otherwise out of order. It is anticipated that shareholders and proxyholders will have substantially the same opportunity to ask questions on matters of business at the meeting as would be the case had the annual meeting of shareholders been held in person.

Questions About Voting

What decisions will the shareholders be making at the Meeting?

You will be asked to vote on each of the following proposals:

+	to elect ten directors to serve on the Company’s board of directors (the “Board”) until the close of the 2024 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal (“Proposal No. 1”);

+	to approve, in an advisory vote, the compensation of our named executive officers (“Proposal No. 2”);

+	to approve, in an advisory vote, the frequency of future advisory votes on named executive officer compensation (“Proposal No. 3”);

2023 PROXY STATEMENT	83

Other Matters

+	to approve an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the number of shares authorized for issuance thereunder (“Proposal No. 4”); and
+	to appoint PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s auditor until the close of the 2024 Annual Meeting of Shareholders, and the authorization of the Board to fix the auditor’s remuneration (“Proposal No. 5”).

The Board recommends that you vote: (i) FOR each of the director nominees proposed by the Board in this Proxy Statement, to serve on the Board until the close of the 2024 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal; (ii) FOR the approval, in an advisory vote, of the compensation of our named executive officers; (iii) for ONE YEAR in an advisory vote, for the frequency of future advisory votes on named executive officer compensation; (iv) FOR the approval of an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the number of common shares authorized for issuance thereunder; and (v) FOR the appointment of PwC as our auditor until the close of the 2024 Annual Meeting of Shareholders and the authorization of the Board to fix the auditor’s remuneration.

In addition, you may be asked to vote in respect of any other matters that may properly be brought before the Meeting. The proxy card also gives discretionary authority to proxyholders to vote as the proxyholders see fit with respect to amendments or variations to proposals identified in the Notice of Meeting or other matters that may come before the Meeting whether or not the amendment, variation or other matter that comes before the Meeting is or is not routine and whether or not the amendment, variation or other matter that comes before the Meeting is contested. As of the date of this Proxy Statement, the Board is not aware of any such other matters.

A simple majority of votes cast at the Meeting, whether virtually, by proxy or otherwise, in favor of Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5 will constitute approval of any such proposal submitted to a vote.

What impact does a Withhold or Abstain vote have?

+	Proposal No. 1: With respect to each director nominee, you may either vote “For” the election of such nominee or “Against” the election of such nominee. If you vote “For” the election of a nominee, your Common Shares will be voted accordingly. If you vote “Against” the election of a nominee, your Common Shares will be voted accordingly. A nominee in an uncontested director election will only be elected if they receive more “For” votes than “Against” votes. In the event that more than ten nominees are proposed for election at the Meeting, votes “Against” will be treated as “Withhold” votes.

+	Proposal No. 2: Proposal No. 2 is a non-binding advisory vote. You may select “For,” “Against” or “Abstain” with respect to such proposal. Abstentions will have no effect and will not be counted as votes cast on Proposal No. 2.

+	Proposal No. 3: Proposal No. 3 is a non-binding advisory vote. You may select “One Year,” “Two Years,” “Three Years” or “Abstain” with respect to such proposal. Abstentions will have no effect and will not be counted as votes cast on Proposal No. 3.

+	Proposal No. 4: With respect to the approval of an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the number of common shares authorized for issuance thereunder, you may vote “For”, “Against” or “Abstain” with respect to such proposal. Abstentions will have the effect of a vote “Against” Proposal No. 4.

+	Proposal No. 5: With respect to the appointment of the proposed auditor, you may either vote “For” such appointment or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of the proposed auditor, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of the proposed auditor, your vote will not be counted as a vote cast for the purposes of appointing the proposed auditor.

What is the effect if I do not cast my vote?

If a record shareholder does not cast its vote by proxy or in any other permitted fashion, no votes will be cast on its behalf on any of the items of business at the Meeting. If a non-record shareholder does not instruct its intermediary on how to vote on any of the items of business at the Meeting and the intermediary does not have discretionary authority to vote the non-record shareholder’s Common Shares on the matter, or elects not to vote in the absence of instructions from the non-record shareholder, no votes will be cast on behalf of such non-record shareholder with respect to such item (a “broker non-vote”). If you are a beneficial owner whose Common Shares are held of record by a broker authorized to trade on the New York Stock Exchange (“NYSE”), NYSE rules permit your broker to exercise discretionary voting authority to vote your Common Shares on Proposal No. 5, the appointment of PwC as our auditor, even if the broker does not receive voting instructions from you. However, NYSE rules do not permit your broker to exercise discretionary authority to vote on Proposal No. 1, the election of directors, Proposal No. 2, the advisory vote to approve the compensation of our named executive officers Proposal No. 3, the advisory vote to approve the frequency of future advisory votes on named executive officer compensation or, Proposal No. 4, the approval of an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the number of common shares authorized for issuance thereunder. If you have further questions on this issue, please contact your intermediary bank or broker or Bausch + Lomb Investor Relations at ir@bausch.com.

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What constitutes a quorum for the Meeting?

A minimum of two persons who either are, or represent by proxy, shareholders holding, in the aggregate, at least 33 1/3% of the outstanding Common Shares entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Votes withheld, abstentions, and broker non-votes will be counted for purposes of determining the presence of a quorum.

Who is entitled to vote?

Each shareholder is entitled to one vote for each Common Share registered in his or her name as of the close of business on February 24, 2023, the record date for the purpose of determining holders of Common Shares entitled to receive notice of and to vote at the Annual Meeting.

As of February 24, 2023, 350,000,933 Common Shares were issued and outstanding and entitled to be voted at the Meeting.

How do I vote?

The voting process is different depending on whether you are a record (registered) or non-record shareholder:

+	You are a non-record shareholder if your Common Shares are held on your behalf by a bank, trust company, securities broker, trustee or other intermediary. This means the Common Shares are registered in your intermediary’s name, and you are the beneficial owner. Most shareholders are non-record shareholders.
+	You are a record shareholder if your name appears in our share register.

Non-record shareholders

If you are a non-record shareholder, you should receive voting instructions from your broker or other intermediary holding your shares. You should carefully follow the instructions provided by the broker or intermediary in order to instruct them how to vote your Common Shares. The availability of voting by telephone or internet, and the deadline for providing your broker or nominee with your voting instructions, will depend on the voting process of your broker or intermediary.

Your intermediary must receive your voting instructions in sufficient time for your intermediary to act on them prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) on Thursday, April 20, 2023, or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and applicable Canadian holidays) prior to the rescheduled Meeting.

If you wish to vote your Common Shares online during the Meeting, you may do so by following the instructions provided during the webcast of the Meeting. Even if you plan to attend the virtual Meeting, we recommend that you vote before the Meeting by following the instructions provided by your broker or intermediary, so that your vote will be counted if you later decide not to, or are unable to, attend the Meeting.

Record shareholders

If you are a record shareholder, there are several ways for you to vote your Common Shares or submit your proxy:

Via the internet: Go to www.proxyvote.com and follow the instructions on the website. You will be prompted to provide the 16-digit control number printed on your proxy card. The internet voting service will be available until 11:59 p.m. (Eastern Daylight Time) on Thursday, April 20, 2023.

By telephone: You may vote via telephone by calling toll free 1-800-690-6903. You will be prompted to provide the 16-digit control number printed on your proxy card). The telephone voting service will be available until 11:59 p.m. (Eastern Daylight Time) on Thursday, April 20, 2023.

By mail: Complete, sign and date each proxy card you received, and return it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Broadridge must receive your proxy card not later than 11:59 p.m. (Eastern Daylight Time) on Thursday, April 20, 2023 in order for your vote to be counted if sent in by mail. If the Meeting is adjourned or postponed, Broadridge must receive your proxy card at least 48 hours, excluding Saturdays, Sundays and applicable Canadian holidays, before the rescheduled Meeting.

During the Meeting: You may vote your Common Shares online during the Meeting by following the instructions provided during the webcast of the Meeting. Even if you plan to attend the virtual Meeting, we recommend that you submit your proxy card or vote by telephone or internet by the above deadlines so that your vote will be counted if you later decide not to, or are unable to, attend the Meeting.

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We provide internet proxy voting to allow you to vote your Common Shares via the internet, with procedures designed to help ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

The Board, or the Chair of the Meeting may, at their discretion, accept late proxies or waive the time limit for deposit of proxies, but are under no obligation to accept or reject any late proxy.

If you receive more than one set of proxy materials, your Common Shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each Notice and/or proxy card to ensure that all of your Common Shares are voted.

How do I appoint a proxyholder?

Your proxyholder is the person you appoint to cast your votes on your behalf at the Meeting. You can choose anyone you want to be your proxyholder; it does not have to be either of the persons we have designated on your proxy card or voting instruction form, nor does it have to be a shareholder. Please ensure that the person you have appointed will be attending the virtual Meeting and has your Control Number and other information required in order to vote your Common Shares. Since the Meeting will take place virtually, the process for appointing another person as your proxyholder other than the persons we have designated, is different than it would be for an in-person meeting.

If you wish to appoint such a person as your proxyholder and you are a record shareholder, you must follow the instructions on your proxy card. Non-record shareholders wishing to appoint such a person as their proxyholder must contact their intermediary for instructions.

How will my Common Shares be voted if I give my proxy?

If you sign and return a proxy card or voting instruction form and do not appoint a third-party proxyholder, or if you vote via the internet or by telephone in advance of the Meeting, you appoint Mr. Saunders, our Chair and Chief Executive Officer, and Ms. Ackermann, our Executive Vice President, General Counsel and President, Ophthalmic Pharmaceuticals, as your proxyholders (with full power of substitution), either of whom will be authorized to vote and otherwise act for you at the Meeting, including any continuation after adjournment of the Meeting. Unless you specify voting instructions, Mr. Saunders and Ms. Ackermann, as your proxyholders, will vote your Common Shares as follows:

+	FOR each of the director nominees proposed by the Board in this Proxy Statement, to serve on the Board until the close of the 2024 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal;
+	FOR the approval, in an advisory vote, of the compensation of our named executive officers;
+	for ONE YEAR, in an advisory vote, for the frequency of future advisory votes on named executive officer compensation;
+	FOR the approval of an amendment and restatement of the Bausch + Lomb 2022 Omnibus Incentive Plan; and
+	FOR the appointment of PwC as the auditor for the Company to hold office until the close of the 2024 Annual Meeting of Shareholders and the authorization of the Board to fix the auditor’s remuneration.

If I change my mind, can I revoke my proxy once I have given it?

If you are a non-record shareholder, you can revoke your prior voting instructions by contacting your broker to revoke your proxy or change your voting instructions, by providing new instructions to your broker or intermediary on a later date (if you provide your voting instructions by mail) or at a later time (if you provide your voting instructions by telephone or via the internet), or by voting at the Meeting. Any new voting instructions given to brokers or other intermediaries in connection with the revocation of proxies must be received in sufficient time to allow them to act on such instructions prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) on April 20, 2023, or at least 48 hours (excluding Saturdays, Sundays and applicable Canadian holidays) prior to the time of the Meeting if it is rescheduled. If you choose to provide voting instructions multiple times, only the latest one which is not revoked and is received prior to such deadline will be counted.

If you are a record shareholder, you may revoke any proxy that you have given until the time of the Meeting by voting again by telephone or via the internet as instructed above, by signing and dating a new proxy card and submitting it as instructed above, or by voting at the Meeting. If you choose to submit a proxy multiple times before the Meeting via the internet or by telephone or mail, or a combination thereof, only your latest vote, which is not revoked and is received prior to 11:59 p.m. (Eastern Daylight Time) on April 20, 2023 (or 48 hours, excluding Saturdays, Sundays and applicable holidays, before the Meeting if it is rescheduled) will be counted. A record shareholder who votes during the Meeting will automatically revoke any proxy previously given by that shareholder regarding business considered by that vote. However, mere attendance at the Meeting by a record shareholder who has voted by proxy does not revoke such proxy. If your proxy is delivered following the proxy cut-off time it will revoke your previous proxy; however, it will not be valid for voting except at the discretion of the Board or the Chair of the Meeting, who are under no obligation to accept or reject any late proxy.

Shareholders may also revoke their proxy in any other manner permitted by the CBCA.

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What if amendments are made to these proposals or if other matters are brought before the Meeting?

The proxy card also gives discretionary authority to proxyholders to vote as the proxyholders see fit with respect to amendments or variations to proposals identified in the Notice of Meeting or other matters that may come before the Meeting whether or not the amendment, variation or other matter that comes before the Meeting is or is not routine and whether or not the amendment, variation or other matter that comes before the Meeting is contested.

As of the date of this Proxy Statement, the Board is not aware of any such amendments, variations or other matters to come before the Meeting. However, if any such changes that are not currently known to the Board should properly come before the Meeting, the Common Shares represented by your proxyholders will be voted in accordance with the best judgment of the proxyholders, and in accordance with the rules of the SEC.

Who is soliciting my proxy?

Management of the Company is soliciting your proxy for use at the Meeting. All associated costs of solicitation will be borne by the Company, including the preparation, assembly, internet hosting, maintaining a dedicated call line and printing and mailing the notice of proxy materials, form of proxy card, and, if applicable, the management proxy circular and proxy statement. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement, by telephone, internet, telegraph, courier service, telecopies or other electronic means by directors, officers or employees of the Company without special compensation. The Company will pay those entities holding Common Shares in the names of their beneficial owners, such as brokers, nominees, fiduciaries and other custodians, for their reasonable fees and expenses in forwarding solicitation materials to their beneficial owners and for obtaining their instructions. We anticipate that the notice of proxy materials, proxy card and Proxy Statement (if requested) will be distributed to shareholders on or about March 13, 2023.

How can I contact the independent directors and/or the Chair of the Board?

You may contact the independent directors and/or the Chair of the Board with the assistance of the Company’s Investor Relations Department. Shareholders or other interested persons can call or send a letter or email to:

Bausch + Lomb Corporation

Investor Relations

520 Applewood Crescent

Vaughan, Ontario, Canada L4K 4B4

Phone: (877) 354-3705

Email: ir@bausch.com

Whom should I contact if I have questions concerning the Proxy Statement or the proxy card?

If you have questions concerning the information contained in this Proxy Statement or require assistance in completing the proxy card, you may contact Bausch + Lomb Investor Relations as provided above.

How can I contact the Company’s transfer agent?

You may contact the Company’s transfer agent by mail or by telephone (within Canada and the United States):

TSX Trust Company

P.O. Box 700

Station B

Montreal, QC H3B 3K3

Canada

Email: shareholderinquiries@tmx.com

Fax: 888-249-6189

Phone (for all security transfer inquiries): 1-800-387-0825 or 416-682-3860

Website: www.tsxtrust.com

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Annual Report and Additional Information

Our financial information is contained in the Company’s consolidated annual financial statements and related MD&A for the fiscal year ended December 31, 2022. Our Annual Report is available on the internet at our website at www.bausch.com (under the tab “Investors” and under the subtab “Annual Reports Archive”) or on SEDAR at www.sedar.com or through the SEC’s electronic data system, EDGAR, at www.sec.gov. To request a printed copy of our Annual Report or consolidated financial statements and related MD&A as of and for the year ended December 31, 2022, which we will provide to you without charge, either write to Bausch + Lomb Investor Relations at Bausch + Lomb Corporation, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4, or send an email to Bausch + Lomb Investor Relations at ir@bausch.com. Neither the Annual Report nor the consolidated financial statements and related MD&A as of and for the year ended December 31, 2022 form part of the material for the solicitation of proxies. Additional information relating to the Company may be found on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.

House Holding of Proxy Materials

Companies and intermediaries (e.g., brokers) are permitted under the SEC’s rules to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more shareholders sharing the same address by delivering a single management proxy circular and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders “household” our proxy materials. A single management proxy circular and proxy statement or Notice Regarding Internet Availability of Proxy Materials, as applicable, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you prefer to receive multiple copies of the separate management proxy circular and proxy statement, as applicable, at the same address for the Meeting or for any future Annual Meetings of Shareholders, additional copies will be provided promptly upon written or oral request to your broker, or by contacting us at Bausch + Lomb Corporation, Attn: Investor Relations, 520 Applewood Crescent, Vaughan, Ontario, Canada L4K 4B4, or toll-free at (877) 354-3705. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

Miscellaneous

If any other matters are properly presented for consideration at the Meeting, including, among other things, consideration of a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board, the designated proxyholders intend to vote the Common Shares represented by the Proxies appointing them on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.

As of the date this Proxy Statement, the Board knows of no other matters which are likely to come before the Meeting.

ABOUT THIS CIRCULAR AND RELATED PROXY MATERIALS

We are providing you with this Proxy Statement and related materials in connection with the solicitation of proxies by our management. See the section titled “Questions About Voting — Who is soliciting my proxy?” on page 87 for additional information.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, in a fast and efficient manner via the internet using notice-and-access. On March 13, 2023, we will begin mailing notice of the proxy materials to all shareholders as of the record date of February 24, 2023 and post our proxy materials on the website referenced in the Notice (www.proxyvote.com) and on our SEDAR profile (www.sedar.com).

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All properly executed written proxies, and all properly completed proxies submitted via the internet or by telephone or mail, which are delivered pursuant to, and which appoint Brenton L. Saunders and Christina M. Ackermann, or each of them, each with the power to appoint his or her substitute, as proxyholders in accordance with, this solicitation will be voted at the Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Meeting.

You will be asked to vote on each of the following proposals:

+	to elect ten directors to serve on the Company’s board of directors (the “Board”) until the close of the 2024 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal (“Proposal No. 1”);

+	to approve, in an advisory vote, the compensation of our named executive officers (“Proposal No. 2”);

+	to approve, in an advisory vote, the frequency of future advisory votes on named executive officer compensation (“Proposal No. 3”);

+	to approve an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the number of shares authorized for issuance thereunder (“Proposal No. 4”); and

+	to appoint PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s auditor until the close of the 2024 Annual Meeting of Shareholders, and the authorization of the Board to fix the auditor’s remuneration (“Proposal No. 5”).

The Board recommends that you vote: (i) FOR each of the director nominees proposed by the Board in this Proxy Statement, to serve on the Board until the close of the 2024 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal; (ii) FOR the approval, in an advisory vote, of the compensation of our named executive officers; (iii) for ONE YEAR, in an advisory vote, for the frequency of future advisory votes on named executive officer compensation; (iv) FOR the approval of an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan to increase the number of common shares authorized for issuance thereunder, and (v) FOR the appointment of PwC as our auditor until the close of the 2024 Annual Meeting of Shareholders and the authorization of the Board to fix the auditor’s remuneration.

In addition, you may be asked to vote in respect of any other matters that may properly be brought before the Meeting. The proxy card and voting instruction form also give discretionary authority to proxyholders to vote as the proxyholders see fit with respect to amendments or variations to proposals identified in the Notice of Meeting or other matters that may come before the Meeting whether or not the amendment, variation or other matter that comes before the Meeting is or is not routine and whether or not the amendment, variation or other matter that comes before the Meeting is contested. As of the date of this Proxy Statement, the Board is not aware of any such other matters.

By Order of the Board of Directors,
Vaughan, Canada

March 13, 2023

Brenton L. Saunders

Chair of the Board and Chief Executive Officer

WE WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF OUR MOST RECENT ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, BAUSCH + LOMB CORPORATION, 400 SOMERSET CORPORATE BLVD, BRIDGEWATER, NJ 08807, U.S.A. THE ANNUAL REPORT IS ALSO AVAILABLE FREE OF CHARGE ON THE COMPANY WEBSITE: WWW.BAUSCH.COM.

2023 PROXY STATEMENT	89

Appendix A

Bausch + Lomb Corporation
Charter of the Board of Directors

The Board of Directors (the “Board”) of Bausch + Lomb Corporation (the “Company”) is elected by shareholders and is responsible for the stewardship of the activities and affairs of the Company. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of the Company and the Company’s underlying value.

Duties of Directors

The Board discharges its responsibility for overseeing the management of the Company’s business by delegating to the Company’s senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities both directly and by delegation through its committees. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature.

The Board’s primary roles are overseeing the Company’s performance and the quality, depth and continuity of management needed to meet the Company’s strategic objectives.

Other principal duties, which may be carried out directly or via one or more committees, include, but are not limited to the following categories:

1.	Appointment of Management

	(a)	The Board is responsible for approving the appointment of the chief executive officer (the “CEO”) and all other senior management.

	(b)	In approving the appointment of the CEO and all other senior management, the Board will, to the extent feasible, satisfy itself as to the integrity of these individuals and that they create a culture of integrity throughout the Company.

	(c)	The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits, and material transactions outside the ordinary course of business are reviewed by and are subject to the prior approval of the Board.

	(d)	The Board oversees that succession planning programs are in place, including programs to train and develop management.

	(e)	The Board assesses and revises the Company’s executive compensation policy to, among other things, better align management’s interests with those of the shareholders. This includes establishing minimum shareholding requirements for senior management.

2.	Board Organization

	(a)	Except as provided under the terms of the Master Separation Agreement between the Company and Bausch Health Companies Inc. entered into in connection with the initial public offering of the Company’s common shares, the Board will receive recommendations from the Nominating and Corporate Governance Committee (the “NCG Committee”), but retains responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chair of the Board, the selection of the Lead Independent Director of the Board (if applicable), candidates nominated for election to the Board, committee and committee Chair appointments, committee charters and Director compensation.

	(b)	The Board may establish committees of the Board, where required or prudent, and define their mandate. The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

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	(c)	The Board will oversee orientation and education program for new Directors and ongoing educational opportunities for continuing Directors.

3.	Strategic Planning

	(a)	The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of the Company and its objectives and goals.

	(b)	The Board is responsible for participating in the development of, and reviewing and approving, the business, financial and strategic plans by which it is proposed that the Company may reach those goals.

4.	Monitoring of Financial Performance and Other Financial Reporting Matters

	(a)	The Board is responsible for enhancing congruence between shareholder expectations, the Company’s plans, and management performance.

	(b)	The Board is responsible for adopting processes for monitoring the Company’s progress toward its strategic and operational goals, and to revise and alter its direction to management considering changing circumstances affecting the Company.

	(c)	The Board is responsible for approving the audited financial statements, management’s discussion and analysis accompanying such financial statements and the annual earnings press release.

	(d)	The Board is responsible for reviewing the quarterly financial statements, management’s discussion and analysis accompanying such financial statements and the quarterly earnings press release.

	(e)	The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Articles, including the payment of dividends, purchase and redemptions of securities, acquisitions and dispositions.

5.	Risk Management

	(a)	The Board is responsible for overseeing the identification of the principal risks of the Company’s business, including cybersecurity risks and risks relating to environmental, social and governance matters, and the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Company and achieving a proper balance between the risks incurred and the potential return to the Company’s shareholders.

6.	Policies and Procedures

	(a)	The Board is responsible for:

		(i)	approving and assessing compliance with all significant policies and procedures by which the Company is operated; and

		(ii)	approving policies and procedures designed to ensure that the Company operates at all times within applicable laws and regulations.

		(iii)	supporting a corporate culture of integrity and responsible stewardship.

	(b)	The Board shall enforce its policy respecting confidential treatment of the Company’s proprietary information and the confidentiality of Board deliberations.

7.	Communications and Reporting

	(a)	The Board is responsible for:

		(i)	overseeing the accurate reporting of the financial performance and condition of the Company to shareholders, other securityholders and regulators on a timely and regular basis;

		(ii)	encouraging effective and adequate communication with shareholders, other stakeholders and the public; and

		(iii)	ensuring the integrity and adequacy of internal controls and management information systems.

8.	Certain Individual Responsibilities of the Members of the Board

	(a)	Each member of the Board is expected to attend all meetings of the Board, unless adequate notification of absence is provided.

	(b)	Each member of the Board is expected to have reviewed all materials provided in connection with a meeting in advance of such meeting and be prepared to discuss such materials at the meeting.

9.	Review and Disclosure

	(a)	The Board shall review and reassess the adequacy of this Charter for the Board of Directors (the “Charter”) periodically and otherwise as it deems appropriate and amend it accordingly. The performance of the Board shall be evaluated with reference to this Charter.

	(b)	The Board shall ensure that this Charter is disclosed on the Company’s website and that this Charter or a summary of it which has been approved by the NCG Committee is disclosed in accordance with all applicable securities laws or regulatory requirements.

Dated May 5, 2022

2023 PROXY STATEMENT	91

Appendix B

Bausch + Lomb Corporation

Bausch + Lomb 2022 Omnibus Incentive Plan

(As Amended and Restated, Effective as of April 24, 2023)

1.	Purpose and Background

The purposes of the Amended and Restated 2022 Bausch + Lomb Corporation Omnibus Incentive Plan (as amended from time to time, the “Plan”) are to (i) align the long-term financial interests of employees, directors, consultants, agents and other service providers of the Company and its Subsidiaries and Affiliates with those of the Company’s shareholders; (ii) attract and retain those individuals by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries and Affiliates.

The Plan was initially adopted effective as of May 5, 2022. The Plan initially reserved 28,000,000 Common Shares for issuance pursuant to Awards (as defined below). On March 6, 2023, the Talent and Compensation Committee of the Board (as defined below) approved an amendment and restatement of the Plan to increase the number of Common Shares authorized for issuance pursuant to Awards under the Plan by an additional 10,000,000 Common Shares. The Plan, as amended and restated, has been adopted and approved by the Board and shall be effective as of April 24, 2023 (the “Effective Date”), subject to the approval of shareholders.

2.	Effective Date and Term

Subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 19 hereof, the Plan shall remain in effect until the earlier of (i) the date all Common Shares subject to the Plan have been purchased or acquired according to the Plan’s provisions or (ii) the tenth anniversary of the Effective Date (the “Plan Term”). No Awards shall be granted under the Plan after such termination date, but Awards granted prior to such termination date shall remain outstanding in accordance with their terms, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award shall extend beyond such date.

3.	Definitions

“Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.

“Award” shall mean an Option, SAR, Share Unit, Share Award, Cash Award or Converted Award granted under the Plan.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing an Award, which may, but need not, be executed or acknowledged by a Participant, as determined in the discretion of the Committee.

“BHC” means Bausch Health Companies, Inc., a corporation incorporated under the British Columbia Business Corporations Act (including any successor thereto).

“BHC Participant” means a Parent Participant (as defined in the Employee Matters Agreement) who receives a Converted Award in accordance with Section 8.02(a) of the Employee Matters Agreement.

“Blackout Period” means a period self-imposed by the Company (within the meaning of Section 613(m) of the TSX Company Manual) when the Participant is prohibited from trading in the Company’s securities.

“Board” shall mean the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or statutory or civic holiday, on which banks in Toronto, Ontario are open for business.

“Cash Award” means cash awarded under Section 7(e) of the Plan, including cash awarded as a bonus or upon the attainment of Performance Criteria or otherwise as permitted under the Plan.

“Cause” shall have the meaning set forth in the Participant’s Service Agreement; provided that if no such agreement or definition exists, “Cause” shall mean, unless otherwise specified in the Award Agreement: (i) conviction of any felony (other than one related to a vehicular offense) or other criminal act involving fraud; (ii) willful misconduct that results in a material economic detriment to the Company; (iii) material violation of Company policies and directives, which

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is not cured after written notice and an opportunity for cure; (iv) continued refusal by the Participant to perform the Participant’s duties after written notice identifying the deficiencies and an opportunity for cure; and (v) a material violation by the Participant of any of the covenants to the Company. No action or inaction shall be deemed willful if (x) not demonstrably willful and (y) taken, or not taken, by the Participant in good faith and with the understanding that such action or inaction was not adverse to the best interests of the Company. Reference in this definition to the Company shall also include direct and indirect Subsidiaries of the Company, and materiality shall be measured based on the action or inaction and the impact upon the Company taken as a whole. Notwithstanding the foregoing, with respect to any Converted Award held by any BHC Participant, “Cause” shall be defined in the manner set forth in Section 8.06(a) of the Employee Matters Agreement.

“Change of Control” shall have the meaning set forth in Section 11.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder and any successor thereto.

“Committee” shall mean the Board or a committee designated by the Board to administer the Plan.

“Common Shares” shall mean the common shares of the Company, no par value per share.

“Company” shall mean Bausch + Lomb Corporation, a corporation incorporated under the laws of Canada.

“Consultant” means any individual, including an advisor, consultant or agent, who is providing services to the Company or any Subsidiary or Affiliates under a written agreement, other than services provided in relation to a distribution, including, without limitation, any non-employee director serving on the Board of Directors of any Subsidiary or Affiliates.

“Converted Awards” means awards originally granted under the Parent Equity Plan that are converted into Awards with respect to Common Shares pursuant to Article VIII of the Employee Matters Agreement.

“Deferred Shares” shall mean an Award payable in Common Shares at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(d)(iv).

“Director” means any member of the Board.

“Disability” shall mean, unless otherwise provided in an applicable Service Agreement or Award Agreement, that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; provided, that, if applicable to the Award, “Disability” shall be determined in a manner consistent with Section 409A of the Code. Notwithstanding the foregoing, with respect to any Converted Award held by any BHC Participant, “Disability” shall be defined in the manner set forth in Section 8.06(a) of the Employee Matters Agreement.

“Eligible Recipient” shall mean (i) any Employee, (ii) any Director, (iii) any Consultant or (iv) solely with respect to Converted Awards, BHC Participants.

“Employee” means any individual, including any officer, employed by the Company or any Subsidiary or Affiliate.

“Employee Matters Agreement” means the Employee Matters Agreement, by and between BHC and the Company, dated as of March 30, 2022, as such agreement may be amended from time to time.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

“Good Reason” shall have the meaning set forth in the Participant’s applicable Service Agreement; provided that if no such agreement or definition exists, “Good Reason” shall mean, unless otherwise specified in the Award Agreement, the occurrence of any of the events or conditions described in clauses (i) and (ii) immediately below without the Participant’s consent, which are not cured by the Company (if susceptible to cure by the Company) within thirty (30) days after the Company has received written notice from the Participant which notice must be provided by the Participant within ninety (90) days of the initial existence of the event or condition constituting Good Reason specifying the particular events or conditions which constitute Good Reason and the specific cure requested by the Participant: (i) any material reduction in the Participant’s duties or responsibilities as in effect immediately prior thereto; provided that diminution of responsibility shall not include any such diminution resulting from a promotion, death or Disability, the Participant’s Termination of Service for Cause, or the Participant’s Termination of Service other than for Good Reason; and (ii) any reduction in the Participant’s base salary or target bonus opportunity which is not comparable to reductions in the base salary or target bonus opportunity of other similarly-situated employees at the Company. Notwithstanding the foregoing, with respect to any Converted Award held by any BHC Participant, “Good Reason” shall be defined in the manner set forth in Section 8.06(a) of the Employee Matters Agreement.

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“Insider” shall mean a reporting insider, as defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators;

“Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Common Share in a Change of Control or other event over (ii) the exercise or price of such Award multiplied by (iii) the number of Shares covered by such Award.

“ISO” shall mean an Option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

“Market Price” shall mean, with respect to Common Shares, (i) the closing price per Common Share on the national securities exchange on which the Common Shares are principally traded (as of the Effective Date, the New York Stock Exchange), or (ii) if the Common Shares are not then listed on a national securities exchange but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Common Shares in such over-the-counter market, or (iii) if the Common Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, using any reasonable method of valuation, shall determine. With respect to property other than Common Shares, the Market Price shall mean the fair market value of such other property determined by such methods or procedures as shall be established from time to time by the Committee, subject to any required approval by the TSX (to the extent applicable at such time).

“Nonqualified Stock Option” shall mean an Option that is granted to a Participant that is not designated as an ISO.

“Option” shall mean the right to purchase a specified number of Common Shares at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a). The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

“Original Term” shall have the meaning set forth in Section 7(a).

“Parent Equity Plan” means the Bausch Health Companies Inc. 2014 Omnibus Incentive Plan (as amended and restated effective as of June 21, 2022, and any predecessor plan with respect thereto).

“Participant” shall mean an Eligible Recipient who has been granted an Award under the Plan.

“Performance Criteria” shall mean performance criteria based on the attainment by the Company or any Subsidiary (or any division or business unit of such entity) of performance measures pre-established by the Committee in its sole discretion, including, without limitation, one or more of the following:

(i)	revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, cash flow or a combination of any or all of the foregoing;

(ii)	after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations;

(iii)	the level of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company either in absolute terms or as it relates to a profitability ratio including operating income or EBITA;

(iv)	return on capital employed, return on assets, or return on invested capital;

(v)	after-tax or pre-tax return on stockholders’ equity;

(vi)	economic value added targets based on a cash flow return on investment formula;

(vii)	the Market Price of the Common Shares;

(viii)	the market capitalization or enterprise value of the Company, either in amount or relative to industry peers;

(ix)	the value of an investment in the Common Shares assuming the reinvestment of dividends; and

(x)	the achievement of operating margin targets or other measures of improving profitability.

The Performance Criteria may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities or businesses. The Committee may designate additional business criteria on which the Performance Criteria may be based or adjust, modify or amend the aforementioned business criteria, including to take into account actions approved by the Board or a committee thereof that affect the achievement of the original performance criteria. Performance Criteria may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee, in its sole discretion, shall make equitable adjustments to the Performance Criteria in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.

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“Performance Multiplier” means the multiplier applicable to an Award of Share Units based on the level of achievement of the applicable Performance Criteria, which such multiplier may range from 0% to such applicable percentage as determined by the Committee in its discretion.

“Performance Period” means the period established by the Committee in its discretion during which the Performance Criteria specified by the Committee with respect to any Award of Share Units, as applicable, are to be measured.

“Person” shall have the meaning set forth in Section 14(d)(2) of the Exchange Act.

“Restricted Shares” shall mean an Award of Common Shares that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(d)(iii).

“SAR” shall mean a share appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b).

“Section 16(a) Insider” shall mean an Eligible Recipient who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations.

“Service Agreement” means any employment, severance, consulting or similar agreement between the applicable Participant and the Company or any of its Subsidiaries or Affiliates.

“Specified Employee” shall have the meaning set forth in Section 409A of the Code and the Treasury Regulations promulgated thereunder.

“Share Award” shall have the meaning set forth in Section 7(d)(i).

“Share Payment” shall mean a share payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(d)(ii).

“Share Unit” shall mean a share unit that is subject to the terms, conditions and limitations described or referred to in Section 7(c).

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in the chain (or such lesser percent as is permitted by Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations).

“Substitute Award” means an Award granted in connection with a transaction between the Company (or a Subsidiary) and another entity or business acquired by the Company (or a Subsidiary), or with which the Company or a Subsidiary combines, in substitution or exchange for, or conversion, adjustment, assumption or replacement of, awards previously granted by such other entity or business.

“Termination of Service” means, unless as otherwise provided in an Award Agreement, and subject to Section 8.06(a) and 8.06(c) of the Employee Matters Agreement with respect to Converted Awards held by BHC Participants, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary or Affiliate, or, in the case of a Participant who is a Consultant or non-employee Director, the date the performance of services for the Company or any Subsidiary has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary or Affiliate, from a Subsidiary or Affiliate to the Company, from one Subsidiary or Affiliate to another Subsidiary or Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company, a Subsidiary or an Affiliate as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary or an Affiliate when such Subsidiary or Affiliate ceases to be a Subsidiary or an Affiliate, as applicable, unless such Participant’s employment or service continues with the Company or another Subsidiary or Affiliate. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a Separation of Service.

“Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Internal Revenue Service, as amended.

“TSX” means the Toronto Stock Exchange.

4.	Administration

	(a)	Committee Authority. Subject to applicable law, the Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to: (i) determine the type of Awards (including Substitute Awards) to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; (iii) determine Performance Criteria; (iv) establish all other terms, conditions, and limitations applicable to Awards, Award programs

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and, if applicable, the Common Shares issued pursuant thereto; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Common Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; and (vi) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Shares issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to the limitations contained in Sections 6(d) and 19 of the Plan and applicable law and listing rules with respect to all Participants.

	(b)	Administration of the Plan. The administration of the Plan shall be managed by the Committee. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee shall have the power to prescribe and modify the forms of Award Agreement, correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its shareholders and Subsidiaries and all Participants. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

	(c)	Delegation of Authority. To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or Directors of the Company some or all of its authority over the administration of the Plan (including the authority to grant Awards under the Plan), with respect to individuals who are not Section 16(a) Insiders.

	(d)	Indemnification. No member of the Committee or any other Person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and its delegates, including any employee with responsibilities relating to the administration of the Plan, shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the by-laws and policies of the Company. To the fullest extent permitted by the law, in the performance of its functions under the Plan, the Committee (and each member of the Committee and its delegates) shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any such Person shall be liable for any action taken or not taken in reliance upon any such advice.

5.	Participation

	(a)	Eligible Recipients. Subject to applicable law and Section 7 hereof, the Committee shall determine, in its sole discretion, which Eligible Recipients shall be granted Awards under the Plan; provided that Converted Awards may be granted under the Plan solely in accordance with the Employee Matters Agreement. Holders of equity compensation awards granted by an entity or business that is acquired by the Company or a Subsidiary (or whose business is acquired by the Company or a Subsidiary) or with which the Company or a Subsidiary combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable law and the applicable regulations of any stock exchange on which the Company is then listed.

	(b)	Participation outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of, this Plan (including sub-plans) as it may consider necessary or appropriate for the purposes of this Section 5(b) without thereby affecting the terms of this Plan as in effect for any other purpose, and the appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the intent and purpose of this Plan, as then in effect; further provided that any such action taken with respect to an Employee who is subject to Section 409A of the Code shall be taken in compliance with Section 409A of the Code; and further provided that any such supplements, amendments and restatements or alternative versions shall be subject to any required TSX approval (to the extent applicable at such time).

6.	Available Shares of Common Shares

	(a)	Shares Subject to the Plan. Subject to the following provisions of this Section 6 (including, without limitation, the provisions regarding adjustment in accordance with Section 6(e)) and except for Converted Awards and Substitute Awards, the maximum number of Common Shares available for issuance pursuant to Awards under the Plan shall not exceed 38,000,000 Common Shares in the aggregate (the “Share Pool”), which includes (i) the initial reserve of 28,000,000 Common Shares under the Plan and (ii) an increase of 10,000,000 Common Shares, as approved by the Board, subject to approval by the Company’s shareholders. Common Shares issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been purchased in open market transactions or otherwise.

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(b)	Forfeited and Expired Awards. If any shares subject to an Award (other than a Converted Award or a Substitute Award) are forfeited, cancelled, exchanged or surrendered, or if an Award (other than a Converted Award or a Substitute Award) terminates or expires without a distribution of Common Shares to the Participant, the Common Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, (i) the Common Shares surrendered or withheld as payment of either the exercise price of an Option (including shares otherwise underlying an Award of a SAR that are retained by the Company to account for the exercise price of such SAR) and/or withholding taxes in respect of an Award shall no longer be available for Awards under the Plan and (ii) any Common Shares subject to any Converted Award or Substitute Award that is (A) forfeited, cancelled, exchanged, surrendered, cancelled or otherwise terminates or expires without a distribution of Common Shares or (B) surrendered or withheld as payment of either the exercise price of a Converted Award or Substitute Award and/or withholding taxes in respect of a Converted Award or Substitute Award, in each case, will not again become available for distribution in connection with Awards under the Plan.

(c)	Other Items Not Included in Allocation. The maximum number of Common Shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards to the extent such cash dividends or dividend equivalents are permitted in accordance with Section 8, (ii) the granting or payment of share-denominated Awards that by their terms may be settled only in cash, (iii) the granting of Cash Awards or (iv) the grant of, or issuance of Common Shares pursuant to, Converted Awards or Substitute Awards. For the avoidance of doubt, Common Shares underlying Converted Awards or Substitute Awards and, subject to any required approval by the TSX (to the extent applicable at such time), Common Shares remaining available for grant under a plan of an acquired company or of a company with which the Company or a Subsidiary combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Common Shares remaining available for grant hereunder.

(d)	ISO Limit. Subject to Section 6(e), the maximum number of Common Shares available for issuance with respect to ISOs shall be the Share Pool.

(e)	Adjustments. In the event of any change in the Company’s capital structure, including, but not limited to, a change in the number of Common Shares outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, or changes in applicable laws, regulations or accounting principles, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to the maximum number and type of Common Shares (or other securities) that may be issued under the Plan as set forth in Section 6(a) and the limit set forth in Section 6(d). In the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders, or any transaction or event described above, or changes in applicable laws, regulations or accounting principles, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award (including the identity of the issuer), the exercise or hurdle price applicable to an outstanding Award, and/or any measure of performance that relates to an outstanding Award, including any applicable Performance Criteria. Any adjustment to ISOs under this Section 6(e) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 6(e) shall conform to the requirements of Section 409A of the Code. Notwithstanding anything set forth herein to the contrary, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company. If, as a result of any adjustment under this Section 6(e), a Participant would become entitled to a fractional Common Share, the Participant has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded. Adjustments under this Section 6(e) are subject to any applicable regulatory approvals.

(f)	Non-Employee Director Limitations. In any calendar year, no Participant who is a non-employee Director shall be granted Options, SARs, Share Units, Share Awards, Cash Awards or any other compensation with an aggregate fair market value as of the grant date (as determined in accordance with applicable accounting standards) or payment date, as applicable, in excess of $750,000. This limitation will not apply with respect to any Converted Awards granted to a non-employee Director in accordance with the Employee Matters Agreement.

(g)	Other Limitations on Shares that May be Granted under the Plan. Subject to Section 6(e), (i) the number of Common Shares issuable to Insiders, at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company and (ii) the number of Common Shares issued to Insiders, within any one year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding securities and (iii) the number of Common Shares issuable to non-employee Directors, at any time, under all security-based compensation arrangements of the Company, cannot exceed 1% of issued and outstanding Common Shares of the Company.

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7.	Awards Under The Plan

Awards under the Plan may be granted in the form Options, SARs, Share Units, Share Awards, Cash Awards or Converted Awards as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion.

(a)	Options. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Options shall expire after such period, not to exceed a maximum of ten years, as may be determined by the Committee (the “Original Term”). If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Notwithstanding anything to the contrary in this Section 7(a), except as otherwise determined by the Committee, and subject to compliance with Section 409A of the Code (including Section 1.409A-1(v)(C)(1) of the Treasury Regulations), if the Original Term of an Option held by a Participant expires during a Blackout Period, the term of such Option shall be extended until the tenth Business Day following the end of the Blackout Period, at which time any unexercised portion of the Option shall expire; provided, however, that in no event shall such extension pursuant to this provision result in the term of such Option being extended beyond the latest date which would not result in an extension within the meaning of Section 1.409A-1(v)(C)(1) of the Treasury Regulations. Except as otherwise provided in this Section 7(a), Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time.

	(i)	Exercise Price. The Committee shall determine the exercise price per share for each Option, which, except with respect to Converted Awards and Substitute Awards, shall not be less than 100% of the Market Price (as of the date of grant) of the Common Shares subject to the Option.

	(ii)	Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisability (including any service-based and/or performance-based vesting conditions), as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of Common Shares issuable in connection with the Option exercise. The Common Shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including, but not limited to, (1) a cash payment; (2) subject to applicable corporate and securities laws, tendering (either actually or by attestation) Common Shares owned by the Participant (for any minimum period of time that the Committee, in its discretion, may specify), valued at the Market Price at the time of exercise; (3) arranging to have the appropriate number of Common Shares issuable upon the exercise of an Option withheld or sold (including pursuant to a “sell-to-cover” method) pursuant to such procedures as determined by the Committee in its discretion; or (4) any combination of the above. Additionally, the Committee may provide that an Option may be “net exercised,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the number of whole Common Shares equal to (A) the difference between (x) the aggregate Market Price of the Common Shares subject to the Option (or the portion of such Option then being exercised) and (y) the aggregate exercise price for all such Common Shares under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles or to adverse tax consequences to the Participants under Canadian federal, provincial or territorial tax laws) the amount of withholding tax due upon exercise divided by (B) the Market Price of a Common Share on the date of exercise. Any fractional share that would result from such equation shall be canceled.

	(iii)	ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary.

		(1)	ISO Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns shares representing more than ten percent of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424 (e) of the Code) or a Subsidiary, the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110 percent of the Market Price (as of the date of grant) of the Common Shares subject to the Option.

		(2)	$100,000 Per Year Limitation for ISOs. To the extent the aggregate Market Price (determined as of the date of grant) of the Common Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

		(3)	Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any Common Shares acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Common Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Common Shares by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Common Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares.

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	(iv)	No Dividends or Dividend Equivalents. No Option will be eligible for the payment of dividends or dividend equivalents.

	(v)	Subject to applicable laws and Company policies, the Committee may provide in any applicable Award Agreement that, if, as of the last day of the Original Term of the Option, (i) the Market Price of the Common Shares subject to the Option exceeds the aggregate exercise price of the Option and (ii) the Participant has not previously exercised such Option, then the Option shall be deemed to have been automatically exercised by the Participant on such date (the “Automatic Exercise Date”), which such automatic exercise shall be made on a “net exercise” basis (pursuant to such terms and procedures as determined by the Committee) to cover the applicable exercise price applicable to such Option and any applicable tax withholding obligations; provided that, unless otherwise determined by the Committee, this Section 7(a)(v) shall not apply to any Option held by a Participant who has incurred a Termination of Service on or before the Automatic Exercise Date.

(b)	Share Appreciation Rights. A SAR represents the right to receive a payment in cash, Common Shares, or a combination thereof, in an amount equal to the product of (1) the excess of the Market Price per Common Share on the date the SAR is exercised over the exercise price per Common Share of such SAR (which exercise price shall be no less than 100% of the Market Price of the Common Shares subject to the SAR as of the date the SAR was granted, except in the case of Substitute Awards and Converted Awards) and (2) the number of Common Shares subject to the portion of the SAR being exercised. If a SAR is paid in Common Shares, the number of Common Shares to be delivered will equal the amount determined to be payable in accordance with the prior sentence divided by the Market Price of a Common Share at the time of payment. The Committee shall establish the Original Term of a SAR, which shall not exceed a maximum of ten years. Notwithstanding anything to the contrary in this Section 7(b), except as otherwise determined by the Committee, and subject to compliance with Section 409A of the Code (including Section 1.409A-1(v)(C)(1) of the Treasury Regulations) if the Original Term of a SAR held by the Participant expires during a Blackout Period, the term of such SAR shall be extended until the tenth Business Day following the end of the Blackout Period, at which time any unexercised portion of the SAR shall expire; provided, however, that in no event shall such extension pursuant to this provision result in the term of such SAR being extended beyond the latest date which would not result in an extension within the meaning of Section 1.409A-1(v)(C)(1) of the Treasury Regulations. Except as otherwise provided in this Section 7(b), SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A SAR may only be granted to an Eligible Recipient to whom an Option could be granted under the Plan. No SAR will be eligible for the payment of dividends or dividend equivalents.

(c)	Share Units. A Share Unit is an Award that represents the right to receive a Common Share or a cash payment equal to the Market Price of a Common Share. Subject to the terms of the Plan, Share Units shall be subject to such terms and conditions (including, without limitation, service-based and/or performance-based vesting conditions, including Performance Criteria), restrictions and limitations as the Committee may determine to be applicable to such Share Units, in its sole discretion, from time to time and set forth in the applicable Award Agreement.

	(i)	Share Units Subject to Performance Criteria. If the Share Unit is subject to performance-based vesting conditions, (1) the Performance Criteria to be achieved during any Performance Period, the applicable range for the Performance Multiplier, the amount of any payment to be made pursuant to any such Award, the length of any Performance Period and the number of Share Units granted will be determined by the Committee; and (2) the Award Agreement will specify the Performance Multiplier applicable to the Performance Criteria.

	(ii)	Delivery of Common Shares or Cash Upon Settlement. Upon satisfaction of the applicable conditions relating to vesting (including the achievement or satisfaction of any Performance Criteria), the Committee will determine the number of Share Units that will vest, which, to the extent applicable, will be based on the Performance Multiplier (if any). Settlement of any such Award of Share Units shall be made in Common Shares, cash or a combination of Common Shares and cash, as determined in the discretion of the Committee.

	(iii)	Blackout Period. In the event that any Share Unit is scheduled by its terms to be settled in Common Shares (the “Original Distribution Date”) during a Blackout Period, then, if the Participant is restricted from selling Common Shares during the Blackout Period, the Committee in its discretion, may determine that such Common Shares subject to the Share Unit shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable following the expiration of the Blackout Period; provided, however, that in no event shall the delivery of the Common Shares be delayed pursuant to this provision beyond the latest date on which such delivery could be made without violating Section 409A of the Code.

	(iv)	Dividend Equivalents. Share Units may be credited with dividend equivalents, subject to and in accordance with Section 8 of the Plan.

(d)	Share Awards.

	(i)	Form of Awards. The Committee may grant Awards that are payable in Common Shares or denominated in units equivalent in value to Common Shares or are otherwise based on or related to Common Shares (“Share Awards”), including, but not limited to, Share Payments, Restricted Shares, and Deferred Shares. Share Awards shall be subject to such terms, conditions (including, without limitation, service-based and performance-based vesting conditions, including Performance Criteria), restrictions and limitations as the Committee may determine to be applicable to such Share Awards, in its sole discretion, from time to time; provided however, that such Share Awards will be subject to any required TSX approval (to the extent applicable at such time).

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(ii)	Share Payment. If not prohibited by applicable law, the Committee may issue unrestricted Common Shares in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Share Payment may (but need not) be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

(iii)	Restricted Shares. Restricted Shares shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The number of Restricted Shares allocable to an Award under the Plan shall be determined by the Committee in its sole discretion.

(iv)	Deferred Shares. Subject to Section 409A of the Code (to the extent applicable), Deferred Shares shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A Participant who receives an Award of Deferred Shares shall be entitled to receive the number of Common Shares allocable to his or her Award, as determined by the Committee in its sole discretion, from time to time, at the end of a specified deferral period determined by the Committee. Awards of Deferred Shares represent only an unfunded, unsecured promise to deliver shares in the future and shall not give Participants any greater rights than those of an unsecured general creditor of the Company.

(e)	Cash Awards. The Committee may grant Awards that are payable to Participants solely in cash, as deemed by the Committee to be consistent with the purposes of the Plan, and, except as otherwise provided in this Section 7(e), such Cash Awards shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. Awards granted pursuant to this Section 7(e) may be granted with value and payment contingent upon the achievement of Performance Criteria. Payments earned hereunder may be decreased or increased in the sole discretion of the Committee based on such factors as it deems appropriate.

(f)	Converted Awards. Converted Awards shall be granted under the Plan in accordance with the terms of the Employee Matters Agreement, and may be granted under the Plan in the form of any other Award, as determined in accordance with the Employee Matters Agreement. Notwithstanding anything in the Plan to the contrary, the terms and conditions of the Plan will apply to Converted Awards only to the extent that such terms and conditions are not inconsistent with the terms of the Employee Matters Agreement and the terms of the applicable Converted Awards assumed by the Company in accordance with the Employee Matters Agreement.

(g)	Unless the applicable Award Agreement provides otherwise, the Committee determines otherwise or as otherwise provided by the Employee Matters Agreement with respect to any applicable Converted Awards, (i) vesting with respect to an Award will cease upon a Termination of Service, and unvested Awards shall be forfeited upon such termination and (ii) in the case of a Termination of Service for Cause, vested Awards shall also be forfeited.

8.	Dividends and Dividend Equivalents

The Committee may, in its sole discretion, provide that Share Units and/or Share Awards shall earn dividends or dividend equivalents, as applicable. Such dividends or dividend equivalents shall be in the same amount as the dividend the Participant would have received had the Common Shares underlying the Share Unit or Share Awards been distributed to the Participant as of immediately prior to the record date of such dividend. Such dividends or dividend equivalents may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, in its sole discretion, including, without limitation, reinvestment in additional Common Shares or common share equivalents; provided, however, if the payment or crediting of dividends or dividend equivalents is in respect of a Share Unit or Share Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing; and provided further, the payment or crediting of dividends or dividend equivalents shall be subject to the applicable regulations of the TSX (to the extent applicable at such time). Notwithstanding the foregoing, dividends or dividend equivalents (i) shall have the same vesting dates and shall be paid in accordance with the same terms as the Award to which they relate and (ii) with respect to any Award subject to the achievement of Performance Criteria, shall not be paid unless and until the relevant Performance Criteria have been satisfied, and then only to the extent determined by the Committee, as specified in the Award Agreement.

9.	Nontransferability

Except as may be permitted by the Committee or as specifically provided in an Award Agreement, Awards granted under the Plan, and during any period of restriction on transferability, Common Shares issued in connection with the exercise of an Option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

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10.	Effect of a Termination of Service

	(a)	The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service.

	(b)	Subject to Section 409A of the Code, the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.

11.	Change of Control

	(a)	Unless otherwise determined in an Award Agreement, in the event of a Change of Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:

		(i)	continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;

		(ii)	substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);

		(iii)	acceleration of the vesting and the lapse of any restrictions thereon, and in the case of any Option or SAR Award, acceleration of the right to exercise such Award during a specified period, in each case:

		(A)	with respect to each outstanding Award that is assumed or substituted in connection with a Change of Control, in the event of a Participant’s Termination of Service (including upon a termination of the Participant’s employment by the Company (or a successor or acquiring corporation or its parent) without Cause or by the Participant for Good Reason, in each case during the 12-month period (or such other period determined by the Committee and specified in the applicable Award Agreement) immediately following such Change of Control, (x) such Award shall become fully vested and exercisable, (y) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (z) any performance conditions (including any Performance Criteria) imposed with respect to Awards shall be deemed to be achieved at target performance levels (or at such other level as determined by the Committee in its discretion or specified in the applicable Award Agreement or the definitive transaction documentation in connection with such Change of Control).

		(B)	With respect to each outstanding Award that is not assumed or substituted in connection with a Change of Control immediately upon the occurrence of the Change of Control, (x) such Award (including both time-based and performance-based Awards) shall become fully vested and exercisable based on a fraction, the numerator of which is the number of days between the grant date and the date of the Change of Control and the denominator of which is the number of days during the period beginning on the grant date of the Award and ending on the date of vesting of the Award (or such other period as determined by the Committee in its discretion or as may be set forth in the applicable Award Agreement), (y) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (z) any performance conditions (including any Performance Criteria) imposed with respect to Awards shall be deemed to be achieved at target performance levels (or at such other level as determined by the Committee in its discretion or specified in the applicable Award Agreement or the definitive transaction documentation in connection with such Change of Control) (for the avoidance of doubt, prorated (to the extent applicable) in accordance with clause (B)).

		(C)	For purposes of this Section 11(a)(iii), an Award shall be considered assumed or substituted for if, following the Change of Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control, except that, if the Award related to Common Shares, the Award instead confers the right to receive common equity of the surviving or acquiring entity (or its parent).

		(iv)	in the case of an Award subject to performance-vesting conditions (including Performance Criteria), determination of the level of attainment of the applicable performance-vesting condition(s); and

		(v)	cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash or, subject to any required TSX approval (to the extent applicable at such time), securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion (which may be determined by reference to the consideration paid per Common Share in the Change of Control); provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change of Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise price is equal to or exceeds the per Common Share value of the consideration to be paid in the

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Change of Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change of Control or on a specified date or dates following such Change of Control; provided that the timing of such payment shall comply with Section 409A of the Code.

(b)	For purposes of this Agreement, a “Change of Control” shall be deemed to occur if and when the first of the following occurs:

	(i)	the acquisition (other than from the Company), by any person (as such term is defined in Section 13(d) or 14(d) of the Exchange Act, including a “group” as defined in Section 13(d) thereof) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;

	(ii)	the individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall be considered as a member of the Incumbent Board;

	(iii)	the closing of an amalgamation or similar business combination (each, an “Amalgamation”) involving the Company if (i) the shareholders of the Company, immediately before such Amalgamation, do not, as a result of such Amalgamation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such Amalgamation (or, if the entity resulting from such Amalgamation is then a subsidiary, the ultimate parent thereof) in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such Amalgamation or (ii) immediately following the Amalgamation, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such Amalgamation (or, if the entity resulting from such Amalgamation is then a subsidiary, the ultimate parent thereof);

	(iv)	a complete liquidation or dissolution of the Company or the consummation of the sale or other disposition of all or substantially all of the assets of the Company.

(c)	Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition. In addition, notwithstanding the foregoing, solely to the extent required by Section 409A of the Code, a Change of Control shall be deemed to have occurred only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code and the Treasury Regulations thereunder.

12.	Clawback

The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service, violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries (or, in the case of Converted Awards held by the BHC Participants, the Parent Group (as defined in the Employee Matters Agreement)). The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company (or, in the case of Converted Awards held by BHC Participants, BHC) has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Common Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Common Shares underlying such Awards.

13.	Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and Termination of Service, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award.

14.	Tax Withholding

Participants shall be solely responsible for any applicable taxes (including, without limitation, income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting or exercise of an Award. The Company and its Subsidiaries and Affiliates shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit shares to be

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tendered or sold, including Common Shares delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, provincial, territorial, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. It shall be a condition to the obligation of the Company to issue Common Shares upon the exercise of an Option, or SAR, or upon settlement of a Share Award, that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares. Notwithstanding anything to the contrary herein, satisfaction of tax withholding obligations in respect of Converted Awards held by BHC Participants shall be subject to the terms set forth in the Employee Matters Agreement (including, without limitation, Section 8.06 thereof).

15.	Other Benefit and Compensation Programs

Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions and restrictions as may be provided in the Award Agreement.

16.	Unfunded Plan

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other Person any right, title, or interest in any assets of the Company.

17.	Rights as a Shareholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to Common Shares covered by an Award until the date the Participant becomes the holder of record with respect to such Common Shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 8.

18.	Future Rights

No Eligible Recipient shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Eligible Recipients under the Plan. Further, the Company and its Subsidiaries and Affiliates may adopt other compensation programs, plans or arrangements as deemed appropriate or necessary. The adoption of the Plan, or grant of an Award, shall not confer upon any Eligible Recipient any right to continued employment or service in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment or service of Eligible Recipients at any time, free from any claim or liability under the Plan.

19.	Amendment and Termination

(a)	The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the New York Stock Exchange, the rules of the Toronto Stock Exchange or any other securities exchange on which the Common Shares are traded or quoted. Except as otherwise provided in Section 11(a), no termination, suspension or amendment of the Plan or any Award shall materially adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.

(b)	Notwithstanding Section 19(a), the Company shall obtain shareholder approval for: (i) except as provided in Section 6(e), a reduction in the exercise price or purchase price of an Award (or the cancellation and re-grant of an Award resulting in a lower exercise price or purchase price); (ii) the extension of the Original Term of an Option; (iii) any amendment to the ISO limits described in Section 6(d); (iv) any amendment to remove or to exceed the participation limits described in Section 6(g), including but not limited to those applicable to Insiders; (v) an increase to the maximum number of Common Shares issuable under the Plan pursuant to Section 6(a) (other than adjustments in accordance with Section 6(e)); (vi) amendments to this Section 19 other than amendments of a clerical nature; and (vii) any amendment that permits Awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

20.	Option and SAR Repricing

Except as provided in Section 6(e) and without limiting Section 19(b)(i), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) cancelling the underwater Option or SAR and granting either (A) replacement Options or SARs having a lower exercise price or (B) Restricted Shares, Share Units, or Other Share Awards in exchange; or (iii) cancelling or repurchasing the underwater Options or SARs for cash or other securities. An Option or SAR will be deemed to be “underwater” at any time when the Market Value of the Common Shares covered by such Award is less than the exercise price of the Award.

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21.	Successors and Assigns

The Plan and any applicable Award Agreement shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

22.	Severability

If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

23.	Governing Law

The Plan and all agreements entered into under the Plan shall be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

24.	Interpretation

The Plan is designed and intended, to the extent applicable, to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are also intended to be exempt from, or otherwise comply with Section 409A of the Code to the extent subject thereto, and the Plan and all Awards shall be interpreted in accordance with Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s Termination of Service with the Company shall be made to such Participant until such Participant’s Termination of Service constitutes a Separation from Service. For purposes of this Plan and any Award granted hereunder, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a participant is a Specified Employee, then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s Separation from Service or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 24 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein or the terms of the applicable Award. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or any Affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Section 409A, 4999 or 457A of the Code.

25.	Data Protection

In connection with the Plan, the Company or its Affiliates, as applicable, may need to process personal data (as such term, “personal information,” “personally identifiable information,” or any other term of comparable intent, is defined under applicable laws or regulations, in each case to the extent applicable) provided by the Participant to, or otherwise obtained by, the Company or its Affiliates, their respective third party service providers or others acting on the Company’s or its Affiliates’ behalf. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company or its Affiliates may process such personal data for the performance of the contract with the Participant in connection with the Plan and in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:

(a)	administering and maintaining Participant records;

(b)	providing the services described in the Plan;

(c)	providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and

(d)	responding to public authorities, court orders and legal investigations and complying with law, as applicable.

104

Appendix B

The Company or its Affiliates may share the Participant’s personal data with (i) Subsidiaries and Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s or its Affiliates’ behalf to provide the services described above, (vii) future purchasers or merger partners (as described above) or (viii) regulators and others, as required by law or in order to provide the services described in the Plan.

If necessary, the Company or its Affiliates may transfer the Participant’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for, and to the extent required, under applicable law. Further information on those safeguards or derogations can be obtained through, and other questions regarding this Section 25 may be directed to, the contact set forth in the applicable employee privacy notice or other privacy policy that previously has been made available by the Company or its applicable Affiliate to the Participant (as applicable, and as updated from time to time by the Company or its applicable Affiliate upon notice to the Participant, the “Employee Privacy Notice”). The terms set forth in this Section 25 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the Company’s and its Affiliates’ processing activities, and the rights of the Participant, with respect to the Participant’s personal data); provided that, in the event of any conflict between the terms of this Section 25 and the terms of the Employee Privacy Notice, the terms of this Section 25 shall govern and control in relation to the processing of such personal data in connection with the Plan.

The Company and its Affiliates will keep personal data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements and in accordance with the Company’s and its Affiliates’ backup and archival policies and procedures.

Certain Participants may have a right, as further described in the Employee Privacy Notice, to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company or its Affiliates and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.

2023 PROXY STATEMENT	105

Appendix C

Bausch + Lomb Corporation
Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non- GAAP financial measures and ratios, including Adjusted EBITDA (non-GAAP). However, these measures and ratios do not have any standardized meaning under GAAP and other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to similar non-GAAP measures and ratios of other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below.

Adjusted EBITDA (non-GAAP)

EBITDA (non-GAAP) is Net income attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest expense, net, provision for income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, the Company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors.

Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the following items:

+	Asset impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets from measuring the performance of the Company and its business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.
+	Restructuring, integration and transformation costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. Additionally, with the recent completion of the Bausch + Lomb IPO, as the Company prepares for post-separation operations, the Company is launching certain transformation initiatives that will result in certain changes to and investment in its organizational structure and operations. These transformation initiatives arise outside of the ordinary course of continuing operations and, as is the case with the Company’s restructuring efforts, costs associated with these transformation initiatives are expected to fluctuate between periods in amount, size and timing. These out-of-the-ordinary-course charges include third-party advisory costs, as well as certain severance-related costs (including the severance costs associated with the departure of the Company’s prior CEO). Investors should understand that the outcome of these transformation initiatives may result in future restructuring actions and certain of these charges could recur. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
+	Acquisition-related costs and adjustments excluding amortization of intangible assets: The Company excludes the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration.

106

Appendix C

+	Share-based compensation: The Company excludes costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.
+	Separation costs and separation-related costs: The Company has excluded certain costs incurred in connection with activities taken to: (i) separate the Bausch + Lomb business from the remainder of BHC and (ii) register the Bausch + Lomb business as an independent publicly traded entity. Separation costs are incremental costs directly related to effectuating the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new Board of Directors and Audit Committee. Separation-related costs are incremental costs indirectly related to the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
+	Other Non-GAAP adjustments: The Company also excludes certain other amounts, including IT infrastructure investment, litigation and other matters, gain/(loss) on sales of assets and certain other amounts that are the result of other, non-comparable events to measure operating performance if and when present in the periods presented. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not routine operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not routine operating expenses. The Company has also excluded certain other costs, including settlement costs associated with the conversion of a portion of the Company’s defined benefit plan in Ireland to a defined contribution plan. The Company excluded these costs as this event is outside of the ordinary course of continuing operations and is infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Bausch + Lomb Corporation (unaudited)

Year Ended December 31,
(in millions)	2022
Net income attributable to Bausch + Lomb Corporation	$6
Interest expense, net	140
Provision for income taxes	58
Depreciation and amortization of intangible assets	379
EBITDA	583
Adjustments:
Asset impairments	1
Restructuring, integration and transformation costs	36
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	(4)
Share-based compensation	62
Separation and Separation-related costs	35
Other non-GAAP adjustments:
Legal and other professional fees	1
Other	6
Adjusted EBITDA (non-GAAP)	$720

2023 PROXY STATEMENT	107

BAUSCH + LOMB

©2023 Bausch & Lomb Incorporated or its affiliates.

BAUSCH + LOMB CORPORATION
ATTN: CHRISTINA M. ACKERMANN
520 APPLEWOOD CRESCENT
VAUGHAN, ONTARIO L4K 4B4
CANADA

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Daylight Time) on April 20, 2023. Have your proxy card in hand when you access the website and then follow the instructions. When voting online, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

During The Meeting - Go to www.virtualshareholdermeeting.com/BLCO2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. We recommend that you log into the meeting 15 minutes prior to its start time. You will need to remain connected to the internet at all times during the meeting in order to vote when balloting commences.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your instructions up until 11:59 p.m. (Eastern Daylight Time) on April 20, 2023. Have your proxy card in hand when you call and then follow the instructions. When voting by telephone, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States. To be effective, your proxy card must be received by Broadridge not later than 11:59 p.m. (Eastern Daylight Time) on April 20, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V02768-P82973	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BAUSCH + LOMB CORPORATION

The Board of Directors recommends you vote FOR proposals 1, 2, 4 and 5 and for every 1 YEAR for proposal 3.

1.	Election of Directors		For	Against

	1a.	Nathalie Bernier	☐	☐

	1b.	Richard U. De Schutter	☐	☐

	1c.	Gary Hu	☐	☐

	1d.	Brett Icahn	☐	☐

	1e.	Sarah B. Kavanagh	☐	☐

	1f.	John A. Paulson	☐	☐

	1g.	Russel C. Robertson	☐	☐

	1h.	Thomas W. Ross, Sr.	☐	☐

	1i.	Brenton L. Saunders	☐	☐

	1j.	Andrew C. von Eschenbach	☐	☐

If at the Meeting, more than ten individuals are nominated for election, an instruction to vote “Against” a nominee will be treated as an instruction to “Withhold” from voting from that nominee.

		For	Against	Abstain

2.	The approval, in an advisory vote, of the compensation of our Named Executive Officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	The approval, in an advisory vote, of the frequency of future advisory votes on named executive officer compensation. ☐	☐	☐	☐

		For	Against	Abstain

4.	The approval of an amendment and restatement of the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan.	☐	☐	☐

		For		Withhold

5.	The appointment of PricewaterhouseCoopers LLP to serve as the Company’s auditor until the close of the 2024 Annual Meeting of Shareholders and to authorize the Board to fix the auditor’s remuneration.	☐		☐

Without limiting the general powers hereby conferred, the undersigned hereby directs the proxyholder to vote or withhold from voting the Common Shares represented by this proxy in the manner set forth above.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY. THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, WHERE THE SHAREHOLDER HAS GIVEN A CHOICE, AS DIRECTED OR, IF NO DIRECTION IS GIVEN, FOR EACH OF 1, 2, 4 AND 5 AND FOR EVERY 1 YEAR FOR PROPOSAL 3. THE PERSON OR PERSONS APPOINTED UNDER THIS PROXY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THIS PROXY AND THE NOTICE OF MEETING AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WHETHER OR NOT THE AMENDMENT, VARIATION OR OTHER MATTER IS OR IS NOT ROUTINE OR CONTESTED. THIS FORM OF PROXY SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT.

The undersigned hereby revokes any prior proxies.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
To Be Held on April 24, 2023:
The Notice of Annual Meeting of Shareholders, Management Proxy Circular and Proxy Statement and Annual Report
are available at www.proxyvote.com.

V02769-P82973

BAUSCH + LOMB CORPORATION
INSTRUMENT OF PROXY FOR THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MONDAY, APRIL 24, 2023

The undersigned hereby appoints Brenton L. Saunders and Christina M. Ackermann, or each of them, or instead of either of the foregoing, ___________________, as proxyholder of the undersigned, with full power of substitution, to attend, vote and act for and on behalf of the undersigned at the Annual Meeting (the virtual “Meeting”) of the Shareholders (the “Shareholders”) of Bausch + Lomb Corporation (the “Company”) to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/BLCO2023 on April 24, 2023, at 4:00 p.m. (Eastern Daylight Time) and at any adjournment or postponement of the virtual Meeting, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the virtual Meeting, with authority to vote at the proxyholder’s discretion except as otherwise specified on the reverse side.

NOTES:

1.	A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR COMPANY, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND ACT ON ITS, HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. THIS RIGHT MAY BE EXERCISED BY INSERTING SUCH PERSON’S NAME IN THE SPACE PROVIDED ABOVE AND SIGNING AND RETURNING THIS FORM OF PROXY IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BELOW. YOU SHOULD ENSURE THAT THE PERSON YOU HAVE APPOINTED WILL BE ATTENDING THE VIRTUAL MEETING AND HAS YOUR CONTROL NUMBER AND OTHER INFORMATION REQUIRED IN ORDER TO VOTE THE COMMON SHARES.

2.	This form of proxy must be dated and executed by the Shareholder (using exactly the same name in which the shares are registered) or by his or her attorney authorized in writing or, if the Shareholder is a corporate body, by a duly authorized officer or attorney thereof. A copy of any such authorization should accompany this form of proxy. Persons signing as executors, administrators, trustees, etc. should so indicate. If the Common Shares are registered in the name of more than one owner, then all these registered owners should sign this form of proxy. If this form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the Shareholder by the Company.

3.	In order for this form of proxy to be effective, it must be signed and deposited with Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States, so that it arrives prior to 11:59 p.m. (Eastern Daylight Time) on April 20, 2023, or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and applicable Canadian holidays) prior to the rescheduled Meeting.